Exhibit 10.5

ST. ANDREW’S VILLAGE, AURORA, COLORADO

LEASE AGREEMENT

DATED AS OF August 20, 2014

BY AND BETWEEN

SENTIO STAV LANDLORD, LLC,

a Delaware limited liability company

AS LANDLORD,

AND

ERB OPCO SAV, LLC,

a Delaware limited liability company

AS TENANT

TABLE OF CONTENTS

Article 1. DEFINITIONS		1

Article 2. LEASED PROPERTY AND TERM		15

2.1	Leased Property	15

2.2	Condition of Leased Property	16

2.3	Initial Term	16

2.4	Extended Term	16

2.5	Landlord’s Right of Early Termination	16

2.6	Tenant’s Right of Early Termination	17

2.7	Yield Up	18

Article 3. RENT		19

3.1	Rent	19

3.2	Minimum Rent	19

3.3	Additional Charges	19

3.4	Landlord Advances	21

3.5	Sales Tax; Late Payment of Rent	21

3.6	Net Lease	22

3.7	No Abatement of Rent	23

3.8	Approved SNF/ALZ Expansion Rent	23

3.9	Rent Deferral	23

Article 4. USE OF THE LEASED PROPERTY; ENVIRONMENTAL MATTERS; CONFLICTING BUSINESS		23

4.1	Permitted Use	23

4.2	Environmental Matters	25

4.3	Conflicting Businesses Prohibited	25

4.4	Continuous Operations	26

4.5	Compliance With Restrictions, Etc	27

4.6	Standard of Operation	27

4.7	Resident Agreements and Service Licenses	28

4.8	Standards, Not Control	28

4.9	Survival	28

Article 5. MAINTENANCE AND REPAIRS		29

5.1	Tenant’s Obligations	29

5.2	Capital Reserve	30

5.3	Excess Cash Flow Reserve	32

Article 6. IMPROVEMENTS, ETC.		34

6.1	Prohibition	34

6.2	Permitted Renovations	34

6.3	Conditions to Reserve Expenditures, Permitted Renovations and Major Alterations	35

6.4	Salvage	36

6.5	Landlord’s Required Capital Contribution	36

Article 7. LANDLORD’S INTEREST NOT SUBJECT TO LIENS		36

7.1	Liens, Generally	36

7.2	Construction or Mechanics Liens	37

7.3	Contest of Liens	37

7.4	Notices of Commencement of Construction	38

Article 8. TAXES AND ASSESSMENTS		38

8.1	Obligation to Pay Taxes and Assessments	38

8.2	Tenant’s Right to Contest Taxes	39

8.3	Tax Escrow Account	39

Article 9. INSURANCE		39

9.1	General Insurance Requirements	39

9.2	[Intentionally Omitted]	42

9.3	Waiver of Subrogation	42

9.4	General Provisions	42

9.5	Blanket Policy	43

Article 10. CASUALTY		43

10.1	Restoration and Repair	43

10.2	Escrow and Disbursement of Insurance Proceeds	44

10.3	No Abatement of Rent	45

10.4	Tenant’s Property and Business Interruption Insurance	45

10.5	Restoration of Tenant’s Property	45

10.6	Waiver	45

Article 11. CONDEMNATION		45

11.1	Total Condemnation, Etc	45

11.2	Partial Condemnation	46

11.3	Disbursement of Award	46

11.4	No Abatement of Rent	46

11.5	Disputes	47

Article 12. DEFAULTS AND REMEDIES		47

12.1	Events of Default	47

12.2	Remedies on Default	50

12.3	Application of Funds	55

12.4	Landlord’s Right to Cure Tenant’s Default	55

12.5	Landlord’s Lien	55

12.6	Landlord’s Default	56

Article 13. HOLDING OVER		56

Article 14. LIABILITY OF LANDLORD; INDEMNIFICATION		57

14.1	Liability of Landlord	57

14.2	Indemnification.	57

14.3	Notice of Claim or Suit	58

14.4	Limitation on Liability of Landlord	58

Article 15. REIT REQUIREMENTS		59

15.1	Limitations on Rents Attributable to Personal Property	59

15.2	Rents From Subleases Restricted	59

15.3	Intentionally Omitted	59

15.4	Related Party Interests Restricted	59

15.5	Landlord Services	59

15.6	Certain Subtenants Prohibited	60

15.7	Determination of Ownership	60

15.8	Actual Knowledge	60

Article 16. SUBLETTING AND ASSIGNMENT		61

16.1	Transfers Prohibited Without Consent	61

16.2	Indirect Transfer Prohibited Without Consent	61

16.3	Adequate Assurances	61

Article 17. ESTOPPEL CERTIFICATES, FINANCIAL STATEMENTS AND OTHER REPORTING		62

17.1	Estoppel Certificates	62

17.2	Monthly Financial Statements	62

17.3	Quarterly and Annual Financial Statements	63

17.4	Records	64

17.5	General Operations Budget	64

17.6	Landlord Meetings	65

17.7	Reserved.	65

17.8	Other Reports.	65

Article 18. LANDLORD’S RIGHT TO INSPECT		65

Article 19. SALE OF FACILITY; FACILITY MORTGAGES; FUTURE TITLE ENCUMBRANCES		65

19.1	Sale, Assignment or Transfer of Facility	65

19.2	Facility Mortgages	65

19.3	Future Title Encumbrances	66

19.4	Subordination	66

19.5	Attornment	67

19.6	Rights of Mortgagees and Assignees	67

19.7	Deed in Lieu of Foreclosure	67

Article 20. ADDITIONAL COVENANTS OF TENANT		67

20.1	Conduct of Business	67

20.2	Additional Covenants of Tenant	68

20.3	Compliance with Management Agreement	69

20.4	Collateral Assignment of Management Agreement	70

20.5	Collateral Assignment of Leased Intangible Property	70

20.6	Pledge of Assets	70

20.7	Collateral Assignment of Revenues	70

Article 21. MISCELLANEOUS		70

21.1	Limitation on Payment of Rent	70

21.2	No Waiver	71

21.3	Remedies Cumulative	71

21.4	Severability	71

21.5	Acceptance of Surrender	71

21.6	No Merger of Title	71

21.7	Tenant’s Representations	71

21.8	Quiet Enjoyment	73

21.9	Recordation of Memorandum of Lease	73

21.10	Notices	73

21.11	Construction; Non-recourse	75

21.12	Counterparts; Headings	75

21.13	Applicable Law	75

21.14	Right to Make Agreement	75

21.15	Brokerage	75

21.16	No Partnership or Joint Venture	76

21.17	Expert Decisions	76

21.18	Entire Agreement	76

21.19	Approval of Landlord	77

21.20	Successors and Assigns	77

21.21	Waiver of Jury Trial	77

21.22	Treatment of Lease	77

21.23	Transfer of Licenses	77

21.24	Tenant’s Personal Property	78

21.25	Landlord’s Representations	78

EXHIBITS

Exhibit “A”-	The Land

Exhibit “B”-	Tenant Estoppel Certificate

Exhibit “C”	Memorandum of Lease

Exhibit “D”-	Single Purpose Entity Requirements

Exhibit “E”-	Tenant Equity Ownership

Exhibit “F”-	Property Expenses

Exhibit “G”-	Initial Landlord P&E

Exhibit “H”-	Initial Tenant Personal Property

Exhibit “I”-	Landlord Organizational Chart

Exhibit “J”-	Other Reporting Requirements

Exhibit “K”-	Management Agreement

Exhibit “L”-	Collateral Assignment of Management Agreement

Exhibit “M”-	Collateral Assignment of Leased Intangible Property

Exhibit “N”-	Pledge of Assets

Exhibit “O”-	Collateral Assignment of Revenues

Exhibit “P”-	Initial Entrance Fee Units

Exhibit “Q”-	Limited Guaranty

Exhibit “R”-	Excluded Business Rental Terms

LEASE AGREEMENT

THIS LEASE AGREEMENT is entered into as of August __, 2014, by and between SENTIO STAV LANDLORD, LLC, a Delaware limited liability company, as landlord (“Landlord”), and ERB OPCO SAV, LLC, a Delaware limited liability company as tenant (“Tenant”).

WITNESSETH:

WHEREAS, Landlord has heretofore acquired fee simple title to the Land and the Facility (these and other capitalized terms used and not otherwise defined herein having the meanings ascribed to such terms in Article 1); and

WHEREAS, Landlord wishes to lease the Leased Property to Tenant and Tenant wishes to lease the Leased Property from Landlord, all subject to and upon the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

Article 1.
DEFINITIONS

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article and used in this Agreement shall have the meanings assigned to them in this Article and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP, (iii) all references in this Agreement to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement, and (iv) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

“Accessibility Laws” shall mean, to the extent legally applicable to the Tenant or the Leased Property: all laws, statutes, regulations, rules, ordinances, codes, licenses, permits and orders, from time to time in existence, of all courts of competent jurisdiction and Government Agencies, and all judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to accessibility for the disabled or handicapped, including, but not limited to, any applicable provisions of The Architectural Barriers Act of 1968, The Rehabilitation Act of 1973, The Fair Housing Act of 1988, The Americans With Disabilities Act, the accessibility code(s), if any, of the State in which the Leased Property is located, and all regulations and guidelines lawfully promulgated under any of the foregoing, as the same may be amended from time to time.

“Accounting Period” shall mean each calendar month accounting period of Tenant. If Tenant shall, for a bona fide business reason, change its accounting period during the Term, appropriate adjustments, if any, shall be made with respect to the timing of applicable accounting and reporting requirements of this Agreement; provided, however, that in no event shall any such change or adjustment alter the amount or frequency of payment of Minimum Rent within any Fiscal Year, or otherwise increase or reduce any monetary obligation under this Agreement.

“Accounting Year” shall mean each period of twelve (12) consecutive Accounting Periods during the Term of this Agreement; the first Accounting Year shall commence with the first full Accounting Period after the Commencement Date of this Agreement.

“Additional Charges” shall have the meaning given such term in Section 3.3.

“Additional Rent” shall have the meaning given such term in Section 3.4.

“Affiliated Person” shall mean, with respect to any Person, (i) any Person directly or indirectly Controlling, Controlled by or under common Control with any such Person, (ii) in the case of any such Person which is a partnership, any partner in such partnership, (iii) in the case of any such Person which is a limited liability company, any member of such company, (iv) in the case of any such Person which is a corporation, any officer, director or stockholder of such corporation, (v) any other Person which is a Parent, a Subsidiary, or a Subsidiary of a Parent with respect to such Person or to one or more of the Persons referred to in the preceding clauses (i) through (iv), and (vi) any other Person who is an officer, director, trustee or employee of, or partner in, such Person or any Person referred to in the preceding clauses (i) through (v). Provided, however, a Person shall not be deemed to be an Affiliated Person solely by virtue of the ownership of shares of stock registered under the Securities Act of 1934, as amended, unless such Person, as holder of such stock, is required to file a Schedule 13 D, pursuant to Section 13(d) of such Act and Rule 13 d-1 promulgated thereunder.

“Agreement” or “Lease” shall mean this Lease Agreement, including all Exhibits hereto, as it and they may be amended or restated from time to time as herein provided.

“Applicable Laws” shall mean all applicable laws, statutes, regulations, rules, ordinances, codes, licenses, permits and orders, from time to time in existence, of all courts of competent jurisdiction and Government Agencies, and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations of any kind, including without limitation, those relating to (i) damage to, or the protection of real or personal property, (ii) human health and safety (except those requirements which, by definition, are solely the responsibility of employers), (iii) the Environment, including, without limitation, all valid and lawful requirements of courts and other Government Agencies pertaining to reporting, licensing, permitting, investigation, remediation and removal of underground improvements (including, without limitation, treatment or storage tanks, or water, gas or oil wells), or emissions, discharges, releases or threatened releases of Hazardous Substances, chemical substances, pesticides, petroleum or petroleum products, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the Environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, underground improvements (including, without limitation, treatment or storage tanks, or water, gas or oil wells), or pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, or (iv) Accessibility Laws.

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“Applicable Reserve Contribution” shall mean, with respect to any Accounting Period, or portion thereof, $1,100.00 per year per living unit which is based on 246 units located on the Leased Property, and increased each Accounting Year by the percentage increase in the CPI measured from the CPI published three (3) months before the Commencement Date as compared to the CPI published three (3) months before the end of the immediately preceding Accounting Year.

“Approved SNF/ALZ Expansion” shall mean an expansion of the Facility approved and funded by Landlord, in its sole discretion, which adds skilled nursing and Alzheimer’s/memory care units to the Facility.

“Approved Reserve Estimate” shall have the meaning given such term in Section 5.2.3.

“Business Day” shall mean any day other than Saturday, Sunday, or any other day on which banking institutions in the State are authorized by law or executive action to close.

“Calculation Period” shall mean each successive period of four (4) consecutive Fiscal Quarters commencing with the first Fiscal Quarter following the Commencement Date.

“Cash Available for Lease Payments” shall mean for any Calculation Period, or any portion thereof, the remainder of (i) Total Facility Revenue for the Leased Property during such Calculation Period or portion thereof, less (ii) Property Expenses for the Leased Property for the same Calculation Period or portion thereof.

“Code” shall mean the Internal Revenue Code of 1986 and, to the extent applicable, the Treasury Regulations promulgated thereunder, each as amended from time to time.

“Commencement Date” shall mean the date of this Agreement.

“Condemnation” shall mean (a) the exercise of any governmental power with respect to the Leased Property, whether by legal proceedings or otherwise, by a Condemnor of its power of condemnation, (b) a voluntary sale or transfer of the Leased Property by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending, or (c) a taking or voluntary conveyance of all or part of the Leased Property, or any interest therein, or right accruing thereto or use thereof, as the result or in settlement of any Condemnation or other eminent domain proceeding affecting the Leased Property, whether or not the same shall have actually been commenced.

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“Condemnor” shall mean any public or quasi-public authority, or Person having the power of Condemnation.

“Conflicting Business” shall have the meaning given such term in Section 4.3.

“Control” (including the correlative meanings of the terms “Controlling”, “Controlled by”, and “under common control with”) as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person whether through the ownership of voting securities, by contract or otherwise.

“CPI” shall mean Consumer Price Index for Denver-Boulder-Greeley, Colorado, all urban consumers, all items, published by the Bureau of Labor Statistics, United States Department of Labor, 1982-84 = 100 (or any successor index).

“Default” shall mean any event or condition existing which with the giving of notice and/or lapse of time would ripen into an Event of Default.

“Disbursement Rate” shall mean an annual rate of interest equal to the greater of, as of the date of determination, (i) Ten Percent (10%) and (ii) the per annum rate for ten (10) year U.S. Treasury Obligations as published in The Wall Street Journal plus Four Hundred (400) basis points, but not to exceed the maximum rate then permitted under applicable law.

“Distribution” shall mean (a) any declaration or payment of any dividend on or in respect of any shares of any class of capital stock of Tenant, if Tenant is a corporation, or any cash distributions in exchange for any partnership interests or membership interests in Tenant, if Tenant is a partnership or a limited liability company, (b) any purchase, redemption, retirement or other acquisition of any shares of any class of capital stock of Tenant by Tenant, if Tenant is a corporation, or any purchase, redemption, retirement or other acquisition of any partnership or membership interests in Tenant by Tenant, if Tenant is a partnership or a limited liability company, in each case, except pursuant to a Permitted Succession (c) any other distribution on or in respect of any shares of any class of capital stock of Tenant, if Tenant is a corporation, or any other distribution in respect of any partnership interests or membership interests in Tenant, if Tenant is a partnership or a limited liability company, or (d) any return of capital to shareholders of Tenant, if Tenant is a corporation, or any return of capital to partners of Tenant, if Tenant is a partnership or a limited liability company.

“Entity” shall mean any corporation, general or limited partnership, limited liability company, partnership, stock company or association, joint venture, association, company, trust, bank, trust company, land trust, business trust, cooperative, any government or agency or political subdivision thereof or any other entity.

“Environment” shall mean soil, surface waters, ground waters, land, streams, sediments, surface or subsurface strata and ambient air.

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“Event of Default” shall have the meaning given such term in Section 12.1.

“Excess Cash Flow” shall mean the amount, if any, that is left after deducting from Total Facility Revenues for an applicable Accounting Period the amount necessary to pay for (i) applicable Property Expenses, (ii) Rent, and (iii) any reserves required herein, by the Management Agreement or established pursuant to any budget contemplated by this Agreement.

“Excess Cash Flow Income” shall mean for any Fiscal Year, the total amount of Excess Cash Flow minus any withdrawals by Tenant from the Excess Cash Flow Reserve permitted by Section 5.3.1.

“Expansion Capitalized Cost” shall mean an amount which is equal to the total funds advanced by Landlord related to the Approved SNF/ALZ Expansion, which amount shall accrue interest at a rate of seven percent (7%) per annum during the period beginning upon the first draw of funds by Tenant related to the Approved SNF/ALZ Expansion and ending upon the issuance of a Certificate of Occupancy for the Approved SNF/ALZ Expansion facilities.

“Expert” shall mean an independent, nationally recognized senior living consulting firm or individual who is qualified to resolve the issue in question, and who is appointed in each instance by agreement of the parties or, failing agreement, each party shall select one (1) such nationally recognized consulting firm or individual and the two (2) respective firms and/or individuals so selected shall select another such nationally recognized consulting firm or individual to be the Expert. Each party agrees that it shall not appoint an individual as an Expert hereunder if the individual is, as of the date of appointment or within six (6) months prior to such date, employed by such party, either directly or as a consultant, in connection with any other matter. In the event that either party calls for an Expert determination pursuant to the terms hereof, the parties shall have ten (10) days from the date of such request to agree upon an Expert and, if they fail to agree, each party shall have an additional ten (10) days to make its respective selection of a firm or individual, and within ten (10) days of such respective selections, the two (2) respective firms and/or individuals so selected shall select another such nationally recognized consulting firm or individual to be the Expert. If either party fails to make its respective selection of a firm or individual within the ten (10) day period provided for above, then the other party’s selection shall be the Expert. Also, if the two (2) respective firms and/or individuals so selected shall fail to select a third nationally recognized consulting firm or individual to be the Expert, then such Expert shall be appointed by the American Arbitration Association and shall be a qualified person having at least ten (10) years recent professional experience as to the subject matter in question. Prior to the actual occurrence of a dispute hereunder, upon request by either party, the parties shall in good faith select and agree upon the firm or individual who will perform the duties of the Expert hereunder with respect to one, some or all of the issues that may be referred to an Expert pursuant to the provisions of this Agreement; provided that at any time after such pre-approval of an Expert, upon the request of either party based upon a reasonable objection to such Expert, the parties shall in good faith discuss the replacement of such Expert with respect to one, some or all of the issues that may be referred to such Expert hereunder.

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“Extended Term” shall have the meaning given such term in Section 2.4.

“Facility” shall mean the senior living community, including the assisted living, independent living and skilled nursing facility known as “St. Andrew’s Village” located and operated on the Land.

“Facility Mortgage” shall mean any encumbrance placed upon the Leased Property as referenced in Article 19.

“Fair Market Rental Value” shall mean the annual Minimum Rent amount which is determined by multiplying the then current Lease Rate against the Reset Market Value of the Lease Property.

“Fiscal Quarter” shall mean the first, second, third and fourth three-month period (each consisting of three Accounting Periods) during each Fiscal Year.

“Fiscal Year” shall mean Tenant’s Fiscal Year which as of the Commencement Date begins on January 1 and ends on December 31 in each calendar year. Any partial Fiscal Year between the Commencement Date and the commencement of the first full Fiscal Year (except with respect to the calculation and payment of Minimum Rent as referenced in Section 3.1 of this Agreement), shall constitute a separate Fiscal Year. A partial Fiscal Year between the end of the last full Fiscal Year and the termination of this Agreement shall also constitute a separate Fiscal Year. If Tenant’s Fiscal Year is changed in the future, appropriate adjustments to this Agreement’s reporting and accounting procedures shall be made; provided, however, that no such change or adjustment shall alter the Term of this Agreement or in any way reduce the distribution of payments due hereunder. Each full Fiscal Year shall consist of Twelve (12) Accounting Periods.

“Force Majeure Event” means any circumstance which is not in the reasonable control of either party hereto, caused by any of the following: strikes, lockouts; acts of God; acts of war; civil commotion; fire or any other casualty; governmental action; or other similar cause or circumstance which is not in the reasonable control of either party hereto. Neither lack of financing nor general economic and/or market factors is a Force Majeure Event.

“Future Title Encumbrances” shall have the meaning given to such term in Section 19.3.

“GAAP” shall mean generally accepted accounting principles consistently applied.

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“GDP Deflator” shall mean the “Gross Domestic Product Implicit Price Deflator” issued from time to time by the United States Bureau of Economic Analysis of the Department of Commerce, or if the aforesaid GDP Deflator is not at such time so prepared and published, any comparable index selected by Tenant and reasonably satisfactory to Operator, if the Management Agreement is in effect, and to Landlord (a “Substitute Index”), then prepared and published by an agency of the government of the United States, appropriately adjusted for changes in the manner in which such index is prepared and/or year upon which such index is based. Except as otherwise expressly stated herein, whenever a number or amount is required to be “adjusted by the GDP Deflator,” or similar terminology, such adjustment shall be equal to the percentage increase or decrease in the GDP Deflator which is issued for the month in which such adjustment is to be made (or, if the GDP Deflator for such month is not yet publicly available, the GDP Deflator for the most recent month for which the GDP Deflator is publicly available) as compared to the GDP Deflator which was issued for the month in which the Commencement Date occurred.

“Government Agencies” shall mean any legislative body, court, agency, authority, board (including, without limitation, health and long term care, environmental protection, planning and zoning), bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit of the United States or the State or any county or any political subdivision of any of the foregoing, whether now or hereafter in existence, having jurisdiction over Tenant or the Leased Property or any portion thereof or the Facility.

“Hazardous Substances” shall mean any substance:

(a)          the presence of which requires or may hereafter require notification, investigation or remediation under any federal, state or local statute, regulation, rule, ordinance, order, action or policy; or

(b)          which is or becomes defined as a “hazardous waste”, “hazardous material” or “hazardous substance” or “pollutant” or “contaminant” under any present or future federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. et seq.) and the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) and the regulations promulgated thereunder; or

(c)          which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, any state of the United States, or any political subdivision thereof; or

(d)          the presence of which on the Leased Property causes or materially threatens to cause an unlawful nuisance upon the Leased Property or to adjacent properties or poses or materially threatens to pose a hazard to the Leased Property or to the health or safety of persons on or about the Leased Property; or

(e)          without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; or

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(f)           without limitation, which contains polychlorinated biphenyls (PCBs) or asbestos or urea formaldehyde foam insulation; or

(g)          without limitation, which contains or emits radioactive particles, waves or material; or

(h)          without limitation, constitutes materials which are now or may hereafter be subject to regulation pursuant to the Material Waste Tracking Act of 1988, or any Applicable Laws promulgated by any Government Agencies.

“Immediate Family” shall mean, with respect to any individual, such individual’s spouse, parents, brothers, sisters, children (natural or adopted), stepchildren, grandchildren, grandparents, parents-in-law, brothers-in-law, sisters-in-law, nephews and nieces.

“Indebtedness” shall mean all obligations, contingent or otherwise, which in accordance with GAAP should be reflected on the obligor’s balance sheet as liabilities.

“Initial Landlord P&E” shall mean and refer to all P&E of any kind or description which are the property of Landlord and which are located on or in the Leased Improvements as of the Commencement Date, including without limitation those items enumerated on Exhibit “G” attached hereto and made a part hereof, but specifically excluding any specific items of Tenant’s Personal Property identified on Exhibit “H” attached hereto and made a part hereof.

“Initial Term” shall have the meaning given such term in Section 2.3.

“Insurance Requirements” shall mean all terms of any insurance policy required by this Agreement and all requirements of the issuer of any such policy and all orders, rules and regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon the Leased Property, or binding on Landlord or Tenant and relating to the Leased Property or Tenant’s obligations with respect thereto.

“Inventories” shall mean all inventories, as such term is customarily used and defined in its most broad and inclusive sense including, but not limited to, all inventories of food, beverages and other consumables held by Tenant for sale or use at or from the Leased Property or the Facility, and soap, cleaning supplies, paper supplies, operating supplies, china, glassware, silver, linen, uniforms, building and maintenance supplies, spare parts and attic stock, medical supplies, drugs and all other such goods, wares and merchandise held by Tenant for sale to or for consumption by residents of the Leased Property or the Facility and all such other goods returned to or repossessed by Tenant.

“Land” shall have the meaning given such term in Section 2.1(a).

“Landlord” shall have the meaning given such term in the preambles to this Agreement and shall include its successors and assigns expressly permitted hereunder.

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 “Lease” shall mean this Lease Agreement, including all Exhibits hereto, as it and they may be amended or restated from time to time as herein provided.

“Lease Rate” shall mean the rate (calculated as a percentage) which is calculated at any given time by dividing the then current annual Minimum Rent by the Leased Property Basis.

“Lease Year” shall mean any Fiscal Year during the Term and any partial Fiscal Year at the beginning or end of the Term.

“Leased Improvements” shall have the meaning given such term in Section 2.1(b).

“Leased Intangible Property” shall mean all transferable or assignable (a) governmental permits, including licenses and authorizations, required for the construction, ownership and operation of the Leased Improvements, including without limitation, licenses relating to the Permitted Use (as defined herein), certificates of occupancy, building permits, signage permits, site use approvals, zoning certificates, environmental and land use permits and any and all necessary approvals from state or local authorities and other approvals granted by any public body or by any private party pursuant to a recorded instrument relating to such Leased Improvements or the Land; (b) development rights, trade names, telephone exchange numbers identified with the Leased Property, if any, but specifically excluding, however, any specific items of Tenant’s Personal Property identified on Exhibit “H” hereto; and (c) certificates, licenses, warranties and guarantees and contracts other than such permits, operating permits, certificates, licenses and approvals which are to held by, or transferred to, the Tenant in order to permit the Tenant to operate such Leased Improvements properly and in accordance with the terms of this Agreement.

“Leased Property” shall have the meaning given such term in Section 2.1.

“Leased Property Basis” shall mean $42,500,000.00, as increased from time to time on a dollar for dollar basis by capital expenditures funded by the Landlord, including, if any, the Expansion Capitalized Cost and the capital contribution contemplated by Section 6.5.

“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Leased Property or the maintenance, construction, alteration or operation thereof, whether now or hereafter enacted or in existence, including, without limitation, (a) all permits, licenses, authorizations, certificates and regulations necessary to operate the Leased Property for its Permitted Use, (b) all Permitted Encumbrances, and (c) Applicable Laws.

“Lien” shall mean any mortgage, security interest, pledge, collateral assignment, or other encumbrance, lien or charge of any kind, or any transfer of property or assets for the payment of Indebtedness or performance of any other obligation in priority to payment of the obligor’s general creditors.

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“Limited Guarantor” shall mean Chris Coates and Brian Dowd, individually, who each executed and delivered a limited guaranty of this Lease in favor of Landlord in the form attached hereto as Exhibit “Q”, and any successor of Limited Guarantor approved by Landlord in Landlord’s sole discretion from time to time.

“Major Alterations” shall have the meaning given such term in Section 6.2.2.

“Major Violation” shall mean any violation of Applicable Laws relating to the use, operation or maintenance of the Facility or to the care of residents which presents an imminent danger to the residents or guests of the Facility or a substantial probability that death or serious harm would result therefrom.

“Management Agreement” or “Operating Agreement” shall mean that certain Operating Agreement between Manager and Tenant of even date herewith, and any subsequent agreement entered into by Tenant and approved in advance by Landlord with respect to the management and/or operation and/or affiliation of the Leased Property.

“Manager” or “Operator” shall mean ESLP Management, LLC, or any other person designated by, and acting as Manager pursuant to, a Management Agreement.

“Minimum Rent” shall initially mean the annual amount of Three Million Five Hundred Sixty Thousand U.S. Dollars ($3,560,00.00), payable in installments as set forth in Section 3.2 which installments shall initially be equal to Two Hundred Ninety-Six Thousand and Six Hundred and Sixty-Seven U.S. Dollars ($296,667.00) per full Accounting Period, all subject to prorations and adjustments as set forth in Section 3.2. Minimum Rent shall increase by (i) three percent (3%) in each subsequent Accounting Year during the Term of this Lease, including each Accounting Year of the Extended Term.

“Minor Alterations” shall have the meaning given such term in Section 6.2.1.

“Mortgagee” shall mean the holder of any Facility Mortgage.

“Notice” shall mean a notice given in accordance with Section 21.10.

“Overdue Rate” shall mean, on any date, a per annum rate of interest equal to the lesser of (i) the Disbursement Rate plus Four Percent (4%), (ii) twelve percent (12%) or (iii) the maximum rate then permitted under applicable law.

“P&E” shall mean all items of personal property, as defined under the Model Uniform Commercial Code, including, but not limited to: (a) all equipment, machinery, fixtures, and other items of property, now or hereafter permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which, to the maximum extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto; and (b) all furniture, furnishings, movable walls or partitions, computers or trade fixtures or other personal property of any kind or description used or useful in Tenant’s business on or in the Leased Improvements, and located on or in the Leased Improvements, and all modifications, replacements, alterations and additions to such personal property; and all including, without limitation, the Initial Landlord P&E, but not including, however, any item of Tenant’s Personal Property.

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“P&E Replacements” shall mean all items purchased with funds from the Reserve established under Article 5 of this Lease and all other items of P&E added and used at the Leased Property during the Term of this Lease (excluding, however, Tenant’s Personal Property), together with all leasehold improvements made by Tenant during the Term of this Lease to the extent not constituting real property affixed to the Land, purchased from the Reserve, or with the proceeds of casualty insurance maintained by Tenant pursuant to the requirements of this Lease or the Manager pursuant to the requirements of the Management Agreement, all subject to disposal and further replacement at the end of their useful lives.

“Parent” shall mean, with respect to any Person, any Person which directly, or indirectly through one or more Subsidiaries or Affiliated Persons, (i) owns more than fifty percent (50%) of the voting or beneficial interest in, or (ii) otherwise has the right or power (whether by contract, through ownership of securities or otherwise) to control, such Person.

“Permits” means all licenses, permits, approvals and certificates used or useful in connection with the ownership, operation, use or occupancy of the Leased Property or the Facility, including, without limitation, business licenses, state and local health and environmental department licenses, any other licenses required in connection with the operation of the Facility as a senior living facility, including assisted living, independent living and skilled nursing purposes, food service licenses, licenses to conduct business, and all such other permits, licenses and rights, obtained from any governmental, quasi-governmental or private person or entity whatsoever.

“Permitted Encumbrances” shall mean all rights, restrictions, and easements of record set forth on Schedule B to the applicable owner’s title insurance policy issued to Landlord for the Land, plus any other such encumbrances authorized pursuant to Section 19.2 or Section 19.3 below, or as may have been consented to in writing by Landlord and Tenant from time to time.

“Permitted Renovations” shall have the meaning given that term in Section 6.2.

“Permitted Succession” shall mean the resignation or withdrawal of Chris Coates from any Affiliate of Tenant exercising management or control over Tenant on or after January 1, 2018

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“Permitted Use” shall mean any use of the Leased Property permitted pursuant to Section 4.1.1.

“Person” shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

“Property Expenses” shall mean those expenses more particularly described on Exhibit “F” attached hereto.

“Proscribed Area” shall have the meaning given such term in Section 4.3.

“Related Person” shall mean any entity in which Landlord, or any direct or indirect partner of Landlord, has a direct or indirect interest, and any individual or Entity whose ownership of the lease of Property would cause such Leased Property to be a “related party tenant”, with respect to the Landlord or any direct or indirect partner of the Landlord, within the meaning of Section 865(d)(2)(B) of the Code.

“Rent” shall mean, collectively, Minimum Rent, Additional Rent and, as applicable, Expansion Rent.

“Rent Coverage” shall mean (i) with respect to the first two (2) Accounting Years, Tenant’s earnings related in any way to the Facility for such Accounting Year before interest, taxes, depreciation, amortization, and rent divided by the Rent for such Accounting Year; and (ii) thereafter, Tenant’s earnings related in any way to the Facility before interest, taxes, depreciation, amortization, and rent divided by the Rent, in each case, for the Applicable Accounting Period.

“Reserve” shall have the meaning given such term in Section 5.2.

“Reserve Estimate” shall have the meaning given such term in Section 5.2.

“Reserve Expenditures” shall have the meaning given such term in Section 5.2.

“Reset Market Value” shall mean the fair market value of the Leased Property as determined by an independent thirty party appraiser holding the MAI designation and selected by Landlord.

“SEC” shall mean the Securities and Exchange Commission.

“State” shall mean the State of Colorado.

“Subsidiary” shall mean, with respect to any Person, any Entity in which such Person directly, or indirectly through one or more Subsidiaries or Affiliated Persons, (a) owns more than fifty percent (50%) of the voting or beneficial interest or (b) which such Person otherwise has the right or power to Control (whether by contract, through ownership of securities or otherwise).

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“Tax and Insurance Account” shall have the meaning given such term in Section 8.3.

“Tax and Insurance Escrow Amount” shall have the meaning given such term in Section 8.3.

“Tenant” shall be the entity identified in the preamble to this Agreement and shall include its successors and assigns expressly permitted hereunder.

“Tenant’s Personal Property” shall mean any specific items of P&E listed in Exhibit “H” to this Lease, or replacements for such items or items within any specific categories of P&E listed in Exhibit “H” to this Lease which hereafter are acquired by Tenant with funds from the Reserve established under Section 5.2.

“Tenant Early Termination Event” shall mean any material change in local building code or local building regulations which has the actual result of making more than twenty percent (20%) of the then current number of units in the Facility unusable for the Facility’s Permitted Use. For the avoidance of doubt, a Tenant Early Termination Event shall not include any general economic changes or changes in healthcare regulatory laws. Notwithstanding anything to the contrary herein, any change in local building code or local building regulations which require renovation or remodeling of the Facility to permit the continued use of the Facility for its Permitted Use shall not constitute a Tenant Early Termination event so long as Landlord has agreed to conduct such renovations at its sole cost and expense and provide Tenant a rate abatement for the term of the renovation in an amount to be mutually agreed upon by the parties.

“Tenant Member” shall mean, Brian Dowd and Chris Coates, individually, as the sole members of the Tenant.

“Tenant Member’s Excess Cash Flow Income” shall mean each Tenant Member’s actual pro-rata portion of the Excess Cash Flow Income during a Fiscal Year.

“Term” shall mean, collectively, the Initial Term and the Extended Terms for which Tenant has exercised its option pursuant to Section 2.4 below, unless sooner terminated pursuant to the provisions of this Agreement.

“Title Encumbrance” shall mean any covenant, easement, condition, restriction, agreement or other matter affecting title to the Leased Property but not including any Facility Mortgage or any other mortgage.

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“Total Facility Revenue” shall mean, for the applicable period of time, but without duplication, all gross revenues derived by or for the benefit of Tenant, Manager or their Affiliated Persons from operating or causing the operation of the Leased Property and all parts thereof, including, but not limited to: income from both cash and credit transactions (after reasonable deductions for bad debts and discounts for prompt or cash payments and refunds) from rental or subleasing of every kind; monthly service fees; community fees; entrance fees; level of care fees; license, lease and concession fees and rentals, off premises catering, if any, and parking; income from vending machines; proceeds, if any, from business interruption or other loss of income insurance; club membership fees; food and beverage sales; wholesale and retail sales of merchandise (other than proceeds from the sale of furnishings, fixtures and equipment no longer necessary to the operation of the Facility, which shall be deposited in the Reserve) and service charges, to the extent not distributed to employees at the Facility as gratuities; provided, however, that Total Facility Revenue shall not include the following: management fees or reimbursements paid by Tenant to Manager pursuant to the Management Agreement; gross receipts of lessees, sublessees, licensees or concessionaires from rental, subleasing, licensing or the grant of concessions of any kind; gratuities to Facility employees; federal, state or municipal excise, sales, occupancy, use or similar taxes collected directly from residents or included as part of the sales price of any goods or services; insurance proceeds (except for loss of income insurance); any proceeds from any sale of the Leased Property or from the refinancing of any debt encumbering the Leased Property; proceeds from the disposition of furnishings, fixture and equipment no longer necessary for the operation of the Facility; revenues generated from the initial (but not subsequent) entrance fees generated from the units set forth on Exhibit “P” hereto; interest which accrues on amounts deposited in the Reserve. Any deposits, entrance fees or other amounts that are refunded to a resident shall be credited against Total Facility Revenue during the month in which such refunds are made, if previously included in Total Facility Revenue. Notwithstanding anything contained herein to the contrary, in the event that Tenant or any of its Affiliates operate a home health services business or outpatient therapy business on the Leased Property (each, an “Excluded Business”), the revenue generated from such Excluded Businesses shall not be included in Total Facility Revenue and Total Facility Revenue shall include an amount of rent (as more particularly set forth on Exhibit “R”) that represents the amount of rental income that Tenant would have received if such Excluded Businesses were operated by a third party sublessee not affiliated with Tenant.

“Unsuitable for Its Permitted Use” shall mean a state or condition of the Leased Property such that following any damage or destruction or condemnation involving the Leased Property, the Leased Property cannot be operated in the reasonable judgment of Landlord (after conferring with Manager) on a commercially practicable basis for its Permitted Use and it cannot, assuming the Tenant used diligent and commercially reasonable efforts, reasonably be expected to be restored to substantially the same condition and profitability as existed before such damage or destruction and as is otherwise required by Article 10 within eighteen (18) months following such damage or destruction.

“Working Capital" shall mean assets which are reasonably necessary and used for the day to day operation of the Leased Property, including, without limitation, amounts sufficient for the maintenance of change and petty cash funds, amounts deposited in operating bank accounts, receivables, prepaid expenses, and funds required to maintain Inventories and pay all operating expenses as they become due, less accounts payable and accrued current liabilities.

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Article 2.
LEASED PROPERTY AND TERM

2.1           Leased Property. Upon and subject to the terms and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord all of Landlord’s right, title and interest in and to all of the following (collectively, the “Leased Property”):

(a)          all that certain tract, piece and parcel of land, as more particularly described in Exhibit “A”, attached hereto and made a part hereof (the “Land”);

(b)          the Facility, all buildings, structures and other improvements of every kind, including without limitation all roofs, plumbing systems, electric systems and HVAC systems, roadways, alleyways, parking areas, sidewalks, curbs, connecting tunnels, utility pipes, conduits and lines (on-site and off-site) appurtenant to or presently situated upon the Land (collectively, the “Leased Improvements”);

(c)          All easements, rights and appurtenances relating to the Land and the Leased Improvements;

(d)          all P&E;

(e)          All moveable machinery, equipment, furniture, furnishings, moveable walls or partitions, computers or trade fixtures located on or in the Leased Improvements, and all modifications, replacements, alterations and additions to such property, but specifically excluding all items included within the category of Tenant’s Personal Property;

(f)          all of the Leased Intangible Property; and

(g)          any and all subleases of space in the Leased Improvements to subtenants thereof.

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2.2           Condition of Leased Property. Tenant acknowledges and agrees that the Leased Property is and shall be leased by Landlord to Tenant and from Landlord by Tenant in its present “as is” condition, subject to the existing state of title and all applicable legal or governmental requirements, and Landlord makes absolutely no representations or warranties whatsoever with respect to the Leased Property or the condition thereof. Tenant acknowledges that Landlord has not investigated and does not warrant or represent to Tenant that the Leased Property is fit for the purposes intended by Tenant or for any other purpose or purposes whatsoever, and Tenant acknowledges that the Leased Property is to be leased to Tenant in its existing condition, i.e., “as-is”, and “where-is”, without any representation or warranty as to habitability or fitness for any particular purpose, on and as of the Commencement Date. Tenant acknowledges that, except as otherwise set forth herein, Tenant shall be solely responsible for any and all actions, repairs, permits, approvals and costs required for the rehabilitation, renovation, use, occupancy and operation of the Leased Property in accordance with applicable governmental requirements, foreseen or unforeseen, including, without limitation, all governmental charges and fees, if any, which may be due or payable to applicable authorities, as may be required from Tenant during the term of this Agreement. Tenant agrees that, by leasing the Leased Property, Tenant warrants and represents that Tenant has examined and approved all things concerning the Leased Property which Tenant deems material to Tenant’s leasing and use of the Leased Property. Tenant further acknowledges and agrees that (a) neither Landlord nor any agent of Landlord has made any representation or warranty, express or implied, concerning the Leased Property or which have induced Tenant to execute this Agreement and (b) any other representations and warranties are expressly disclaimed by Landlord.

2.3           Initial Term. The initial term of this Agreement (the “Initial Term”) shall commence on the Commencement Date and shall terminate and expire at 11:59 p.m. on August __, 2024.

2.4           Extended Term. Tenant shall have and is hereby granted one (1) option to extend this Agreement for an additional five (5) years (an “Extended Term”), in accordance with the provisions of this Section 2.4; provided that Tenant is not in Default hereunder at the commencement of the respective Extended Term. Tenant may exercise such five (5) year option by giving written notice to Landlord not less than twelve (12) months nor more than eighteen (18) months prior to the expiration of the Initial Term of this Agreement. Should Tenant fail to give Landlord such timely written notice during the required period, all remaining rights of renewal shall automatically expire. This Lease shall be extended for the Extended Term upon the same terms, covenants and conditions, except that Landlord may exercise its right to utilize the Fair Market Rent Reset, as set forth in Section 3.2.1.

2.5           Landlord’s Right of Early Termination. Notwithstanding anything to the contrary herein contained, Landlord may, in its sole and absolute discretion, terminate this Agreement upon prior notice to Tenant (the “Termination Notice”) effective as of the date designated in such Termination Notice in the event of (i) any transfer by Landlord to any Person of all of its interest in the Leased Property, provided that such Person is an individual or Entity which is not a Related Person, (ii) any determination by Landlord or Manager that Tenant is not in material compliance with the provisions of the Management Agreement after written notice to Tenant and the expiration of the applicable grace period, or (iii) any change in the requirements or provisions of Section 865(d) of the Code, including interpretations thereof, as determined in the opinion of REIT counsel to the Landlord in a commercially reasonable form, which would permit the Landlord to render those services to residents of the Leased Property which are necessary to operate the Leased Property as a senior living community, including assisted living, independent living and skilled nursing facility, directly or indirectly, including through a Related Person, without causing income derived from such facility to be treated as other than “rents from real property” for purposes of Section 865(d) of the Code. Termination of this Agreement pursuant to this Section 2.5 shall not relieve either party of its obligations under this Lease that have accrued as of the effective date of such termination, appropriately prorated on a daily basis~~.~~

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If Landlord terminates this Agreement during the Initial Term, pursuant to sections (i) or (iii) of the foregoing paragraph, the termination date designated by Landlord in the Termination Notice given to Tenant pursuant to the first paragraph of this Section 2.5 shall be at least ninety (90) days after the date of Tenant’s receipt of the Termination Notice pursuant to section (i) or, at least one hundred eighty (180) days after the date of Tenant’s receipt of the Termination Notice pursuant to section (iii), and Landlord shall pay Tenant a termination fee which shall be determined in accordance with Schedule 2.5. Landlord’s obligation to pay the termination fee pursuant to this Section 2.5 shall survive the termination of this Agreement. Notwithstanding the foregoing to the contrary, Landlord shall have no obligation to pay a termination fee pursuant to this Section 2.5 in the event that (i) Tenant is in default under the terms of this Agreement, or (ii) Manager is in Default under the terms of the Management Agreement.

If this Agreement is terminated for any reason, in consideration for the Termination Notice and/or the termination fee, Tenant shall cooperate with Landlord to facilitate the issuance or transfer of Permits to the Landlord or such other Entity which is approved by the Landlord.

2.6           Tenant’s Right of Early Termination. Notwithstanding anything to the contrary herein contained, in the event that a Tenant Early Termination Event has occurred, then Tenant shall have the right, in its sole and absolute discretion, to terminate this Lease upon prior notice to Landlord (the “Early Termination Notice”) effective as of the date designated in such Early Termination Notice. In the event that Tenant terminates this Lease pursuant to this Section 2.6, then (i) the Term shall expire and this Lease shall terminate (with the same force and effect as if such termination date was the natural expiration date of this Lease) on the termination date (which date shall be at least thirty (30) days after the date of Landlord’s receipt of the Early Termination Notice) designated by Tenant in the Early Termination Notice, (ii) Tenant shall vacate and surrender possession of the Leased Property to Landlord on such termination date in accordance with the terms and provisions of this Lease, (iii) all of the terms and provisions of this Lease applicable to the end of the Term shall apply to such termination date, (iv) any Rent due hereunder shall be apportioned as of the date of such termination, (v) any portion of the Rent that is then prepaid by Tenant and relates to the period after such termination date shall be promptly refunded by Landlord to Tenant (with the understanding that Landlord's obligation to make any such refund shall survive such termination of this Lease), and (vi) Landlord and Tenant shall be released from all further obligations and liabilities hereunder as of the date of such termination (except for those obligations and liabilities which expressly survive the expiration or earlier termination of this Lease as set forth herein).

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2.7           Yield Up. Subject to the provisions of Articles 10 and 11 below, Tenant shall, on or before the last day of the Term or upon the sooner termination thereof, peaceably and quietly surrender and deliver to Landlord the Leased Property, including, without limitation, all Leased Improvements and P&E and all additions thereto and replacements thereof made from time to time during the Term, together with and including without limitation the P&E Replacements, free and clear of all liens and encumbrances (other than Permitted Encumbrances, liens or encumbrances in favor of or granted by Landlord, and any other encumbrances expressly permitted under the terms of this Agreement). Tenant acknowledges that both the Initial Landlord P&E described on Exhibit “G” attached hereto and consumable items of Inventory located at the Leased Property as of the Commencement Date may be completely consumed and/or otherwise disposed of in the course of operation of the Leased Property during the Term of this Agreement. Subject to the provisions of Articles 10 and 11 below, Tenant agrees that, at the expiration or earlier termination of this Agreement, Tenant shall fully restore (i) the Initial Landlord P&E, inclusive with and after consideration of all P&E Replacements which will become the property of Landlord, to at least the approximate types and amounts (with reasonably equivalent value) as shown on Exhibit “H”, and (ii) an adequate supply of Inventory consistent with the full stocking levels to be maintained by Tenant pursuant to Section 4.6 of this Lease (or a full thirty (30) days’ supply, whichever is greater), provided that Landlord reimburses Tenant on such date for such Inventory based on Tenant’s cost of such Inventory.

2.8           Landlord shall indemnify and hold Tenant harmless from any actual costs, expenses or payments required to be made by Tenant (including reasonable attorneys’ fees), arising out of or related to any Worker Adjustment and Retraining Notification Act or any similar applicable state law (together, the “Warn Act”) liability with respect to any employee engaged by Tenant due to Landlord’s failure to give Tenant seventy-five (75) days’ notice of Landlord’s intent to terminate this Agreement unless Landlord makes conditional offers of employment to a sufficient number of such employees of Tenant in order that the actions of the parties pursuant to this Agreement will not trigger the Warn Act.  Landlord’s indemnity shall not apply if this Agreement is terminated by Landlord due to Tenant’s default or if Tenant terminates this Agreement without giving proper advance written notice hereunder. Tenant shall indemnify and hold Landlord harmless from any actual cost, expense or payment required to be made by Landlord (including reasonable attorneys’ fees) arising out of or related to any Warn Act liability with respect to any employee or other person engaged by Tenant arising out of or related to Tenant’s actions including, without limitation, Tenant’s failure to give timely notice required under the WarnAct, unless caused by Landlord’s failure to give Tenant seventy-five (75) days’ notice of Landlord’s intent to terminate this Agreement, unless Landlord’s failure to give Tenant such notice is due (in either case in which Tenant’s indemnity shall apply) to (A) Landlord terminating Tenant due to Tenants Default, or (B) Landlord making conditional offers of employment to a sufficient number of Tenant’s employees in order that the actions of the parties pursuant to this Agreement will not trigger the Warn Act.

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Article 3.
RENT

3.1           Rent. Tenant shall pay, in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, without offset, abatement, demand or deduction (unless otherwise expressly provided in this Agreement), Rent to Landlord during the Term at the address to which notices to Landlord are to be given or to such other party or to such other address as Landlord may designate from time to time by written notice to Tenant. All payments to Landlord shall be made by wire transfer or Automated Clearing House transfer of immediately available federal funds or by other means acceptable to Landlord in its sole discretion and all such payments shall, upon receipt by Landlord, be and remain the sole and absolute property of Landlord. If Landlord shall at any time accept any such Rent or other sums after the same shall become due and payable, or any partial payment of Rent, such acceptance shall not excuse a delay upon subsequent occasions, or constitute or be construed as a waiver of any of Landlord’s rights hereunder.

3.2           Minimum Rent. Tenant shall pay, or direct Manager to pay, annual base Minimum Rent to Landlord for each Accounting Period of the Term in equal monthly installments in arrears, on or before the first day of the month following such Accounting Period. Further, if applicable, the first payment of Minimum Rent and the last payment of Minimum Rent shall be prorated on a per diem basis provided, however, that for purposes of Minimum Rent, any prorated payment for any partial Accounting Period prior to the first full Accounting Period shall be prorated based upon the installment of Minimum Rent payable for the first full Accounting Period, and any prorated Rent at the end of the Term shall be prorated based upon the installment of Minimum Rent payable for the last full Accounting Period.

3.2.2.          Adjustment of Minimum Rent. At any time during the fifth (5th) Lease Year, and again at any after Tenant’s election to exercise its option to extend this Agreement for the Extended Term but before the first day of the Extended Term, Landlord, in its sole discretion may elect to adjust the Minimum Rent for the Leased Premises to the then Fair Market Rental Value of the Leased Premises (the “Fair Market Rent Reset”). Thereafter, the Fair Market Rental Value shall increase by three percent (3%) in each subsequent Accounting Year during the Term of this Lease (including any Extended Term). If Landlord does not elect to exercise the Fair Market Rent Reset prior to the first day of the Extended Term, the Minimum Rent during the Extended Term shall increase by three percent (3%) from the immediately preceding Accounting Year and shall continue to increase by three percent (3%) for each Accounting Year of the Extended Term thereafter. If Landlord elects to exercise the Fair Market Rent Reset, any funds available in the Excess Cash Flow Reserve will be released to Tenant pursuant to Section 5.3 hereof (an “Excess Cash Flow Reserve Release Event.”)

3.3           Additional Charges. In addition to the Minimum Rent payable hereunder, Tenant shall pay to the appropriate parties and discharge as and when due and payable hereunder the following (collectively the “Additional Charges”):

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3.3.1.          Taxes and Assessments. Tenant shall pay or cause to be paid all taxes and assessments becoming due during the Lease Term and required to be paid pursuant to Article 8.

3.3.2.          Utility Charges. Tenant shall be liable for and shall promptly pay directly to the utility company all deposits, charges and fees (together with any applicable taxes or assessments thereon) when due for water, gas, electricity, air conditioning, heat, septic, sewer, refuse collection, telephone and any other utility charges, impact fees, or similar items in connection with the use or occupancy of the Leased Property (other than any such utility charges billed to and payable by the residents of rental units on the Leased Property). Landlord shall not be responsible or liable in any way whatsoever for the quality, quantity, impairment, interruption, stoppage, or other interference with any utility service, including, without limitation, water, air conditioning, heat, gas, electric current for light and power, telephone, or any other utility service provided to or serving the Leased Property. Except upon the occurrence and continuance of a Force Majeure Event, no interruption, termination or cessation of utility services shall relieve Tenant of its duties and obligations pursuant to this Agreement, including, without limitation, its obligation to pay all Rent as and when the same shall be due hereunder.

3.3.3.          Insurance Premiums. Tenant shall pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to Article 9.

3.3.4.          Licenses and Permits. Tenant shall pay or cause to be paid all fees, dues and charges of any kind which are necessary in order to acquire and keep in effect and good standing all licenses and permits required for operation of the Leased Property in accordance with the terms of Article 4.

3.3.5.          Other Charges. Tenant shall pay or cause to be paid all other amounts, liabilities and obligations arising in connection with use, operation or tenancy upon the Leased Property except those obligations expressly stated not to be an obligation of Tenant pursuant to this Agreement, and except that any amounts payable by Tenant on any Facility Mortgage shall be limited to the Minimum Rent that becomes payable by Tenant hereunder and subject to the provisions of Section 3.9.

3.3.6.          Penalties and Interest. Tenant shall pay or cause to be paid every fine, penalty, interest and cost which may be added under Applicable Laws for non-payment or late payment of the items referenced in this Section 3.3 or in Section 3.5(a) below.

Tenant shall prepare and file at its expense, to the extent required or permitted by Applicable Laws, all tax returns and other reports in respect of any Additional Charge as may be required by Governmental Agencies.

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3.4           Landlord Advances. Except as specifically provided otherwise in this Agreement, if Tenant does not pay or discharge all Additional Charges within ten (10) days after they become due and payable, and provide proof of payment as requested by Landlord, Landlord shall have the right but not the obligation to pay such Additional Charges on behalf of Tenant. Landlord shall give Tenant prompt Notice of any such Additional Charges paid by Landlord. If Landlord shall make any such expenditure for which Tenant is responsible or liable under this Agreement, or if Tenant shall become obligated to Landlord under this Agreement for any other sum besides Minimum Rent as hereinabove provided, the amount thereof shall be deemed to constitute “Additional Rent” and shall be due and payable by Tenant to Landlord, together with interest at the Overdue Rate and all applicable sales or other taxes thereon, if any, simultaneously with the next succeeding monthly installment of Minimum Rent or at such other time as may be expressly provided in this Agreement for the payment of the same.

3.5           Sales Tax; Late Payment of Rent.

(a)          Simultaneously with each payment of Rent and Additional Charges hereunder, Tenant shall pay to Landlord the amount of any applicable sales, use, excise or similar or other tax (excluding Landlord’s income taxes) on any such Rent and Additional Charges, whether the same be levied, imposed or assessed by the State in which the Leased Property is located or any Governmental Agencies. Landlord shall, upon written request by Tenant, provide to Tenant on an annual basis such reasonable information in Landlord’s possession or control as shall be necessary to enable Tenant to pay such tax.

(b)          If Tenant fails to make any payment of Rent on or before the tenth (10th) day after the date such payment is due and payable, Tenant shall pay to Landlord an administrative late charge of five percent (5%) of the amount of such payment. In addition, such past due payment shall bear interest at the Overdue Rate from the date first due until paid. Such late charge and interest shall constitute Additional Rent and shall be due and payable with the next installment of Rent due hereunder.

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3.6           Net Lease. Landlord and Tenant acknowledge and agree that both parties intend that this Agreement shall be and constitute what is generally referred to in the real estate industry as a “triple net” or “absolute net” lease, such that Tenant shall be obligated hereunder to pay all costs and expenses incurred with respect to, and associated with, the Leased Property and all personal property thereon and therein and the business operated thereon and therein, including, without limitation, all taxes and assessments, utility charges, insurance costs, maintenance costs and repair, replacement and restoration expenses (all as more particularly provided herein) and all costs and expenses for, under and with respect to the Management Agreement for the Leased Property, together with any and all other assessments, charges, costs and expenses of any kind or nature whatsoever related to, or associated with, the Leased Property and the business operated thereon and therein, other than any Facility Mortgage or Landlord’s financing costs and expenses and related debt service; provided, however, that Landlord shall nonetheless be obligated to pay Landlord’s personal income taxes with respect to the Rent and other amounts received by Landlord under this Agreement. Except as expressly provided in this Agreement, Landlord shall bear no cost or expense of any type or nature with respect to, or associated with, the Leased Property. Except to the extent otherwise expressly provided in this Agreement, it is agreed and intended that Rent payable hereunder by Tenant shall be paid without notice, demand, counterclaim, set-off, deduction or defense and without abatement, suspension, deferment, diminution or reduction and that Tenant’s obligation to pay Rent throughout the Term and any applicable Extended Term is absolute and unconditional and the respective obligations and liabilities of Tenant and Landlord hereunder shall in no way be released, discharged or otherwise affected for any reason, including without limitation: (a) any defect in the condition, merchantability, design, quality or fitness for use of the Leased Property or any part thereof, or the failure of the Leased Property to comply with Applicable Laws, including any inability to occupy or use the Leased Property by reason of such non-compliance; (b) any damage to, removal, abandonment, salvage, loss, condemnation, theft, scrapping or destruction of or any requisition or taking of the Leased Property or any part thereof, or any environmental condition on the Leased Property or any property in the vicinity of the Leased Property; (c) any restriction, prevention or curtailment of or interference with any use of the Leased Property or any part thereof, including eviction; (d) any defect in title to or rights to the Leased Property or any lien on such title or rights to the Leased Property permitted by the terms of this Agreement; (e) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by any Person; (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to Tenant or any other Person or any action taken with respect to this Agreement by any trustee or receiver of Tenant or any other Person or by any court, in any such proceedings; (g) any right or claim that Tenant has or might have against any Person, including, without limitation, Landlord or any vendor, manufacturer or contractor of or for the Leased Property; (h) any failure on the part of Landlord or any other Person to perform or comply with any of the terms of this Agreement, or of any other agreement; (i) any invalidity, unenforceability, rejection or disaffirmance of this Agreement by operation of law or otherwise against or by Tenant of any provision hereof; (j) subject to the terms of this Agreement, the impossibility of performance by Tenant or Landlord, or both; (k) any action by any court, administrative agency or other Government Agencies; (l) any interference, interruption or cessation in the use, possession or quiet enjoyment of the Leased Property or otherwise that is not a breach of the provisions of Article 19 or Section 21.8 below; or (m) any other occurrence whatsoever whether similar or dissimilar to the foregoing, whether foreseeable or unforeseeable, and whether or not Tenant shall have notice or knowledge of any of the foregoing. Except as specifically set forth in this Agreement, this Agreement shall be non-cancellable by Tenant for any reason whatsoever. Except as specifically set forth in this Agreement, under no circumstances or conditions shall Landlord be expected or required to make any payment of any kind hereunder or have any obligations with respect to the use, possession, control, maintenance, alteration, rebuilding, replacing, repair, restoration or operation of all or any part of the Leased Property, so long as the Leased Property or any part thereof is subject to this Agreement, and except as specifically set forth in this Agreement, Tenant expressly waives the right to perform any such action at the expense of Landlord pursuant to any law.

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3.7           No Abatement of Rent. Except as otherwise expressly provided in this Agreement, no abatement, diminution or reduction (a) of Rent, charges or other compensation, or (b) of Tenant’s other obligations hereunder shall be allowed to Tenant or any person claiming under Tenant, under any circumstances or for any reason whatsoever and to the maximum extent permitted by law, Tenant hereby waives the application of any local or state statutes, land rules, regulations or ordinance providing to the contrary.

3.8           Approved SNF/ALZ Expansion Rent. During the first full Accounting Year following receipt of a Certificate of Occupancy for an Approved SNF/ALZ Expansion, Tenant shall pay, in addition to Minimum Rent and Additional Rent, additional rent equal to ten percent (10%) of the Expansion Capitalized Cost (“Expansion Rent”). Thereafter, Expansion Rent shall increase each Accounting Year by three percent (3%).

3.9           Rent Deferral.

To the extent that Cash Available for Lease Payments for an Accounting Period is insufficient to pay Rent, any and all unpaid Rent shall accrue and will be payable from subsequent Accounting Period’s Cash Available for Lease Payments. Nothing herein shall be construed to impair Landlord’s right to exercise its right under this Lease, including, but not limited to, Landlord’s right to utilize the Excess Cash Flow Reserves, Pledge Agreement, or Collateral Assignment of Revenues to satisfy any unpaid Rent.

Article 4.

USE OF THE LEASED PROPERTY; ENVIRONMENTAL MATTERS;

CONFLICTING BUSINESS

4.1           Permitted Use.

4.1.1.       Permitted Use. Tenant covenants and agrees that it shall, throughout the Term of this Agreement, continuously use and occupy the Leased Property solely and exclusively as a senior living facility providing for assisted living, independent living and skilled nursing, and for such other uses as may be necessary or incidental to such use (such as services provided directly to residents by Tenant or under Service Licenses, as such term is defined below), with appropriate amenities for the same, and for no other purpose without interruption except as provided in Section 4.4 or in Articles 10 or 11 below, or caused by a Force Majeure Event, or for minimum necessary interruptions in respect to portions of the Leased Property for periods provided herein for repairs, renovations, replacements and rebuilding all of which shall be carried out pursuant to, and in accordance with the applicable provisions of this Agreement (the foregoing being referred to as the “Permitted Use”). Without the prior written consent of the Landlord, Tenant shall not increase the current number of total beds within the facility of 264 by more than five percent (5%) in total. Without the prior written consent of the Landlord, no Affiliated Person of Tenant may be a subtenant or concessionaire in the Leased Property which consent shall not be unreasonably withheld. No use shall be made or permitted to be made of the Leased Property and no acts shall be done thereon which will cause the cancellation of any insurance policy covering the Leased Property or any part thereof (unless another adequate policy is available), nor shall Tenant sell or otherwise provide or permit to be kept, used or sold in or about the Leased Property any article which may be prohibited by law or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriter’s regulations. Tenant shall, at its sole cost, comply with all Insurance Requirements.

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4.1.2.       Necessary Approvals. Tenant shall maintain in good standing all Permits and approvals necessary to use and operate, for its Permitted Use, the Leased Property and the Facility located thereon under Applicable Law, and shall provide to Landlord a copy of such other information or documents in Tenant’s custody or under its control and pertaining to such other approvals as Landlord shall request. Landlord shall at no cost or liability to Landlord cooperate with Tenant in this regard, limited to executing all applications and consents required to be signed by Landlord in order for Tenant to obtain and maintain such approvals.

4.1.3.       Lawful Use, Etc. Tenant shall not use or suffer or permit the use of the Leased Property or Tenant’s Personal Property, if any, for any unlawful purpose. Tenant shall not commit or suffer to be committed any waste on the Leased Property, or in the Facility, nor shall Tenant cause or permit any unlawful nuisance thereon or therein. Tenant shall not suffer nor permit the Leased Property, or any portion thereof, to be used in such a manner as (i) might reasonably impair Landlord’s title thereto or to any portion thereof, or (ii) might reasonably allow a claim or claims for adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof.

4.1.4.       Compliance with Legal Requirements. Tenant shall at all times at its sole cost and expense, keep and maintain the Leased Property in compliance with all Legal Requirements. Tenant agrees to give Landlord Notice of any notices, orders or other communications relating to Legal Requirements affecting the Leased Property which is or are enacted, passed, promulgated, made, issued or adopted, a copy of which is served upon, or received by, Tenant, or a copy of which is posted on or fastened or attached to the Leased Property, within ten (10) Business Days after service, receipt, posting, fastening or attaching. At the same time, the Tenant will inform Landlord as to the work or steps which Tenant proposes to do or take in order to comply therewith.

The parties understand and agree that certain deficiencies or situations of noncompliance with various Legal Requirements (such as building codes, OSHA, ADA, and the like) are likely to occur from time to time in the normal course of business operations. Notwithstanding any provision of this Agreement to the contrary, such occurrences will not constitute a breach or Event of Default of Tenant hereunder, provided that, (i) they are not materially beyond the general experience of similar facility operations located in the State in terms of scope, seriousness, or frequency, and (ii) Tenant takes or causes the Manager to take all reasonable actions in a timely manner to cure such deficiencies or situations of non-compliance. The costs (including any fines for non-compliance) of curing such deficiencies or circumstances of non-compliance shall constitute Property Expenses unless incurred by reason of Tenant’s or Manager’s willful failure, negligence or Event of Default hereunder.

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4.2           Environmental Matters. Except as permitted by Applicable Law, or arising out of a breach by Landlord of its obligations under this Section 4.2, Tenant shall at all times during the Term keep the Leased Property free of Hazardous Substances. Neither Landlord nor Tenant nor any of their respective employees, agents, invitees, licensees, contractors, guests, or subtenants (if permitted) shall use, generate, manufacture, refine, treat, process, produce, store, deposit, handle, transport, release, or dispose of Hazardous Substances in, on or about the Leased Property or the groundwater thereof, in violation of any federal, state or municipal law, decision, statute, rule, ordinance or regulation currently in existence or hereafter enacted or rendered. Tenant shall give Landlord prompt Notice of any claim received by Tenant from any person, entity, or Governmental Agencies that a release or disposal of Hazardous Substances has occurred on the Leased Property or the groundwater thereof.

Tenant shall not during the Term discharge or permit to be discharged into any septic facility or sanitary sewer system serving the Leased Property any toxic or hazardous sewage or waste other than that which is permitted by Applicable Law or which is normal domestic waste water for the type of business contemplated by this Agreement to be conducted by Tenant on, in or from the Leased Property (except that any discharge by a third party shall not be deemed a discharge permitted by Tenant if Tenant is making a diligent and commercially reasonable effort to stop such discharge). Any toxic or hazardous sewage or waste which is produced or generated during the Term in connection with the use or operation of the Leased Property shall be handled and disposed of as required by and in compliance with all applicable local, state and federal laws, ordinances and rules or regulations or shall be pre-treated to the level of domestic wastewater prior to discharge into any septic facility or sanitary sewer system serving the Leased Property.

4.3           Conflicting Businesses Prohibited. Landlord and Tenant hereby recognize and acknowledge that the operation, management, franchising or ownership by Tenant or an Affiliated Person of Tenant of another facility of the Permitted Use as specified in Section 4.1.1 above (such other Facility being referred to herein as a “Conflicting Business”) within the Denver-Aurora-Lakewood, Colorado Metropolitan Statistical Area (the “Proscribed Area”) during the Term may decrease the likelihood that Tenant will be able to successfully carry out Tenant’s obligations hereunder, and thereby may result in a reduction of the market value of the Leased Property. Accordingly, Tenant on behalf of itself and such Affiliated Person, agrees that during the Term of this Agreement neither Tenant, nor any Affiliated Person of Tenant shall open, develop, operate, manage, franchise, own, lease or have any other interest in a Conflicting Business within the Proscribed Area without Landlord’s permission. In the event of a breach of this covenant, Landlord shall have the right to terminate this Agreement, and pursue any other remedy at law available to Landlord including injunctive relief. If Landlord so elects, all provisions of Article 17 of this Agreement relating to Tenant’s maintenance and submission to Landlord of books, records and statements shall be applicable during the Term to all books, records and statements pertaining to any such Conflicting Businesses of Tenant or an Affiliated Person of Tenant. Further, Tenant agrees that Tenant’s sole business shall be to lease the Leased Property and operate the Excluded Businesses, and Tenant shall not incur any expenses or liability related to any business or activity other than such leasing and operating~~,~~ a the Leased Property and other premises owned or hereinafter owned by Landlord or its Affiliated Persons pursuant to terms acceptable to Landlord and Tenant.

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Tenant has permission from Landlord to apply for a liquor license, either hotel and restaurant or tavern, for the sale and service of alcoholic beverages in the Facility.  Tenant agrees to comply with any and all laws, ordinances, rules, orders, and regulations of any governmental authority which are applicable to the conduct of Tenant's sale and service business on the Facility; provided, however, that Tenant shall not hereby be under any obligation to make any structural change in or alteration of the Facility. Landlord consents to the application by a non-for-profit corporation, consisting of residents of the Facility, to apply for a liquor license for the sale and service of alcoholic beverages within a portion of the Facilities designated by Tenant.  Such not-for-profit corporation complies with any and all laws, ordinances, rules, orders, and regulations of any governmental authority which are applicable to the conduct of such not-for-profit corporation's sale and service business at the Facility.

4.4           Continuous Operations. Except as otherwise expressly authorized by this Agreement or caused by a Force Majeure Event, Tenant shall continuously operate (or cause to be continuously operated by Manager) the Leased Property and maintain sufficient skilled staff and employees, either directly or through the Manager, and shall maintain adequate levels and quality of Tenant’s Personal Property, to operate the Leased Property in a manner consistent with similarly situated assisted living, independent living and skilled nursing facilities located in the State at its sole cost and expense throughout the entire Term of this Agreement.

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4.5           Compliance With Restrictions, Etc. Tenant, at its expense (but only to the extent they are Permitted Encumbrances), shall comply with all restrictive covenants and other title exceptions affecting the Leased Property and comply with and perform all of the obligations set forth in the same to the extent that the same are applicable to the Leased Property or to the extent that the same would, if not complied with or performed, impair or prevent the continued use, occupancy and operation of the Leased Property for the purposes set forth in this Agreement. Further, in addition to Tenant’s payment obligations under this Agreement, Tenant shall pay all sums charged, levied or assessed under any restrictive covenants, declaration, reciprocal easement agreement or other title exceptions (but only to the extent same are Permitted Encumbrances), equipment leases, leases and all other agreements affecting the Leased Property as of the date of this Agreement promptly as the same become due and shall promptly furnish Landlord evidence of payment thereof, and (notwithstanding any provision of this Agreement to the contrary) (i) any amount paid by Tenant to the holder of any Facility Mortgage to pay principal or interest on the indebtedness secured by such Facility Mortgage shall be credited against any Rent otherwise payable by Tenant under this Agreement, and (ii) Tenant shall have no obligation in any Accounting Period to pay principal or interest on such indebtedness in excess of the amount of Minimum Rent payable during such Accounting Period.

4.6           Standard of Operation. Except as otherwise expressly authorized by this Agreement or caused by a Force Majeure Event, throughout the Term of this Agreement, Tenant shall continuously operate, or cause the Manager to continuously operate, the Leased Property in full compliance with the terms hereof and of the Management Agreement (for so long as the same is in effect) in the manner as required pursuant to the Management Agreement and as consistent with industry standards for a similar senior living facility that includes assisted living, independent living and skilled nursing and related amenities in like locales, including without limitation, the following:

(a)          to operate the Facility in a prudent manner and in compliance with Applicable Laws and regulations relating thereto;

(b)          to maintain sufficient P&E and Inventories, and, to the extent provided in this Lease, Tenant’s Personal Property, of types and quantities at the Facility to enable Tenant adequately to perform operations of the Facility;

(c)          subject to the availability of funds in the Reserve therefor, to keep all Leased Improvements and P&E located on or used or useful in connection with the Facility in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needed and proper repairs, renewals, replacements, additions and improvements thereto to keep the same in good operating condition;

(d)          to maintain sufficient Working Capital (at Tenant’s sole cost and expense) to operate the Leased Property as in a manner consistent with similarly situated assisted living, independent living and skilled nursing facilities located in the State;

(e)          to operate and use the Leased Property to a standard consistent with industry standards for a similar senior living facility that includes assisted living, independent living and skilled nursing and related amenities and to operate the Facility only under the name “ST. ANDREW’S VILLAGE”, and/or the Manager’s name, trademarks, logos and service marks, with all required licenses and permits for such operation, if any;

(f)          To follow and conform to all of the same operating, employment, marketing, insurance, risk management and management standards and practices employed at other first class senior living facilities that include assisted living, independent living and skilled nursing facilities, if any, operated by Manager and its Affiliated Persons;

(g)          Recruit, train and employ appropriate personnel, or retain other qualified operator or service-provider reasonably approved by Landlord for same; and

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(h)          Provide prompt written notice to Landlord of material or extraordinary developments, lawsuits, violation of any Legal Requirements and fines relating to the use and operation of the Facility.

Subject to the provisions of Articles 10 and 11 below, and to any Force Majeure Event (as long as Tenant is making a good faith effort to perform its obligations under this Lease), throughout the term of the Lease, Tenant shall continuously operate, or cause the Manager to continuously operate, the Leased Property in accordance with industry standards for similar facilities and related amenities in like locales and otherwise in the manner set forth above. Tenant shall make a diligent and commercially reasonable effort to maximize Total Facility Revenue for the Leased Property. Tenant shall further provide, or cause to be provided, all group services, facilities and benefits at a level consistent with similarly situated assisted living, independent living and skilled nursing facilities located in the State.

4.7           Resident Agreements and Service Licenses. Subject to the provisions of Articles 10 and 11 below, to any Force Majeure Event, (i) Tenant shall comply and shall cause the Manager to comply in all material respects with the terms and provisions of each agreement and undertaking entered into with or provided to the residents of the Facility (“Resident Agreements”), including without limitation, to fulfill or cause to be fulfilled all undertakings and representations regarding the use, condition and operation of the Facility and services to be provided to the residents and the repayment of any deposits, entrance fees, initial service fees and advances of any kind or nature, as applicable; and (ii) Tenant shall comply and shall cause Manager to comply in all material respects with the terms and conditions of any contract or license entered into with respect to the provision of services to the residents at the Facility (“Service Licenses”).

4.8           Standards, Not Control. Landlord and Tenant stipulate and agree that Tenant is obligated to undertake such actions as are reasonably necessary to properly achieve the standard of operation for the Facility as set forth herein, and that although Landlord shall have the right to undertake all enforcement rights as provided herein in the event that the required standard of operation is not maintained by Tenant, the means and methods used and actions taken to operate the Facility are within the sole control and election of Tenant, and are not specified by or under the control of Landlord. Accordingly, Landlord shall have no responsibility for any action taken by Tenant in order to manage or operate the Facility, including, but not limited to, any obligations under the Resident Agreements or the Service Licenses. Tenant shall not make any material changes to the form of Resident Agreements without the prior written consent of the Landlord.

4.9           Survival. The provisions of Article 4 above shall survive for a period of one year following the expiration or sooner termination of this Agreement to the extent of any third party claims against Landlord or its successors with respect to a breach by Tenant of its obligations under Article 4 during the Term.

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Article 5.

MAINTENANCE AND REPAIRS

5.1           Tenant’s Obligations.

(a)          Subject to the provisions of Articles 10 and 11 below, and to any Force Majeure Event, and subject to the availability of funds in the Reserve available therefor, Tenant shall, at its sole cost and expense, keep the Leased Property in good order and repair, and shall promptly make all necessary and appropriate repairs and replacements thereto of every kind and nature, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term and whether or not necessitated by wear, tear, obsolescence or defects, latent or otherwise, and shall use all reasonable precautions to prevent damage or injury. All repairs shall be made in a good, workmanlike manner, consistent with the industry standards for similar facilities in like locales, in accordance with all applicable federal, state and local statutes, ordinances, by-laws, codes, rules and regulations relating to any such work.

(b)          Tenant shall provide prompt written notification to Landlord of any material adverse change to the Leased Property, such as material changes to any environmental condition, including, without limitation, the presence of biocontaminants, such as mold. Subject to the provisions of Articles 10 and 11 below, and to any Force Majeure Event, (i) Tenant shall promptly undertake appropriate assessment, remedial and preventative actions sufficient to meet any guidelines or regulations adopted by applicable authoritative bodies or regulatory agencies in connection with a determination of any material adverse change, and, (ii) with respect to mold contamination, Tenant shall undertake (a) removal of the mold, (b) abatement of the underlying cause of mold (including water intrusion), and (c) repair of any leaks and associated water damage at the Leased Property.

(c)          Tenant shall also, to the extent such expenditure is included in the Approved Reserve Estimate and paid for as a Reserve Expenditure, put, keep, replace and maintain any of Tenant’s Personal Property used in connection with the operation of the Facility, in good repair and in good, safe and substantial order, howsoever the necessity or desirability for repairs may occur, and whether or not necessitated by wear, tear, obsolescence or defects. Tenant may at any time and from time to time remove and dispose of any of Tenant’s Personal Property which has become obsolete or unfit for use or which is no longer useful in the operation of the Facility’s business conducted by Tenant on the Leased Property; provided, however, that Tenant’s Personal Property so disposed of shall, to the extent included in the Approved Reserve Estimate and paid for as a Reserve Expenditure, be promptly replaced with other Tenant’s Personal Property not necessarily of the same character, but of at least equal usefulness and quality as, and having a value at least equal to the value of, those disposed of, and in any event in accordance with and in compliance with the standards required by and the provisions of this Agreement. Tenant shall further at all times maintain the Leased Property, including the grounds and landscaping, in an aesthetically pleasing manner.

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5.2           Capital Reserve.

5.2.1.      Tenant shall establish an interest bearing reserve account (the “Reserve”) with Key Bank National Association or in another bank designated by Landlord and reasonably approved by Tenant. All interest earned on the Reserve shall be added to and remain a part of the Reserve. Both Tenant and Landlord (and to the extent required by the Management Agreement, Manager) shall be signatories on the Reserve, provided only one signature shall be required to withdraw funds and Landlord agrees that so long as Tenant has not committed an Event of Default hereunder, Landlord shall not be required to sign on any checks and Landlord shall not withdraw any funds from such account. Upon the occurrence and continuation of any Event of Default hereunder, at Landlord’s request all Tenant signatory parties shall no longer be authorized signatories on the Reserve account. Such account shall be established in Landlord’s name and control for the benefit of Tenant (and to the extent required by the Management Agreement, Manager) and shall not include or contemplate “overdraft protection” and Tenant shall not request or attempt to draw or draft any funds which are not actually on deposit in such account. The purpose of the Reserve is to cover the cost of the following, to the extent carried out in accordance with this Agreement (collectively, “Capital Reserve Expenditures”):

(a)          Replacements (including P&E Replacements), renewals and additions to the P&E at the Facility; and

(b)          repairs, alterations, improvements, renewals, replacements and additions, whether routine, non-routine or major, to the Leased Improvements, including without limitation those which are normally capitalized under GAAP such as repairs, alterations, improvements, renewals, replacements and additions to the structure, roof, the exterior facade, the mechanical, electrical, heating, ventilating, air conditioning, plumbing and vertical transportation elements of the Leased Improvements, which expenditures Tenant believes should be made for the Leased Property for the following Fiscal Year.

5.2.2.      Commencing with the Commencement Date and continuing throughout the Term, but only to the extent Total Facility Revenues for an Accounting Period exceed the amount necessary to pay for applicable Property Expenses and Rent, Tenant shall on the last day of each Accounting Period during the Term, transfer into the Reserve an amount equal to the Applicable Reserve Contribution from Total Facility Revenues for such Accounting Period (based upon estimates of Total Facility Revenue if necessary, to be adjusted as soon as Tenant has had an opportunity to confirm actual Total Facility Revenue). At the time Tenant provides Landlord the documentation described in Section 17.3, Tenant shall also deliver to Landlord a statement setting forth the total amount of deposits made to and expenditures from the Reserve for the preceding Fiscal Year.

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5.2.3.        On or before November 1 of each Fiscal Year, Tenant shall prepare an estimate (the “Reserve Estimate”) of Reserve Expenditures anticipated during the ensuing Fiscal Year and shall submit such Reserve Estimate to Landlord for its review. Such Reserve Estimate shall reflect by line item the projected budget for Reserve Expenditures for the Leased Property and assumptions on the basis of which such line items were prepared in narrative form if necessary, including separate budget items for all projected expenditures for replacements, substitutions and additions to Tenant’s Personal Property. Tenant shall provide to Landlord reasonable additional detail, information and assumptions used in the preparation of the Reserve Estimate as requested by Landlord and shall also submit to Landlord with the Reserve Estimate good faith longer-range projections of planned Reserve Expenditures for an additional three (3) Fiscal Years. Tenant shall review the Reserve Estimate with Landlord, and subject to Landlord’s approval, which shall not be unreasonably withheld or delayed, Tenant shall implement such Reserve Estimate for the successive Fiscal Year (during which it shall, if approved by Landlord, be referred to as the “Approved Reserve Estimate”). Landlord shall have the right to disapprove any expenditure to be made pursuant to the Reserve Estimate which is not in compliance with Applicable Laws. Further, Landlord’s approval of any expenditure pursuant to the Reserve Estimate shall not be, or be deemed to be, an assumption by Landlord of any liability in connection with the expenditures made. If Landlord does not provide Tenant with Notice of Landlord’s objection to the Reserve Estimate within ten (10) Business Days after its receipt of the Reserve Estimate, the Reserve Estimate shall be deemed approved by Landlord. If Landlord timely provides such Notice to Tenant, either party shall have the right to refer the dispute to the Expert to determine, pursuant to Section 21.17 below, whether Landlord unreasonably withheld or delayed its approval of the Reserve Estimate, and such resolution shall be final and binding on Landlord and Tenant. If the Expert determines that Landlord unreasonably withheld or delayed such approval, the Reserve Estimate shall become the Approved Reserve Estimate. Pending resolution of any dispute, the specific disputed item of the Reserve Estimate shall be suspended and replaced for the Fiscal Year in question by an amount equal to the lesser of (a) that proposed by Tenant for such Fiscal Year or (b) such budget item for the Fiscal Year prior thereto (adjusted by the GDP Deflator). Except as otherwise provided in this Agreement, Tenant shall not deviate from the Approved Reserve Estimate without the prior approval of Landlord, except for expenditures described in Section 5.2.5 below.

5.2.4.        Tenant shall, consistent with the Approved Reserve Estimate, from time to time make Reserve Expenditures from the Reserve as it reasonably deems necessary in accordance with Section 5.1, Section 5.2.1 and Section 5.2.3. Tenant shall provide to Landlord, within thirty (30) days after the end of each Accounting Period, an itemized statement setting forth Reserve Expenditures made to date during the Fiscal Year.

5.2.5.        In the event Reserve Expenditures not set forth in the Approved Reserve Estimate are required (i) as a result of Legal Requirements or are otherwise required for the continued safe and orderly operation of the Leased Property, (ii) due to an emergency threatening the Leased Property, its residents, patients, guests, invitees or employees, (iii) because the continuation of a given condition will subject Tenant, Manager or Landlord to civil or criminal liability, or (iv) to correct conditions described in Section 5.1(b) above, Landlord’s approval of such expenditures shall not be required.

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5.2.6.        All interest earned on the Reserve shall be added to and become a part thereof, and the Reserve and all property purchased with funds from the Reserve shall be and remain the property of Landlord. Following expiration or earlier termination of this Agreement and payment in full on all contracts entered into prior to such expiration or termination for work to be done or furniture, furnishings, fixtures and equipment to be supplied in accordance with this Section 5.2 out of the Reserve, control over the Reserve shall be transferred from Tenant to Landlord. For the avoidance of doubt, all funds transferred or deposited into the Reserve shall be considered Additional Rent. It is understood and agreed that the Reserve pursuant to this Agreement shall be maintained and used solely in connection with the Leased Property.

5.2.7.        If Landlord wishes to grant a security interest in or create another encumbrance on the Reserve in connection with a Facility Mortgage, all or any part of the existing or future funds therein, or any general intangible in connection therewith, the instrument granting such security interest or creating such other encumbrance shall expressly provide that such security interest or encumbrance is prior in right to the rights of Tenant with respect to the Reserve as set forth herein. The form and substance of such provision shall not be subject to Tenant’s approval.

5.2.8.        If, at any time, funds in the Reserve shall be insufficient or are reasonably projected by Tenant to be insufficient for necessary and permitted expenditures thereof or funding is necessary for Reserve Expenditures, Tenant shall give Landlord Notice thereof, which Notice shall set forth, in reasonable detail, the nature of the required or permitted action and the estimated cost thereof, and Tenant shall thereafter have the option to fund such additional Reserve Expenditures and be reimbursed from subsequent deposits to the Reserve.

5.3         Excess Cash Flow Reserve.

5.3.1.        Each Accounting Period prior to any Excess Cash Flow Release Event, Tenant shall deposit all Excess Cash Flow into an interest bearing escrow account at KeyBank National Association (the “Excess Cash Flow Reserve”) until the Excess Cash Flow Reserve contains a total amount equal to $1,780,000.00 (including without limitation at any time the Excess Cash Flow Reserve has been reduced beneath such threshold as the result of use or distribution of the Excess Cash Flow Reserve, including, but not limited to for payment of Rent, capital improvements or as otherwise provided under this Lease). All interest earned on amounts in the Excess Cash Flow Reserve shall be added to and remain a part of Excess Cash Flow Reserve. During the Term, all amounts in the Excess Cash Flow Reserve shall be the property of Tenant; provided, however, that if (i) this Agreement is terminated as a result of an Event of Default by Tenant, the Excess Cash Flow Reserve shall become the property of Landlord and shall be applied to any unpaid Rent owed to Landlord, any and all sums and damages due or in existence at the time of such termination with the excess being returned to Tenant (ii) Tenant defaults in its obligation to pay Rent under this Lease, the Excess Cash Flow Reserve shall be applied to any unpaid Rent owed to Landlord. Tenant may not withdraw funds from the Excess Cash Flow Reserve without the express written consent of Landlord; provided, however, Tenant shall be entitled to withdraw up to $200,000.00 in the aggregate for each Accounting Year from the Excess Cash Flow Reserve to the extent available after expected payments of Rent (including any outstanding Rent) and Applicable Reserve Contributions. Unless previously released to Tenant under Section 3.2.2, the Excess Cash Flow Reserve shall be released to Tenant (A) after the Initial Term unless (1) Tenant has elected to exercise its right to an Extended Term, and (2) Landlord has not exercised its right to utilize the Fair Market Rent Reset during the Extended Term or (B) upon an early termination of this lease pursuant to Section 2.5. Any such release shall be less any outstanding Rent payments.

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5.3.2.        Notwithstanding the requirements of Section 5.3.1, during each Accounting Period, up to forty percent (40%) of the Excess Cash Flow may, at Tenant’s election, be withheld by Tenant to fund anticipated state, federal and local income tax obligations of the Tenant (the “Tenant Tax Withholding Amount”). The Tenant Tax Withholding Amount shall be subject to an annual “true up” adjustment to reflect Tenant’s actual taxes for the prior Fiscal Year, which adjustment shall be determined by Tenant no later than April 15 of each Fiscal Year (the “Tenant Tax Obligation Reconciliation”). The Tenant Tax Obligation Reconciliation shall be prepared by Tenant’s certified public accountant and shall set forth the difference between Tenant Member’s tax obligations before and after the inclusion of the Excess Cash Flow Income (the “Net Excess Cash Flow Tax Obligations”). To the extent the aggregate Net Excess Cash Flow Tax Obligations of the Tenant Members is less than the Tenant Tax Withholding Amount from the prior Fiscal Year (such amount to be referred to herein as the “Excess Tax Distribution”), Tenant shall be obligated to refund the Excess Tax Distribution to the Excess Cash Flow Reserve within thirty (30) days following submittal of the Tenant Tax Obligation Reconciliation. If the Net Excess Cash Flow Tax Obligations exceed the Tenant Tax Withholding Amount (such amount to be referred to herein as the “Tax Distribution Shortfall”) withheld in the prior Fiscal Year, the Tenant will be permitted, to the extent available, to withdraw the Tax Distribution Shortfall from the Excess Cash Flow Reserve.

5.3.3.        Tenant acknowledges that Landlord has granted to CBRE Capital Markets, Inc., a Texas corporation, and/or its successors and assigns, including without limitation the Federal Home Loan Mortgage Corporation and its successors and assigns (collectively, “Lender”) a security interest in and to Landlord’s rights with regard to the Excess Cash Flow Reserve (the “Collateral”) to secure Landlord’s obligations to Lender with respect to a loan made on or about the date of this Agreement as evidenced by that certain Multifamily Note dated August __, 2014 executed by Landlord for the benefit of Lender, that certain Multifamily Loan and Security Agreement dated as of August __, 2014, and related loan documents (collectively, the “Loan Documents”). Tenant acknowledges Lender’s security interest in and lien on the Collateral and also acknowledges that (a) Lender will have, with respect to the lien and the security interest noted above, all rights allowed a secured party by Article 9 of the Uniform Commercial Code as enacted in Colorado, (b) in the event that Lender forecloses its security interest, Lender shall succeed to all of the rights of Landlord under this Agreement and, in such event, this Agreement shall inure to the benefit of Lender as Landlord’s successor, and (c) upon receipt of written notice from Lender of a continuing default by Landlord under the Loan Documents, no Collateral will be disbursed to Landlord without Lender’s prior written consent; provided that Lender may not liquidate or take possession of the Collateral, except in the event that Lender has succeeded to the rights of Landlord under this Agreement and Landlord had the right under this Agreement to possession of, or to receive all or any portion of, the Collateral, and provided further that nothing in this Section 5.3 gives Lender greater rights to the Collateral than is otherwise allowed to Landlord under the provisions of this Agreement.

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Article 6.
IMPROVEMENTS, ETC.

6.1         Prohibition. Except for work funded by Reserve Expenditures pursuant to Article 5 above or otherwise set forth in any Capital Budget, alterations or repairs required due to an emergency threatening the Leased Property, its residents, patients, guests, invitees or employees, and Minor Alterations as hereinafter expressly provided in Section 6.2, and subject to the provisions of Article 10 and 11 below, no portion of the Leased Property shall be demolished, removed or altered by Tenant in any manner whatsoever without the prior written consent and approval of Landlord, which is not subject to Section 21.20 and may be withheld by Landlord in its sole and absolute discretion. Notwithstanding the foregoing, however, Tenant shall be entitled and, subject to any Force Majeure Event, obligated to undertake all alterations to the Leased Property required by any Legal Requirements and, in such event, Tenant shall comply with the provisions of Section 6.2 below~~.~~

6.2         Permitted Renovations. The activities permitted pursuant to Section 6.2.1 and Section 6.2.2 below shall collectively constitute “Permitted Renovations”.

6.2.1.        Minor Alterations. Landlord acknowledges that certain minor, non-structural alterations and renovations may be undertaken by Tenant from time to time which Tenant may be obligated under the Management Agreement to perform (“Minor Alterations”). Landlord hereby agrees that Tenant shall be entitled to perform such Minor Alterations on or about the Leased Improvements; provided, however, that the cost of the same shall not exceed $25,000.00, unless otherwise approved in the Annual Budget or otherwise required by any Legal Requirements, and the same shall not weaken or impair the structural strength of the Leased Improvements, or, unless required by the Management Agreement, alter their interior or exterior design or appearance, materially impair the use of any of the service facilities located in, or fundamentally affect the character or suitability of, the Leased Improvements for the Permitted Use specified in Section 4.1.1 above or materially lessen or impair their value, or, unless already included in Approved Reserve Estimate~~.~~

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6.2.2.        Additions, Expansions and Structural Alterations. Except as expressly permitted in Section 6.1 and Section 6.2.1 above and Articles 10 and 11 below, nothing in this Article 6 or elsewhere in this Agreement shall be deemed to authorize Tenant to construct and erect any additions to or expansions of the Leased Improvements, or perform any alterations of a structural nature whatsoever; it being understood that Tenant may do so only with the prior written consent and approval of Landlord, which consent and approval may be withheld by Landlord in its sole and absolute discretion and may be conditioned upon the payment by Tenant to Landlord of all reasonable costs incurred by Landlord in evaluating the same.

6.3         Conditions to Reserve Expenditures, Permitted Renovations and Major Alterations. Except as otherwise provided in this Agreement, in connection with any Reserve Expenditures, Permitted Renovations or Major Alterations of the Leased Property the following conditions shall be met, to wit:

(a)        Before the commencement of any such work, plans and specifications therefor or a detailed itemization thereof prepared by a licensed architect approved by Landlord or other design professional appropriate under the circumstances approved by Landlord and Tenant shall be furnished to Landlord for its review and approval. Such approval shall not constitute Landlord’s agreement that the plans and specification are in compliance with Applicable Laws or an assumption by Landlord of any liability in connection with the renovation work contemplated thereby.

(b)        Before the commencement of any such work Tenant shall obtain the approval thereof by all Governmental Agencies having or claiming jurisdiction of or over the Leased Property, and with any public utility companies having an interest therein. In connection with any such work Tenant shall comply with all Legal Requirements and Applicable Laws, of all other Governmental Agencies having jurisdiction of or over the Leased Property and of all their respective departments, bureaus and offices, and with the requirements and regulations, if any, of such public utilities, of the insurance underwriting board or insurance inspection bureau having jurisdiction, or any other body exercising similar functions, and of all insurance companies then writing policies covering the Leased Property or any part thereof.

(c)        Tenant represents and warrants to Landlord that all such work will be performed in a good and workmanlike manner and in accordance with the plans and specifications therefor approved by Landlord, the terms, provisions and conditions of this Agreement and all governmental requirements.

(d)        Landlord shall have the right, at Tenant’s expense, to inspect any such work at all times during normal working hours using such inspector(s) as it may deem necessary so long as such inspections do not unreasonably interfere with Tenant’s work (but Landlord shall not thereby assume any responsibility for the proper performance of the work in accordance with the terms of this Agreement, nor any liability arising from the improper performance thereof).

(e)        All such work shall be performed free of any liens on Landlord’s fee simple interest on or Tenant’s leasehold interest in the Leased Property.

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(f)        Upon substantial completion of any such work, Tenant shall procure a certificate of occupancy or other final approvals, if applicable, from the appropriate Governmental Agencies and provide copies of same to Landlord.

(g)        Tenant shall, and hereby agrees to, indemnify and save and hold Landlord and its Affiliated Parties harmless from and against and reimburse Landlord for any and all loss, damage, cost, liability, fee and expense (including, without limitation, reasonable attorney’s fees based upon service rendered at hourly rates) incurred by or asserted against Landlord which is occasioned by or results, directly or indirectly, from any such work conducted upon the Leased Property; whether or not the same is caused by, or is the fault of Tenant or any agent, employee, manager, contractor, subcontractor, laborer, supplier, materialman or any other third party; but Tenant shall not be obligated to indemnify Landlord from any loss as aforesaid caused by Landlord’s negligence or willful misconduct. Notwithstanding the foregoing, Tenant shall have no obligations under this Section 6.3(g) with respect to any claim asserted by Landlord under this Section, unless Landlord provides Tenant with notice of such claim before the first anniversary of the completion of any work contemplated by this Section 6.3.

6.4         Salvage.    Other than Tenant’s Personal Property, all materials which are scrapped or removed in connection with maintenance and repair performed pursuant to Article 5 and the making of Permitted Renovations pursuant to Article 6 shall be disposed of by Tenant and the net proceeds thereof, if any, shall be deposited in the Reserve.

6.5         Landlord’s Required Capital Contribution.    During the first two (2) Accounting Years of the Initial Term, Landlord shall fund an aggregate minimum of $650,000.00 for common area improvements for the Facility, the timing, plans and specifications of which shall be mutually agreed upon by the Landlord and Tenant. To the extent that such amount is not funded (a “Shortfall”) within the first two (2) Accounting Years of the Initial Term, then the Rent shall be appropriately reduced based on the Lease Rate during such period multiplied by the Lease Property Basis as reduced by such Shortfall and Tenant shall be entitled to a credit against future Rent payments in an amount equal to the difference between the Rent paid during such period and such modified Rent amount.

Article 7.
LANDLORD’S INTEREST NOT SUBJECT TO LIENS

7.1         Liens, Generally.    Tenant shall not, directly or indirectly, create or cause to be imposed, claimed or filed upon the Leased Property, or upon the interest of Landlord therein, any Lien of any nature whatsoever. If, because of any act or omission of Tenant, any such Lien shall be imposed, claimed or filed by any party whosoever or whatsoever, Tenant shall, at its sole cost and expense, cause the same to be promptly (and in no event later than forty-five (45) days following receipt of notice of such Lien) fully paid and satisfied or otherwise promptly discharged of record (by bonding or otherwise) and Tenant shall indemnify and save and hold Landlord harmless from and against any and all costs, liabilities, suits, penalties, claims and demands whatsoever, and from and against any and all reasonable attorney’s fees, at both trial and all appellate levels, resulting or on account thereof and therefrom. In the event that Tenant shall fail to comply with the foregoing provisions of this Section 7.1, Landlord shall have the option, but not the obligation, of paying, satisfying or otherwise discharging (by bonding or otherwise) such Lien and Tenant agrees to reimburse Landlord, upon demand and as Additional Rent, for all sums so paid and for all costs and expenses incurred by Landlord in connection therewith, together with interest thereon, until paid. Landlord agrees to give Tenant prompt Notice of all sums paid by Landlord pursuant to this Section 7.1.

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7.2         Construction or Mechanics Liens. Landlord’s interest in the Leased Property shall not be subjected to Liens of any nature by reason of Tenant’s construction, alteration, renovation, repair, restoration, replacement or reconstruction of any improvements on or in the Leased Property, or by reason of any other act or omission of Tenant (or of any person claiming by, through or under Tenant) including, but not limited to, construction, mechanics’ and materialmen’s liens. All persons dealing with Tenant are hereby placed on notice that such persons shall not look to Landlord or to Landlord’s credit or assets (including Landlord’s interest in the Leased Property) for payment or satisfaction of any obligations incurred in connection with the construction, alteration, renovation, repair, restoration, replacement or reconstruction thereof by or on behalf of Tenant. Tenant has no power, right or authority to subject Landlord’s interest in the Leased Property to any construction, mechanic’s or materialmen’s lien or claim of lien. If a Lien, a claim of lien or an order for the payment of money shall be imposed against the Leased Property on account of work performed, or alleged to have been performed, for or on behalf of Tenant, Tenant shall, within forty-five (45) days after written notice of the imposition of such Lien, claim or order, cause the Leased Property to be released therefrom by the payment of the obligation secured thereby or by furnishing a bond or by any other method prescribed or permitted by law. If a Lien is released, Tenant shall thereupon furnish Landlord with a written instrument of release which has been recorded or filed in the appropriate office of land records of the county in which the Leased Property is located, and otherwise sufficient to establish the release as a matter of record. Tenant shall pay when due all claims for labor or materials furnished to or for Tenant at or for use in the Land and Improvements. Tenant shall not permit any mechanics’ or materialmen’s liens to be levied against the Leased Property for any labor or material furnished to Tenant or claimed to have been furnished to Tenant or to Tenant’s agents or contractors in connection with work of any character performed or claimed to have been performed on the Land or the Improvements by or at the direction of Tenant, and shall immediately cause the release of any such liens as provided hereinabove.

7.3         Contest of Liens.    Tenant may, at its option, contest the validity of any Lien or claim of lien if Tenant shall have first posted an appropriate and sufficient bond in favor of the claimant or paid the appropriate sum into court, if permitted by and in strict compliance with Applicable Laws, and thereby obtained the release of the Leased Property from such Lien. If judgment is obtained by the claimant under any Lien, Tenant shall pay the same immediately after such judgment shall have become final and the time for appeal therefrom has expired without appeal having been taken. Tenant shall, at its own expense, using counsel reasonably approved by Landlord, diligently defend the interests of Tenant and Landlord in any and all such suits; provided, however, that Landlord may, nonetheless, at its election and expense, engage its own counsel and assert its own defenses, in which event Tenant shall cooperate with Landlord and make available to Landlord all information and data in Tenant’s custody or control which Landlord reasonably deems necessary or desirable for such defense.

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7.4         Notices of Commencement of Construction.    If required by the laws of the State in which the Leased Property is located, prior to commencement by Tenant of any work on the Leased Property which shall have been previously permitted by Landlord as provided in this Agreement, Tenant shall record or file a notice of the commencement of such work or similar notice required by Applicable Law (the “Notice of Commencement”) in the land records of the county in which the Leased Property is located, identifying Tenant as the party for whom such work is being performed, stating such other matters as may be required by law and requiring the service of copies of all notices, Liens or claims of lien upon Landlord. Any such Notice of Commencement shall clearly reflect that the interest of Tenant in the Leased Property is that of a leasehold estate and shall also clearly reflect that the interest of Landlord as the fee simple owner of the Leased Property shall not be subject to construction, mechanics or materialmen’s liens on account of the work which is the subject of such Notice of Commencement. A copy of any such Notice of Commencement shall be furnished to and approved by Landlord and its attorneys prior to the recording or filing thereof, as aforesaid.

Article 8.
TAXES AND ASSESSMENTS

8.1         Obligation to Pay Taxes and Assessments.    Throughout the entire Term, Tenant shall bear, pay and discharge as Additional Charges and not later than the last day on which payment may be made without penalty or interest, any and all taxes, assessments, charges, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees) and other impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary, foreseen or unforeseen, and each and every installment thereof which shall or may during or with respect to the Term hereof be charged, laid, levied, assessed, or imposed upon, or arise in connection with, the use, occupancy, operation or possession of the Leased Property or any part thereof or the business conducted thereon, including, without limitation, ad valorem real and personal property taxes, all taxes charged, laid, levied, assessed or imposed in lieu of or in addition to any of the foregoing by virtue of all present or future laws, ordinances, requirements, orders, directions, rules or regulations of Governmental Agencies, and all assessments and charges imposed pursuant to the Permitted Encumbrances, if they accrued during the Term, whether or not such Additional Charges become due and payable during or after the Term. Upon payment, Tenant shall promptly furnish to Landlord satisfactory evidence of the payment of all such taxes, assessments, impositions or charges.

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8.2         Tenant’s Right to Contest Taxes.    Notwithstanding the foregoing, Tenant shall have the right, after prior written notice to Landlord, to contest at its own expense the amount and validity of any taxes or other payments described in Section 8.1 above by appropriate proceedings under Applicable Law conducted in good faith and with due diligence and to postpone or defer payment thereof, provided and so long as:

(a)        Such proceedings shall operate to suspend the collection of such payments with respect to the Leased Property;

(b)        Neither the Leased Property nor any part thereof would be in immediate danger of being forfeited or lost by reason of such proceedings, postponement or deferment; and

(c)        Unless otherwise approved in writing by Landlord, Tenant shall have furnished Landlord with security for payment of the contested payments which is satisfactory to Landlord, and, in the event that the preconditions set forth in (a) and (b) above are no longer met, Landlord shall have the right to draw upon such security to pay and discharge the payments in question and any liens against the Leased Property arising thereunder.

8.3         Tax Escrow Account. Without limiting any other reserve requirements hereunder, Tenant shall pay or cause to be paid into a separate account (the “Tax Account”) to be established by Tenant with a lending institution designated by Landlord (which Tax Account shall not be removed from such lending institution without the express prior approval of Landlord), and which Landlord may draw upon, a reserve amount sufficient to discharge the obligations of Tenant under Section 8.1 hereof with respect to real estate taxes for the applicable Fiscal Year as and when they become due (such amounts, the “Tax Escrow Amount”). During each month commencing with the first full calendar month following the receipt of said notice from Landlord, Tenant shall deposit into the Tax Account one twelfth of the Tax Escrow Amount so that as each installment of real estate taxes becomes due and payable, there are sufficient funds in the Tax Account to pay the same. If the amount of such and real estate taxes has not been definitively ascertained by Tenant at the time when any such monthly deposit is to be paid, Landlord shall require payment of the Tax Escrow Amount based upon the amount of real estate taxes paid for the preceding year, subject to adjustment as and when the amount of such real estate taxes are ascertained by Tenant. The Tax Escrow Amount in the Tax Account shall be and constitute additional security for the performance of Tenant’s obligations hereunder and shall be subject to Landlord’s security interest therein and shall, if there are sufficient funds in escrow, be used to pay taxes when due. Landlord and Tenant shall execute such documentation as may be necessary to create and maintain Landlord’s security interest in the Tax Account.

Article 9.
INSURANCE

9.1         General Insurance Requirements.    Tenant shall, at all times during the Term and at any other time Tenant shall be in possession of the Leased Property, keep the Leased Property and all property located therein or thereon, insured against the following risks in the following amounts, if available at commercially reasonable rates, except as may otherwise be set forth on Schedule 9.1 attached hereto:

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(a)        “All-risk” property insurance (and to the extent applicable, Builder’s Risk Insurance) on the Leased Improvements and all items of business personal property, including but not limited to signs, awnings, canopies, gazebos, fences and retaining walls, and all P&E, including without limitation, insurance against loss or damage from the perils under “All Risk” (Special) form, including but not limited to the following: fire, windstorm, sprinkler leakage, vandalism and malicious mischief, water damage, explosion of steam boilers, pressure vessels and other similar apparatus, and other hazards generally included under extended coverage, all in an amount equal to one hundred percent (100%) of the replacement value of the Leased Improvements (excluding excavation and foundation costs), business personal property and P&E, without a co-insurance provision, and shall include an Agreed Value endorsement;

(b)        Ordinance or Law Coverage with limits of not less than the Leased Improvements for Coverage A (Loss to the undamaged portion of the building), limits not less than $500,000.00 for Coverage B (Demolition Cost Coverage), and limits not less than $500,000.00 for Coverage C (Increased Cost of Construction Coverage);

(c)        Business income insurance to be written on “Special Form” (and on “Earthquake” and “Flood” forms if such insurance for those risks is required, including “Extra Expense”, without a provision for co-insurance, including an amount sufficient to pay at least twelve (12) months of Rent for the benefit of Landlord, as its interest may appear, and at least twelve (12) months of Cash Available for Lease Payments less Rent for the benefit of Tenant;

(d)        Occurrence form commercial general liability insurance, including bodily injury and property damage, liquor liability, fire legal liability, contractual liability and independent contractor’s hazard and completed operations coverage in an amount not less than $1,000,000.00 per occurrence and $3,000,000.00 per location, aggregate, without exclusion for resident injury arising out of fire, smoke, explosion, collapse, vandalism, wind and riot;

(e)        Umbrella liability coverage which shall be on a following form for the General Liability, Automobile Liability, Employers’ Liability and Liquor Liability (if applicable), with limits of not less than $5,000,000 per occurrence/aggregate, without exclusion for resident injury arising out of fire, smoke, explosion, collapse, vandalism, wind and riot;

(f)        Flood insurance (if the Leased Property is located in whole or in part within an area identified as an area having special flood hazards under the National Flood Insurance Program) for the full (100%) replacement value of the improvements and all items of business personal property or any greater amount as may be required by the National Flood Insurance Program;

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(g)        Worker’s compensation coverage for all persons employed by Tenant on the Leased Property with statutory limits, and Employers’ Liability insurance in an amount of at least $1,000,000.00 per accident/disease;

(h)        Business auto liability insurance, including owned, non-owned and hired vehicles for combined single limit of bodily injury and property damage of not less than $1,000,000.00 per occurrence;

(i)        “Earthquake” insurance, if the Leased Property is currently, or at any time in the future, located within a major earthquake disaster area, in amount, and in such form and substance and with such limits and deductibles as are satisfactory to Landlord;

(j)        Crime insurance covering employee theft in an amount not less than $100,000.00;

(k)        Professional liability insurance coverage with the highest policy limits generally available in the market where the Leased Property is located to facilities similar in type and size to the Leased Property, up to $1,000,000.00 per occurrence and $3,000,000.00 per location, aggregate; and

(l)        Such additional insurance or increased insurance limits as may be reasonably required from time to time by Landlord (including, without limitation, any mortgage, security agreement or other financing permitted hereunder and then affecting the Leased Property, as well as any declaration, ground lease or easement agreement affecting the Leased Property), or any Mortgagee, provided the same is customarily carried by a majority of comparable facilities in the area.

Without limiting the generality of the foregoing Section 9.1(l), the required commercial liability insurance and umbrella liability coverage limits and deductible amounts pertaining thereto as set forth in this Article 9 shall in no event provide less coverage (lower limits or higher deductibles) than the “Comparable Insurance Coverage” carried on any of the other facilities leased, operated or owned by Tenant or Manager, and the insurance coverage for the Leased Property shall immediately be increased by Tenant to equal any greater or increased “Comparable Insurance Coverage” carried or obtained for such other facilities. For purposes of the foregoing, “Comparable Insurance Coverage” shall mean insurance coverage levels adjusted for relevant variations in risk and insurability characteristics between the insured facilities being compared, including without limitation consideration of variations in insurance coverages carried by Tenant or Manager between different insurance markets (states or other jurisdictional subdivisions) where insured risks or insurance pricing or availability varies materially.

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Notwithstanding the foregoing, commencing on the initial review and approval process for the proposed annual budget pursuant to Section 17.5 below, and each Fiscal Year thereafter during the Term, the insurance coverages set forth above shall be reviewed by the parties in consultation with each other. Any material change in such insurance coverages shall be subject to Landlord and Tenant’s prior written consent. If Landlord does not respond to a written notice from Tenant requesting Landlord’s consent to such a change within ten (10) Business Days of Landlord’s receipt of such request, such consent shall be deemed granted. If Landlord does not consent to such change, and if Tenant is unable, after using its reasonable commercial efforts, to obtain the coverages requested by Landlord for the amount provided for insurance coverage in the approved annual budget determined pursuant to Section 17.5 below, then Landlord shall either (a) agree to pay the additional cost of such insurance, which additional cost shall not be treated as a Property Expense or as Landlord’s Additional Investment, or (b) the requirement for such insurance coverage will be deemed waived.

9.2         [Intentionally Omitted].

9.3         Waiver of Subrogation. Landlord and Tenant agree that with respect to any property loss which is covered by insurance then being carried by Landlord, Tenant or Manager, respectively, the party carrying such insurance and suffering said loss releases the other of and from any and all claims with respect to such loss; and they further agree that their respective insurance companies shall have no right of subrogation against the other on account thereof.

9.4         General Provisions. The Facility’s allocated chargeback/deductible for general liability insurance shall not exceed $100,000.00, and $250,000.00 for workmen’s compensation insurance, unless any greater amounts are agreeable to both Landlord and Tenant. The Facility’s property insurance deductible shall not exceed $25,000.00 unless a higher deductible for high hazard risks (i.e., wind or flood) is mandated by the insurance carrier. All insurance policies pursuant to this Article 9 shall be issued by insurance carriers having a general policy holder’s rating of no less than A-/VII in Best’s latest rating guide, and shall contain clauses or endorsements to the effect that (a) Landlord shall not be liable for any insurance premiums thereon or subject to any assessments thereunder, and (b) the coverages provided thereby will be primary and any insurance carried by any additional insured shall be excess and non-contributory to the extent of the indemnification obligation pursuant to Section 14.2(a) below. All such policies described in Section 9.1 shall name Landlord and any Mortgagee as additional insureds, loss payees, or mortgagees, as their interests may appear and to the extent of their indemnity. All loss adjustments shall be payable as provided in Article 10. Tenant shall deliver certificates thereof to Landlord prior to their effective date (and, with respect to any renewal policy, no less than thirty (30) days prior to the expiration of the existing policy), which certificates shall state the nature and level of coverage reported thereby, as well as the amount of the applicable deductible. Upon Landlord’s request, original copies of all insurance policies to be obtained by Tenant shall be delivered to Landlord by Tenant, or if provided by Manager shall be made available for Landlord’s review at Manager’s corporate headquarters during normal business hours. All such policies shall provide Landlord (and any Mortgagee if required by the same) thirty (30) days prior written notice of any material change or cancellation of such policy.

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In the event Tenant shall fail to effect such insurance as herein required, to pay the premiums therefor or to deliver such certificates to Landlord or any Mortgagee at the times required, Landlord shall have the right, but not the obligation, subject to the provisions of Section 12.4, to acquire such insurance and pay the premiums therefor, which amounts shall be payable to Landlord, upon demand, as Additional Rent, together with interest accrued thereon at the Disbursement Rate from the date such payment is made until Notice to Tenant of the amount spent by Landlord pursuant to this paragraph, and thereafter at the Overdue Rate until (but excluding) the date repaid.

9.5         Blanket Policy. Notwithstanding anything to the contrary contained in this Article 9, Tenant’s obligation to maintain the insurance herein required may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant, so long as such policies otherwise meet all requirements under this Article 9.

Article 10.
CASUALTY

10.1         Restoration and Repair. If during the Term the Leased Property shall be totally or partially destroyed and thereby rendered Unsuitable for Its Permitted Use, Tenant shall give Landlord prompt Notice thereof. Either Landlord or Tenant may, by the giving of Notice thereof to the other party within sixty (60) days after such casualty occurs, terminate this Agreement, whereupon Landlord shall be entitled to retain the insurance proceeds payable on account of such damage including proceeds from any business interruption insurance and Tenant shall pay to Landlord the amount of any deductible; provided, however, Landlord shall only be entitled to receive proceeds from any business interruption insurance up to the amount of any Rent payments past due and any past due contributions to the Reserve. Tenant further expressly acknowledges, understands and agrees that in the event that the Agreement is terminated as aforesaid, Landlord may settle any insurance claims and Tenant shall, upon request of Landlord, cooperate in any such settlement. If during the Term, the Leased Property shall be destroyed or damaged in whole or in part by fire, windstorm or any other cause whatsoever, but the Leased Property either (i) is not rendered Unsuitable for Its Permitted Use or (ii) is rendered Unsuitable for Its Permitted Use but neither Landlord nor Tenant terminate this Agreement in the manner provided above, then, Tenant shall give Landlord immediate Notice thereof and Tenant shall, subject to the provisions of Section 10.2 below, repair, reconstruct and replace the Leased Property, or the portion thereof so destroyed or damaged, at least to the extent of the value and character thereof existing immediately prior to such occurrence and in compliance with all Legal Requirements, including any alterations to the Leased Property required to be made by any Governmental Agencies due to any changes in code or building regulations (which Tenant acknowledges may increase the replacement value of the Leased Property which Tenant will then be required to insure, due to any changes in code or building regulations). All such restoration work shall be started as promptly as practicable and diligently completed at Tenant’s sole cost and expense. Tenant shall, however, immediately take such action as is necessary to assure that the Leased Property (or any portion thereof), does not constitute a nuisance or otherwise present or constitute a health or safety hazard. Tenant shall have the right to discontinue operating the Leased Property to the extent reasonably necessary to comply with Applicable Laws, or to safely repair, reconstruct or replace the Leased Property or such portion so destroyed or damaged in accordance with the requirements of this Article 10.

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10.2         Escrow and Disbursement of Insurance Proceeds. If this Agreement is not otherwise terminated pursuant to Section 10.1, then in the event of a casualty resulting in a loss to the Leased Improvements and/or P&E in an amount greater than Two Hundred Fifty Thousand Dollars ($250,000) (as determined by an architect or engineer selected by Landlord), the proceeds of all casualty insurance policies maintained by Tenant shall be deposited in Landlord’s name in an escrow account at a bank or other financial institution designated by Landlord, and shall be used by Tenant for the repair, reconstruction or restoration of the Leased Property to its original condition. Tenant shall, at the time of establishment of such escrow account and from time to time thereafter until said work shall have been completed and paid for, furnish Landlord with adequate evidence acceptable to Landlord that at all times the undisbursed portion of the escrowed insurance proceeds, together with any funds made available by Tenant, is sufficient to pay for the repair, reconstruction or restoration in its entirety. Landlord may, at its option, require, prior to advancement of said escrowed insurance proceeds (i) approval of plans and specifications by an architect or other design professional appropriate under the circumstances and approved by Landlord and Tenant (which approval shall not be unreasonably withheld or delayed), (ii) general contractors’ estimates, (iii) architect’s certificates, (iv) unconditional lien waivers of general contractors, if available, (v) evidence of approval by all Governmental Agencies and other regulatory bodies whose approval is required, and (vi) such other terms as a Mortgagee or Landlord may reasonably require. The escrowed insurance proceeds shall be disbursed by Landlord, not more than monthly, upon (i) certification of the architect or engineer selected by Landlord and having supervision of the work that such amounts are the amounts paid or payable for the repair, reconstruction or restoration and (ii) submittal by Tenant of a written requisition and substantiation therefor on AIA Forms G702 and G703 (or on such other form or forms as may be reasonably acceptable to Landlord). Tenant shall obtain, and make available to Landlord, receipted bills and, upon completion of said work, full and final waivers of lien. In the event of a casualty resulting in a loss payment for the Leased Improvements in an amount equal to or less than the amount stated above, the proceeds shall be paid to Tenant, and shall be applied towards repair, reconstruction and restoration. Any and all loss adjustments with respect to losses payable hereunder shall require the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. All salvage resulting from any risk covered by insurance shall belong to Tenant, provided any rights to the same have been waived by the insurer. In addition, notwithstanding anything in this Agreement to the contrary, Tenant shall be strictly liable and solely responsible for the amount of any deductible and shall pay for all repairs, reconstruction or alterations up to the full amount of such deductible (and provide evidence of such payment to Landlord by documentation reasonably acceptable to Landlord) before any insurance proceeds are used for repairs, reconstruction or alterations. Landlord’s obligations to disburse any insurance proceeds shall be subject to (x) the collection thereof, and (y) the release of such proceeds by the Mortgagee.

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10.3         No Abatement of Rent. Unless terminated in accordance with the provisions of Section 10.1 above, this Agreement shall remain in full force and effect and Tenant’s obligation to make all payments of Rent and to pay all Additional Charges as and when required under this Agreement shall remain unabated during the Term notwithstanding any casualty to the Leased Property (provided that Landlord shall credit against such payments any amounts paid to Landlord as a consequence of such damage under any business interruption insurance obtained by Tenant hereunder). The provisions of this Article 10 shall be considered an express agreement governing any event of casualty involving the Leased Property and, to the maximum extent permitted by law, Tenant hereby waives the application of any local or state statute, law, rule, regulation or ordinance in effect during the Term which provides for such abatement.

10.4         Tenant’s Property and Business Interruption Insurance. All insurance proceeds payable by reason of any loss of or damage to any of Tenant’s Personal Property and the business interruption insurance maintained for the benefit of Tenant shall be paid to Tenant; provided, however, no such payments shall diminish or reduce the insurance payments otherwise payable to or for the benefit of Landlord hereunder.

10.5         Restoration of Tenant’s Property. If Tenant is required to restore the Leased Property as hereinabove provided, Tenant shall either (i) restore all alterations and improvements made by Tenant and Tenant’s Personal Property, or (ii) replace such alterations and improvements and Tenant’s Personal Property with improvements or items of the same or better quality and utility in the operation of the Leased Property.

10.6         Waiver. Tenant hereby waives any statutory rights of termination which may arise by reason of any damage or destruction of the Leased Property and agrees that its rights shall be limited to those set forth in Section 10.1.

Article 11.
CONDEMNATION

11.1         Total Condemnation, Etc. If the whole of the Leased Property shall be taken or condemned for any public or quasi-public use or purpose, by right of eminent domain or by purchase in lieu thereof, or if a substantial portion of the Leased Property shall be so taken or condemned that the portion or portions remaining is or are not sufficient and suitable, in the mutual reasonable judgment of Landlord and Tenant, for the continued operation thereof as required herein, so as to effectively render the Leased Property Unsuitable for its Permitted Use, then this Agreement and the Term hereby granted shall cease and terminate (without prejudice to Landlord’s and Tenant’s respective rights to an award under Section 11.3 below), as of the date on which the Condemnor takes possession and all Rent shall be paid by Tenant to Landlord up to that date or refunded by Landlord to Tenant if Rent has previously been paid by Tenant beyond that date.

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11.2         Partial Condemnation. If a portion of the Leased Property is taken, and the portion or portions remaining can, in the mutual reasonable judgment of Landlord and Tenant, be adapted and used for the conduct of Tenant’s business operation in accordance with the terms of this Agreement, such that the Leased Property is not effectively rendered Unsuitable for its Permitted Use, then the Tenant shall, utilizing condemnation proceeds paid to Landlord from the Condemnor, promptly restore the remaining portion or portions thereof to a condition comparable to their condition at the time of such taking or condemnation, less the portion or portions lost by the taking, and this Agreement shall continue in full force and effect except that the Rent payable hereunder shall, if necessary, be equitably adjusted to take into account the proportionate reduction in the number of living units located on the Leased Property as a result of the taking. Tenant shall have the right to discontinue operating the Leased Property to the extent reasonably necessary to comply with Applicable Laws, or to safely restore the remaining portion or portions thereof in accordance with the requirements of this Article 11.

11.3         Disbursement of Award. The entire award for the Leased Property or the portion or portions thereof so taken shall be apportioned between Landlord and Tenant as follows: (a) if this Agreement terminates due to a taking or condemnation, Landlord shall be entitled to the entire award; provided, however, that any portion of the award expressly allocable to the taking of Tenant’s Personal Property shall be the sole property of and payable to Tenant, and (b) if this Agreement does not terminate due to such taking or condemnation, Tenant shall be entitled to the award to the extent required for restoration of the Leased Property, and Landlord shall be entitled to the balance of the award not applied to restoration. In any condemnation proceedings, Landlord and Tenant shall each seek its own award in conformity herewith, at its own expense. If this Agreement does not terminate due to a taking or condemnation, Tenant shall, with due diligence, restore the remaining portion or portions of the Leased Property in the manner hereinabove provided. In such event, if the proceeds of the award exceed Two hundred fifty Thousand Dollars ($250,000), then such proceeds shall be deposited with a bank or financial institution designated by Landlord as if such award were casualty insurance proceeds, and the amount so deposited will thereafter be treated in the same manner as insurance proceeds are to be treated under Section 10.2 of this Agreement until the restoration has been completed and Tenant has been reimbursed for all the costs and expenses thereof. If the award is insufficient to pay for the restoration, Tenant shall be responsible for the remaining cost and expense of such restoration. Obligations to disburse any award shall be subject to (x) the collection thereof, and (y) the release of such award by the Mortgagee.

11.4         No Abatement of Rent. This Agreement shall remain in full force and effect and Tenant’s obligation to make all payments of Rent and to pay all other charges as and when required under this Agreement shall, subject to the provisions of Section 11.2 above, remain unabated during the Term notwithstanding any Condemnation involving the Leased Property. The provisions of this Article 11 shall be considered an express agreement governing any Condemnation involving the Leased Property and, to the maximum extent permitted by law, no local or State statute, law, rule, regulation or ordinance in effect during the Term which provides for such abatement shall have any application in such case.

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11.5         Disputes. If Landlord and Tenant cannot agree in respect of any matters to be determined under this Article, a determination shall be requested of the court having jurisdiction over the taking or condemnation; provided, however, that if said court will not accept such matters for determination, either party may have the matters determined by a court otherwise having jurisdiction over the parties.

Article 12.
DEFAULTS AND REMEDIES

12.1         Events of Default. Each of the following events shall be an Event of Default hereunder by Tenant and shall constitute a breach of this Agreement:

(a)        If Tenant shall fail to pay, when due, any Minimum Rent due hereunder and such failure shall continue for a period of ten (10) days after such amount became due and payable, or fail to make payment of any other Rent or any other sums (including, but not limited to, funding of the Reserve and all Reserve Expenditures, as required by Section 5.2, or the Tax and Insurance Escrow Amounts, if required by Section 8.3), payable hereunder when due and such failure shall continue for a period of ten (10) days after Notice thereof from Landlord setting forth the unpaid amount then due and payable.

(b)        If Tenant shall violate or fail to comply with or perform any other term, provision, covenant, agreement or condition to be performed or observed by Tenant under this Agreement which is not otherwise identified in this Section 12.1, and such violation or failure shall continue for a period of thirty (30) days after written notice thereof from Landlord; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with commercially reasonable efforts within such period of time and if, in addition, Tenant commences to cure or commences to cause to be cured such default within thirty (30) days after Notice thereof from Landlord and thereafter prosecutes the curing of such default with commercially reasonable efforts, such period of time shall be extended to such period of time as may be necessary to cure such default with commercially reasonable efforts.

(c)        If any assignment, transfer, or sublease shall be made or deemed to be made by Tenant that is in violation of the provisions of this Agreement and not terminated within ten (10) days after Notice to Tenant of such Default, or if any encumbrance shall be made by Tenant that is in violation of the provisions of this Agreement and Tenant has not, within ten (10) days after Notice to Tenant of such Default, caused the Leased Property to be released therefrom.

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(d)        If Tenant shall cease the actual and continuous operation of the business contemplated by this Agreement to be conducted by Tenant upon the Leased Property (and such cessation is not the result of casualty or condemnation and accompanying restoration, a renovation, a Force Majeure Event (as long as Tenant is making a good faith effort to perform its obligations under this Agreement) or is not otherwise permitted by Landlord or is not the result of a legal requirement or during an emergency); or if Tenant shall vacate, desert or abandon the Leased Property; or (except as authorized above in this paragraph) the Leased Property shall become empty or unoccupied; or if the Leased Property or Leased Improvements are used by Tenant for any purpose or for the conduct of any activity, other than the Permitted Use, or if the Tenant permits the Leased Property or Leased Improvements to be used for any purpose, or for the conduct of any activity, other than the Permitted Use (except that any use by a third party shall not be deemed a use permitted by Tenant if Tenant is making a diligent and commercially reasonable effort to stop such use).

(e)        If, at any time during the Term of this Agreement, Tenant or Limited Guarantor shall file in any court, pursuant to any statute of either the United States or of any State, a petition in bankruptcy or insolvency, or for reorganization or arrangement, or for the appointment of a receiver or trustee of all or any portion of Tenant’s or Limited Guarantor’s property, including, without limitation, the leasehold interest in the Leased Property, or if Tenant or Limited Guarantor shall make an assignment for the benefit of its creditors or petitions for or enters into an arrangement with its creditors.

(f)        If, at any time during the Term of this Agreement, there shall be filed against Tenant or Limited Guarantor in any court pursuant to any statute of the United States or of any State, a petition in bankruptcy or insolvency, or for reorganization, or for the appointment of a receiver or trustee of all or a portion of Tenant’s or Limited Guarantor’s property, including, without limitation, the leasehold interest in the Leased Property, and any such proceeding against Tenant or Limited Guarantor shall not be dismissed within sixty (60) days following the commencement thereof.

(g)        If Tenant’s leasehold interest in the Leased Property or any property therein (including without limitation Tenant’s Personal Property and the P&E Replacements) shall be seized under any levy, execution, attachment or other process of court where the same shall not be vacated or stayed on appeal or otherwise within thirty (30) days thereafter, or if Tenant’s leasehold interest in the Leased Property is sold by judicial sale and such sale is not vacated, set aside or stayed on appeal or otherwise within thirty (30) days thereafter.

(h)        If Tenant or Manager shall be in default under the Management Agreement and such default is not cured within the applicable grace period.

(i)        If Tenant fails to give notice to Landlord not later than ten (10) days after Tenant’s receipt of any fine notice from any Government Agency relating to a Major Violation at the Facility.

(j)        If Tenant fails to notify Landlord within one (1) Business Day after receipt of any notice from any Governmental Agency terminating or suspending or reflecting a material risk of an imminent termination or suspension, of any material Permit relating to the Facility.

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(k)        If Tenant fails during the Term of this Lease to cure or abate any Major Violation occurring during the Term that is claimed by any Governmental Agency of any law, order, ordinance, rule or regulation pertaining to the operation of the Facility, and within the time permitted by such authority for such cure or abatement.

(l)        If Tenant shall have engaged in conduct resulting in the loss or material limitation of any Permit under any circumstances under which Tenant is required to cease its operation of the Leased Property in accordance with its Permitted Use at the time of such loss or limitation.

(m)        If Tenant or the Facility should be assessed fines or penalties by any state health or licensing agency having jurisdiction over such Persons or the Facility in excess of $50,000.00 in any Fiscal Year.

(n)        If Tenant or any Affiliated Person of Tenant, as applicable, shall violate or fail to comply with or perform any other term, provision, covenant, agreement or condition to be performed or observed by Tenant or any Affiliated Person of Tenant under any other lease agreement entered into with Landlord and/or any Affiliated Person of Landlord, including without limitation any such agreement listed in Schedule 12.1 attached hereto (which Schedule the parties hereto agree will be updated from time to time as Landlord, Tenant and their respective Affiliated Persons enter into additional lease agreements among themselves), and such violation or failure shall continue beyond any cure provision provided in the applicable lease agreement.

(o)        If Rent Coverage falls below 1.0x during the first two (2) Accounting Years and 1.05x thereafter for any three (3) consecutive Accounting Periods.

Notwithstanding the foregoing, Tenant shall not be deemed to have committed an Event of Default under this Agreement if such Event of Default resulted from:

(x) a Force Majeure Event (as long as Tenant is making a good faith effort to perform its obligations under this Agreement); or

(y) During the Initial Term, Tenant’s failure to make payment of Rent or any other sums so long as (i) the full amount of Cash Available for Lease Payments is applied to the payment of Rent each Accounting Period; (ii) any amount of Rent owed which remains unpaid each Accounting Period remains due and owing in subsequent months, with only the payment and collection thereof being deferred; and (iii) the aggregate amount of unpaid Rent at any given time does not exceed $890,000.00.

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During the term of the Management Agreement, Landlord hereby agrees and consents to any cure of any Default or Event of Default tendered or performed by Manager or any Affiliated Person of Manager within the same cure period afforded Tenant herein.

Upon the occurrence of an Event of Default, the Tenant shall provide the reports and information detailed in Exhibit “J” attached hereto immediately upon the occurrence of such Event of Default.

12.2         Remedies on Default. If any of the Events of Default hereinabove specified shall occur and be continuing, Landlord shall have and may exercise any of the following rights and remedies:

(a)        Landlord may, pursuant to written notice thereof to Tenant, immediately terminate this Agreement and, peaceably or pursuant to appropriate legal proceedings, re-enter, retake and resume possession of the Leased Property for Landlord’s own account without liability for trespass (Tenant hereby waiving any right to notice or hearing prior to such taking of possession by Landlord) and, for Tenant’s breach of and default under this Agreement, recover immediately from Tenant any and all sums and damages due or in existence at the time of such termination, including, without limitation, (i) all Rent and other sums, charges, payments, costs and expenses agreed and/or required to be paid by Tenant to Landlord hereunder, (ii) all costs and expenses of Landlord in connection with the recovery of possession of the Leased Property, including reasonable attorney’s fees based upon services rendered at hourly rates and court costs, and (iii) all reasonable costs and expenses of Landlord in connection with any reletting or attempted reletting of the Leased Property or any part or parts thereof, including, without limitation, brokerage fees, advertising costs, reasonable attorney’s fees based upon services rendered at hourly rates and the cost of any alterations or repairs or tenant improvements which may be reasonably required to so relet the Leased Property, or any part or parts thereof.

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(b)        Landlord may, pursuant to any prior notice required by law, and without terminating this Agreement, peaceably or pursuant to appropriate legal proceedings, re-enter, retake and resume possession of the Leased Property for the account of Tenant, make such alterations of and repairs and improvements to the Leased Property as may be reasonably necessary in order to relet the same or any part or parts thereof and, directly or through a qualified management or operating company which may include an Affiliated Person of Landlord, operate and manage the Leased Property, and relet or attempt to relet the Leased Property or any part or parts thereof for such term or terms (which may be for a term or terms extending beyond the Term of this Agreement), at such rents and upon such other terms and provisions as Landlord, in its sole discretion, may deem advisable. If Landlord takes possession and control of the Leased Property and operates the same, (A) Tenant shall, for so long as Landlord is actively operating the Leased Property, have no obligation to operate the Leased Property but agrees that Landlord, any contract manager or operator, or any new tenant or sublessee may, to the extent permitted by law, operate the Facility under Tenant’s Permits, until same are issued in the name of the Landlord or the new manager/operator or tenant or sublessee, as applicable (and Landlord shall make a diligent and commercially reasonable effort to cause same to be so issued) and (B) Landlord shall indemnify and hold Tenant harmless from any actual damage, injury, loss, compensation or claim, relating to the Leased Property and the Facility and arising during Landlord’s control or possession of the Leased Property or the Facility. If Landlord relets or attempts to relet the Leased Property, or obtains a contract manager or operator for the Leased Property, Landlord shall in its reasonable discretion determine the terms and provisions of any new lease or sublease, or management or operating agreement, and whether or not a particular proposed manager or operator, or new tenant or sublessee, is acceptable to Landlord. Upon any such reletting, or the operation of the Leased Property by a contract manager or operator, all rents or incomes received by the Landlord from such reletting or otherwise from the operation of the Leased Property shall be applied, (i) first, to the payment of all reasonable costs and expenses of recovering possession of the Leased Property, (ii) second, to the payment of any reasonable costs and expenses of such reletting and or operation, including brokerage fees, advertising costs, reasonable attorney’s fees based upon service rendered at hourly rates, a market rate management fee of not more than five percent (5%) of the gross revenues generated (except no management fee payable to an Affiliated Person shall exceed five percent (5%)) and the cost of any alterations and repairs reasonably required for such reletting or operation of the Leased Property; (iii) third, to the payment of any indebtedness, other than Rent, due hereunder from Tenant to the Landlord, (iv) fourth, to the payment of all Rent and other sums due and unpaid by Tenant hereunder, and (v) fifth, the residue, if any, shall be held by the Landlord and applied in payment of future Rent as the same may become due and payable hereunder. If the rents received from such reletting or net income from the operation of the Leased Property during any period shall be less than the Rents and Additional Charges required to be paid during that period by the Tenant hereunder, Tenant shall promptly pay any such deficiency to the Landlord and failing the prompt payment thereof by Tenant to Landlord, Landlord shall immediately be entitled to institute legal proceedings for the recovery and collection of the same. Such deficiency shall be calculated and paid at, at the end of the Term of this Agreement. Landlord shall, in addition, be immediately entitled to sue for and otherwise recover from Tenant any other damages occasioned by or resulting from any abandonment of the Leased Property or other breach of or default under this Agreement other than a default in the payment of Rent. No such re-entry, retaking or resumption of possession of the Leased Property by the Landlord for the account of Tenant shall be construed as an election on the part of Landlord to terminate this Agreement unless a written notice of such intention shall be given to the Tenant or unless the termination of this Agreement be decreed by a court of competent jurisdiction. Notwithstanding any such re-entry and reletting or attempted reletting of the Leased Property or any part or parts thereof for the account of Tenant without termination, Landlord may at any time thereafter, upon written notice to Tenant, elect to terminate this Agreement or pursue any other remedy available to Landlord for Tenant’s previous breach of or default under this Agreement.

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(c)        Landlord may, without terminating this Agreement and/or without re-entering, retaking or resuming possession of the Leased Property, sue for all Rent and all other sums, charges, payments, costs and expenses due from Tenant to Landlord hereunder either: (i) as they become due under this Agreement, taking into account that Tenant’s right and option to pay the Rent hereunder on a monthly basis in any particular Fiscal Year is conditioned upon the absence of a Default on Tenant’s part in the performance of its obligations under this Agreement, or (ii) at Landlord’s option, accelerate the maturity and due date of the whole or any part of the Rent for the entire then-remaining unexpired balance of the Term of this Agreement, as well as all other sums, charges, payments, costs and expenses required to be paid by Tenant to Landlord hereunder, including, without limitation, damages for breach or default of Tenant’s obligations hereunder in existence at the time of such acceleration, such that all sums due and payable under this Agreement shall, following such acceleration, be treated as being and, in fact, be due and payable in advance as of the date of such acceleration. Landlord may then proceed to recover and collect all such unpaid Rent and other sums so sued for from Tenant by distress, levy, execution or otherwise.

(d)        Landlord may, in addition to any other remedies provided herein, enter upon the Leased Property or any portion thereof and take possession of (i) any and all of Tenant’s Personal Property, if any, (ii) Tenant’s books and records necessary to operate the Leased Property, and (iii) all the bank accounts concerning, or established for, the Leased Property; without liability for trespass or conversion (Tenant hereby waiving any right to notice or hearing prior to such taking of possession by Landlord) and sell the same by public or private sale, after giving Tenant reasonable notice of the time and place of any public or private sale, at which sale Landlord or its assigns may purchase all or any portion of Tenant’s Personal Property, if any, unless otherwise prevented by law. Unless otherwise provided by law and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given at least ten (10) days before the date of sale. The proceeds from any such disposition, less all reasonable expenses incurred in connection with the taking of possession, holding and selling of such Property (including reasonable attorneys’ fees based upon services rendered at hourly rates) shall be credited against Rent which is due hereunder.

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(e)        Tenant acknowledges that one of the rights and remedies available to Landlord under Applicable Law if an Event of Default occurs and is continuing is to apply to a court of competent jurisdiction for the appointment of a receiver to collect the rents, issues, profits and income of the Leased Property and to manage the operation of the Leased Property. Tenant hereby further acknowledges that an Event of Default that occurs and is continuing under Section 12.1(l) above will materially and irreparably impair the value of Landlord’s investment in the Leased Property. Therefore, in such event, and in addition to any other right or remedy of Landlord under this Agreement, Landlord may petition any appropriate court for appointment of a receiver to manage the operation of the Leased Property (or any portion thereof), to collect and disburse all rents, issues, profits and income generated thereby and to preserve or replace to the extent possible the operating license and provider certification of the Leased Property or to otherwise substitute the licensee or provider thereof. The receiver shall be entitled to a reasonable fee for his services as receiver. All such fees and other expenses of the receivership estate shall be payable as Additional Charges under this Agreement. Tenant hereby irrevocably stipulates to the appointment of a receiver under such circumstances and for such purposes and agrees not to contest such appointment.

(f)        Tenant hereby irrevocably makes, constitutes and appoints Landlord (and any officer of Landlord or any Person designated by Landlord for that purpose) as Tenant’s true and lawful proxy and attorney-in-fact (and agent-in-fact) in Tenant’s name, place and stead, with full power of substitution, to:

(i)        use any of the funds in the Reserve for the purpose of making or completing any necessary repairs;

(ii)         make such additions, changes and corrections to the Facility as shall be necessary or desirable to complete the repairs;

(iii)        employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purpose;

(iv)        pay, settle or compromise all bills and claims for materials and work performed in connection with any repairs or as may be necessary or desirable for the completion of the repairs, or for clearance of title;

(v)         adjust and compromise any claims under any and all policies of insurance required pursuant to the Lease and any related agreements;

(vi)        appear in and prosecute any action arising from any insurance policies;

(vii)        collect and receive the proceeds of insurance, and to deduct from such proceeds Landlord’s expenses incurred in the collection of such proceeds;

(viii)      commence, appear in and prosecute, in Landlord’s or Tenant’s name, any action or proceeding relating to any condemnation;

(ix)         settle or compromise any claim in connection with any condemnation;

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(x)        executed all applications and certificates in the name of Tenant which may be required;

(xi)         prosecute and defend all actions or proceedings in connection with the Leased Property or the rehabilitations and repair of the Leased Property;

(xii)        take such actions as are permitted in this Lease and any related agreements;

(xiii)       execute such financing statements and other documents and to do such other acts as Landlord may require to perfect and preserve Landlord’s security interest in, and to enforce such interests in, the Leased Property; and

(xiv)      carry out any remedy provided for in this Lease and any related agreements.

Tenant hereby acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable and shall not be affected by the disability or incompetence of Tenant. Tenant specifically acknowledges and agrees that this power of attorney granted to Landlord may be assigned by Landlord to Landlord’s successors or assigns. However, the foregoing shall not require Landlord to incur any expense or take any action. Tenant hereby ratifies and confirms all that such attorney-in-fact may do or cause to be done by virtue of any provision of this Lease and any related agreements.

(g)        In addition to the remedies hereinabove specified and enumerated, Landlord shall have and may exercise the right to invoke any other remedies allowed at law or in equity as if the remedies of re-entry, unlawful detainer proceedings and other remedies were not herein provided. Accordingly, the mention in this Agreement of any particular remedy shall not preclude Landlord from having or exercising any other remedy at law or in equity. Nothing herein contained shall be construed as precluding the Landlord from having or exercising such lawful remedies (including, without limitation, the right to seek injunctive relief) as may be and become necessary in order to preserve the Landlord’s right or the interest of the Landlord in the Leased Property and in this Agreement, even before the expiration of any notice periods provided for in this Agreement, if under the particular circumstances then existing the allowance of such notice periods will prejudice or will endanger the rights and estate of the Landlord in this Agreement and in the Leased Property.

(h)        Regardless of which of the foregoing alternative remedies is chosen by Landlord under this Section 12.2, Landlord shall be obligated, only to the extent required by applicable law, to mitigate Landlord’s damages as a result of Tenant’s breach of or default under this Agreement.

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12.3         Application of Funds. Any payments received by Landlord under any of the provisions of this Agreement during the existence or continuance of any Event of Default (and any payment made to Landlord rather than Tenant due to the existence of any Event of Default) shall be applied to Tenant’s current and past due obligations under this Agreement in such order as Landlord may determine or as may be prescribed by the laws of the State.

12.4         Landlord’s Right to Cure Tenant’s Default. If Tenant shall default in the performance of any term, provisions, covenant or condition on its part to be performed hereunder, Landlord may, but shall have no obligation to perform the same for the account and at the expense of Tenant. If, at any time and by reason of such default, Landlord is compelled to pay, or after Notice to Tenant elects to pay, any sum of money, or is compelled to do, or after Notice to Tenant elects to do any act which will require the payment of any sum of money, or is compelled to incur any expense in the enforcement of its rights hereunder or otherwise, Landlord will give Tenant prompt Notice of the amount of the payment made by Landlord on Tenant’s behalf, and such sum or sums, together with interest thereon at the Overdue Rate shall be deemed Additional Rent hereunder and shall be repaid to Landlord by Tenant promptly when billed therefor, and Landlord shall have all the same rights and remedies in respect thereof as Landlord has in respect of the rents herein reserved.

12.5         Landlord’s Lien. Landlord shall have at all times during the Term of this Agreement, a valid lien for all rents and other sums of money becoming due hereunder from Tenant, upon all goods, accounts, wares, merchandise, inventory, furniture, fixtures, equipment, vehicles and other personal property and effects of Tenant situated in or upon the Leased Property, including Tenant’s Personal Property and any interest of Tenant in P&E Replacements, and such property shall not be removed therefrom except in accordance with the terms of this Agreement without the approval and consent of Landlord until all arrearages in Rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged in full. Alternatively, the lien hereby granted may be foreclosed in the manner and form provided by law for foreclosure of security interests or in any other manner and form provided by law. The statutory lien for Rent, if any, is not hereby waived and the express contractual lien herein granted is in addition thereto and supplementary thereto. Tenant agrees to execute and deliver to Landlord from time to time during the Term of this Agreement such Financing Statements as may be required by Landlord in order to perfect the Landlord’s lien provided herein or granted or created by state law. Tenant further agrees that during an Event of Default or the pendency of any event or circumstance which, with the passage of time may become an Event of Default, Tenant shall not make any Distributions to its shareholders, partners, members or other owners and any such Distributions shall be considered and deemed to be fraudulent and preferential and subordinate to Landlord’s claim for Rent and other sums hereunder.

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12.6         Landlord’s Default. If Landlord shall default in the performance or observance of any of its covenants or obligations set forth in this Agreement, and any such default shall continue for a period of ten (10) days after Notice thereof with respect to monetary defaults, and thirty (30) days after Notice thereof with respect to non-monetary defaults, from Tenant to Landlord and, subject to Section 19.3, any applicable Facility Mortgage, or such additional period as may be reasonably required to correct such non-monetary defaults, Tenant may declare the occurrence of a “Landlord Default” under this Agreement by giving Notice of such declaration to Landlord and to any Facility Mortgagee. Thereafter, Tenant may (but shall have no obligation to) cure the same and, subject to the provisions of the following paragraph, invoice Landlord for costs and expenses (including reasonable attorneys’ fees, paralegals’ fees and court costs) incurred by Tenant in curing the same. If any such costs and expenses have not been reimbursed to Tenant as of the fifth (5th) day after the Landlord receives Tenant’s Notice therefor, Landlord shall pay to Tenant, a late charge computed at the Overdue Rate on the amount of such reimbursement from the expiration of the applicable cure period to the date of payment thereof. Except as otherwise expressly provided herein to the contrary, Tenant shall have no right to terminate this Agreement for any default by Landlord hereunder and no right, for any such default, to offset or counterclaim against any Rent or other charges due hereunder. Notwithstanding the foregoing, Landlord shall not be deemed to be in default under this Agreement if such default resulted from a Force Majeure Event (as long as Landlord is making a good faith effort to perform its obligations under this Agreement).

If Landlord shall in good faith dispute the occurrence of any Landlord Default and Landlord, before the expiration of the applicable cure period, shall give Notice thereof to Tenant, setting forth, in reasonable detail, the basis therefor, no Landlord Default shall be deemed to have occurred and Landlord shall have no obligation with respect thereto until final adverse determination thereof; provided, however, that in the event of any such adverse determination, Landlord shall pay to Tenant interest on any disputed funds at the Disbursement Rate, from the date demand for such funds was made by Tenant until the date of final adverse determination and, thereafter, at the Overdue Rate until paid.

Article 13.
HOLDING OVER

If Tenant or any other person or party shall remain in possession of the Leased Property or any part thereof following the expiration of the Term or earlier termination of this Agreement without an agreement in writing between Landlord and Tenant with respect thereto, the person or party remaining in possession shall be deemed to be a tenant at sufferance, and during any such holdover, the Rent payable under this Agreement by such tenant at sufferance shall be 150% of the rate or rates in effect immediately prior to the expiration of the Term or earlier termination of this Agreement. In no event, however, shall such holding over be deemed or construed to be or constitute a renewal or extension of this Agreement.

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Article 14.
LIABILITY OF LANDLORD; INDEMNIFICATION

14.1         Liability of Landlord. Landlord and its affiliates shall not be liable to Tenant, its employees, agents, invitees, licensees, customers, clients, residents and their respective family members or guests for any damage, injury, loss, compensation or claim, including, but not limited to, claims for the interruption of or loss to Tenant’s business, based on, arising out of or resulting from any cause whatsoever (other than a breach of Landlord’s obligations under this Agreement, or the negligence or willful misconduct of Landlord, its employees, agents, contractors or invitees), including, but not limited to: (a) repairs to any portion of the Leased Property; (b) interruption in Tenant’s use of the Leased Property; (c) any accident or damage resulting from the use or operation (by Landlord, Tenant or any other person or persons) of any equipment within the Leased Property, including without limitation, heating, cooling, electrical or plumbing equipment or apparatus; (d) the termination of this Agreement by reason of the condemnation or destruction of the Leased Property in accordance with the provisions of this Agreement; (e) any fire, robbery, theft, mysterious disappearance or other casualty; (f) the actions of any other person or persons; and (g) any leakage or seepage in or from any part or portion of the Leased Property, whether from water, rain or other precipitation that may leak into, or flow from, any part of the Leased Property, or from drains, pipes or plumbing fixtures in the Leased Improvements. Any goods, property or personal effects stored or placed by the Tenant or its employees in or about the Leased Property including Tenant’s Personal Property, shall be at the sole risk of the Tenant, unless the loss or damage arises out of the negligence or willful misconduct of Landlord, its employees, agents, contractors or invitees.

14.2         Indemnification.

(a)        Tenant will defend, indemnify and hold Landlord (and any of its Affiliate Persons, their respective directors, officers, shareholders, employees and agents) harmless from and against any claims, losses, expenses, costs, suits, actions, proceedings, demands or liabilities that are asserted against, or sustained or incurred by them because of Tenant’s breach of this Agreement or because of legal actions or regulatory violations arising from Tenant’s gross negligence, fraud, or willful misconduct, or because of any loss, cost, liability and damage (including, without limitation, engineers’ and reasonable attorneys’ fees and expenses, and the cost of litigation) arising from the placing of Hazardous Substances, in violation of any Legal Requirements, including those governing the Environment, on or in the Leased Property by Tenant’s employees, representatives or agents during the Term or any claim related to the sale and service of alcoholic beverages in the Facility. If and to the extent any claim is not covered by insurance carried under this Agreement, Tenant will defend, at its own expense, any actions brought directly against Tenant as a result of its negligence in managing and/or operating the Leased Property, provided that any deductible paid under any such insurance policy shall be a Property Expense, and Tenant will not be liable therefor. The scope of the foregoing indemnities includes any and all costs and expenses properly incurred in connection with any proceedings to defend any indemnified claim, or to enforce the indemnity, or both.

(b)        Landlord shall defend, indemnify and save and hold Tenant harmless from and against any and all liabilities, obligations, losses, damages, injunctions, suits, actions, fines, penalties, claims, demands, costs and expenses of every kind or nature, including reasonable attorney’s fees and court costs, incurred by Tenant, arising directly or indirectly from or out of or resulting from (a) a breach of Landlord’s obligations under this Agreement, or (b) the gross negligence or willful misconduct of Landlord, its employees, agents, contractors or invitees.

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(c)        To the maximum extent permitted by applicable law, no shareholder, member, officer, director, employee or agent of any party to this Agreement shall have any personal liability with respect to the liabilities or obligations of such party under this Agreement or any document executed by such party pursuant to this Agreement. The indemnities contained in Sections 14.2(a) and (b) above shall survive the termination of this Agreement.

14.3         Notice of Claim or Suit. Tenant shall promptly notify Landlord of any claim, action, proceeding or suit instituted or threatened against Tenant or Landlord of which Tenant receives notice or of which Tenant acquires knowledge. Landlord shall promptly notify Tenant of any claim, action, proceeding or suit instituted or threatened against Tenant, or against Landlord and relating to the Leased Property, this Agreement or the Management Agreement, of which Landlord receives Notice or of which Landlord acquires knowledge. In the event either party is made a party to any action for damages or other relief against which such party has been indemnified, as aforesaid, the indemnifying party shall at its own expense using counsel reasonably approved by the indemnified party, diligently defend the indemnified party, pay all costs in such litigation or, at the option and expense of the indemnified party, the indemnified party at its expense may nonetheless engage its own counsel in connection with its own defense or settlement of said litigation in which event the indemnifying party shall cooperate with indemnified party and make available to the indemnified party all information and data in the indemnifying party’s custody or under its control which the indemnified party deems necessary or desirable for such defense. In the event the indemnified party is required to secure its own counsel due to a conflict in the interests of the indemnifying party and the indemnified party in any action for damages or other relief against which the indemnifying party has indemnified the indemnified party, the indemnifying party shall pay all of the indemnified party’s reasonable costs in such litigation. The indemnifying party is required to approve a settlement agreement for any such claim or suit as requested by the indemnified party and which is consistent with applicable insurance company requirements and within insured limits and any deductible, unless the indemnifying party posts a bond or other security acceptable to the indemnified party for any potentially uninsured liability amounts.

14.4         Limitation on Liability of Landlord. In the event Tenant is awarded a money judgment against Landlord, Tenant’s sole recourse for satisfaction of such judgment shall be limited to execution against the Landlord’s interest in the Leased Property. In no event shall any partner, member, officer, director, stockholder or shareholder of Landlord or Tenant or any partner thereof or Affiliated Person or Subsidiary thereof, be personally liable for the obligations of Landlord or Tenant hereunder.

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Article 15.
REIT REQUIREMENTS

15.1         Limitations on Rents Attributable to Personal Property. Landlord and Tenant agree that rents attributable to personal property leased, including any Leased Intangible Property, in connection with the Leased Property do not exceed fifteen percent (15%) of the total Minimum Rent payable by Tenant hereunder and Tenant will not make any accounting or filing which is inconsistent with such agreement. Landlord and Tenant agree that the 15% determination described in this Section 15.1 shall be based upon the annual average of the fair market values of (i) the personal property, including any Leased Intangible Property, and (ii) the aggregate of the personal property and real property subject to the Lease, as required by Section 856(d)(1) of the Code.

15.2         Rents From Subleases Restricted. Tenant shall not sublet the property that is leased to it by Landlord, or enter into any similar arrangement, on any basis such that the rental or other amounts paid by the sublessee thereunder would be based, in whole or in part, on either (a) the net income or profits derived by the business activities of the sublessee or (b) any other formula such that any portion of the rent paid by Tenant to Landlord would have the effect of being based in whole or in part upon the net income or profits of any person.

15.3         Intentionally Omitted.

15.4         Related Party Interests Restricted. Notwithstanding anything to the contrary in this Agreement, Tenant shall not, with Actual Knowledge (as defined in Section 15.8 below) that such action would violate the provisions of this paragraph, take, or permit any Person to take, any action that would cause Landlord to own, directly or indirectly, a ten percent (10%) or more interest in (i) the assets or net profits (in the case of a Person which is a partnership or joint venture) or (ii) the voting power or value of all classes of stock (in the case of a Person which is a corporation) of any Person from whom the Landlord receives rents or other income for the use or occupancy of space, and any such action shall be deemed void ab initio. For purposes of this Section 15.4, Landlord’s ownership of any Person shall be determined as provided in Section 15.7.

15.5         Landlord Services. Landlord shall have no obligation to provide any services (and no person, on behalf of Landlord, shall have any obligation to provide any services) under this Agreement to or for the convenience of the Tenant or any sublessee of the Tenant except to the extent such services are (a) customarily provided to tenants in the geographic area in which the Leased Property is located and of a similar class of property, or (b) services provided by a third party (i) who is adequately compensated by the Tenant or sublessee of the Tenant for the provision of such services, (ii) from whom the Landlord does not directly or indirectly derive or receive any income or revenue, (iii) who does not own 35% or more of the beneficial ownership of the Landlord, and (iv) not 35% or more of whose interests in assets or net profits (if such third party is a partnership or joint venture) or voting power or value of all classes of its stock (if such third party is a corporation) is owned, directly or indirectly, by persons owning, directly or indirectly, 35% or more of the Landlord. For purposes of this Section 15.5, ownership of any Person shall be determined as provided in Section 15.7.

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15.6         Certain Subtenants Prohibited. Notwithstanding anything to the contrary in this Agreement, Tenant shall not, with Actual Knowledge that such action would violate the provisions of this paragraph, sublease the Leased Property to, or otherwise permit exclusive use or occupancy of all or any portion of the Leased Property by, any Person in which Landlord owns, directly or indirectly, a ten percent (10%) or more interest in (i) the assets or net profits (in the case of a Person which is a partnership or joint venture) or (ii) the voting power or value of all classes of stock (in the case of a Person which is a corporation). For purposes of this Section 15.6, ownership of any Person shall be determined as provided in Section 15.7.

15.7         Determination of Ownership. For purposes of Sections 15.4, 15.5, and 15.6 above, ownership of any Person shall be determined by taking into account direct and indirect ownership as well as constructive ownership on account of (a) an option to acquire any such interest, (b) ownership in a corporation, partnership or trust which owns or whose shareholders, partners or beneficiaries own such an interest (treating actual or constructive ownership of any such interest by any shareholder, partner, or beneficiary of any such entity as ownership by the partnership, corporation or trust, as applicable, and actual or constructive ownership by any partnership, corporation or trust of any such interest as ownership by the partner, shareholder or beneficiary, as applicable), or (c) a familial relationship to any actual or constructive owner of an interest in any Person, and treating constructive ownership as actual ownership for purposes of applying the foregoing rules of attribution and reattributing any such deemed ownership to another, provided however, constructive ownership of an interest in any Person by any Person which is an entity on account of attribution from one or more of such entity’s beneficial owners shall not cause other beneficial owners of such entity to be treated as constructively owning the relevant interest, and further provided that attribution of interests in any entity shall be limited as follows: interests in any Person shall be attributed only (i) to and from shareholders of a corporation who actually or constructively own 10% or more of such corporation; (ii) from partners of a partnership who actually or constructively own 25% or more of such partnership; (iii) to partners of a partnership and beneficiaries of a trust in proportion to their actual or constructive ownership of such entity; and (iv) to and from individuals of a family with (A) a parent-child relationship, including lineal descendants and ancestors thereof, (B) a brother-sister relationship, or (C) a husband-wife relationship, provided that constructive ownership by an individual on account of a relationship described in (A), (B), or (C) above shall not be treated as actual ownership by such individual for purposes of reattributing such ownership to another individual whose relationship to the attributed owner is described in (A), (B), or (C) above.

15.8         Actual Knowledge. For purposes of Section 15.4 and 15.6 above, Tenant shall be deemed to have Actual Knowledge of all matters set forth on attached Exhibit “I”, as such Exhibit may be amended from time to time by Notice given to Tenant by Landlord hereunder, and of the ownership of any Person by Tenant or any Affiliated Person of Tenant.

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Article 16.
SUBLETTING AND ASSIGNMENT

16.1         Transfers Prohibited Without Consent. Except as provided in this Section 16.1, Tenant shall not, without the prior written consent of Landlord in each instance, which may be withheld in Landlord’s sole opinion and discretion, sell, assign or otherwise transfer this Agreement, or Tenant’s interest in the Leased Property or interests of Tenant in property of any nature located and used at the Leased Property (including without limitation Tenant’s Personal Property and the P&E Replacements), in whole or in part, or sublet any part of the Leased Property, or grant or permit any lien or encumbrance on or security interest in Tenant’s interest in this Agreement (but Tenant shall have such right with respect to amounts payable by Manager to Tenant (but not to Landlord) under the Management Agreement). Notwithstanding the foregoing, Tenant shall be permitted to grant sublease, rental or other occupancy rights in the Facility to (i) individual residents and (ii) leases for less than 1,000 square feet in connection with the operation of the Leased Property in accordance with the Permitted Use.

16.2         Indirect Transfer Prohibited Without Consent. Subject to the last sentence of this Section 16.2, a sale, assignment, pledge, transfer, exchange or other disposition of (a) the stock of Tenant or any general partner interest in Tenant or (b) any interest of a member or members of Tenant which results in a change or transfer of management or control of Tenant other than, in each case, in connection with (i) a Permitted Succession , or (ii) a transfer made to a trust, family limited partnership or similar entity for estate planning purposes, or a merger, consolidation or other combination of Tenant with another entity which results in a change or transfer of management or control of Tenant, shall be deemed an assignment hereunder and shall be subject to Section 16.1 hereof. For purposes hereof, exchange or transfer of management or control or effective control, shall mean a transfer of 50% or more of the economic benefit of, or Control of, any such entity unless resulting from the death of a member.

16.3         Adequate Assurances. Without limiting any of the foregoing provisions of this Article, if, pursuant to the U.S. Bankruptcy Code, as the same may be amended from time to time, Tenant is permitted to assign or otherwise transfer its rights and obligations under this Agreement in disregard of the restrictions contained in this Article, the assignee shall be deemed to agree to provide adequate assurance to Landlord (a) of the continued use of the Leased Property solely in accordance with the Permitted Use thereof, (b) of the continuous operation of the business in the Leased Property in strict accordance with the requirements of Article 4 hereof, and (c) of such other matters as Landlord may reasonably require at the time of such assumption or assignment. Without limiting the generality of the foregoing, adequate assurance shall include the requirement that any such assignee shall have a net worth (exclusive of good will) of not less than the aggregate of the Rent due and payable for the previous Fiscal Year and is or can be licensed to operate the Facility by the appropriate Governmental Agencies. Such assignee shall expressly assume this Agreement by an agreement in recordable form, an original counterpart of which shall be delivered to Landlord prior to an assignment of the Agreement.

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Any approval of such successor Tenant shall not affect or alter Landlord’s approval rights of each manager of the Leased Property.

Article 17.
ESTOPPEL CERTIFICATES, FINANCIAL STATEMENTS AND OTHER REPORTING

17.1         Estoppel Certificates. Tenant shall from time to time, within fifteen (15) days after request by Landlord and without charge, give a Tenant Estoppel Certificate in the form (or substantially the form) attached hereto as Exhibit “B” and containing such other matters as may be reasonably requested by Landlord to any person, firm or corporation specified by Landlord.

17.2         Monthly Financial Statements and Census Data. Throughout the Term of this Agreement, Tenant shall prepare and deliver, or shall cause Manager to prepare and deliver, to Landlord at or prior to the date which is fifteen (15) Business Days following the end of each Accounting Period during the Term hereof, or seven (7) Business Days in the event Tenant is in default of its obligations to pay Rent, an income (or profit and loss) statement and operating balance sheet showing the results of the operation of the Leased Property for the immediately preceding month and for the Fiscal Year to date. This information shall be provided to Landlord under a complete financial statement for the Facility which shall be delivered prior to the end of the next following month, in the form customarily provided in the industry and approved in advance by the Landlord, and which shall: (a) be taken from the books and records maintained by Tenant and any manager in the form specified herein; (b) follow GAAP or any other consistent form as approved in advance in writing by Landlord; (c) indicate variances from budgeted results for each line item against the Approved Reserve Estimate and Tenant’s budget (if approved pursuant to Section 17.5 below) for the Leased Property for such Fiscal Year; and (d) without limitation, provide (i) a summary of occupancy and terms of occupancy of all units for the applicable period, (ii) a summary including average residents per day and total residents by payor type, (iii) a summary of Cash Available for Lease Payments, and (iv) any other census data for facility residents reasonably requested by Landlord. The aforesaid profit and loss statement, operating balance sheet and financial statements shall be accompanied by an Officer’s Certificate which, for purposes hereof shall mean a Certificate of the Chief Financial Officer of Tenant or Manager (or of Tenant or Manager’s general partner or managing member, if applicable) in which such Officer shall certify (a) that such statements have been properly prepared in accordance with GAAP and to the best of such Officer’s knowledge are true, correct and complete in all material respects and fairly present the consolidated financial condition of the Tenant at and as of the dates thereof and the results of its operations for the period covered thereby, and (b) that no Event of Default has occurred and is continuing hereunder.

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17.3         Quarterly and Annual Financial Statements Tenant or Manager shall deliver to Landlord within thirty (30) days after the end of each quarter of a Fiscal Year, a profit and loss statement, balance sheet and statement of cash flow, together with copies of all reports and communications furnished to Tenant by any Manager of the Leased Property, showing results from the operation of the Leased Property during such quarter of the Fiscal Year, and reasons for material variations from the approved budget for such quarter. Such statements shall be certified by an officer, partner or member of Tenant.

(b)        Tenant shall deliver to Landlord within thirty (30) days after the end of each quarter of a Fiscal Year, a profit and loss statement, balance sheet and statement of cash flow reflecting the financial standing of each of the Tenant for the applicable quarter.

(c)        Each Guarantor shall deliver to Landlord within ninety (90) days after the end of each Fiscal Year, a personal profit and loss statement and balance sheet reflecting the financial standing of such Guarantor for the applicable quarter; provided, however, that upon the occurrence and continuance of an Event of Default, each Guarantor shall deliver such financial statements on a quarterly basis, within thirty (30) days after the end of each quarter of a Fiscal Year.

(d)        Tenant or Manager shall deliver to Landlord within sixty (60) days after the end of each Fiscal Year, an unaudited profit and loss statement, balance sheet and statement of cash flow, together with copies of all reports and communications furnished to Tenant by any Manager of the Leased Property, showing results from the operation of the Leased Property during such Fiscal Year, and reasons for material variations from the approved budget for such year.

(e)        Tenant or Manager shall deliver to Landlord within ninety (90) days after the end of each Fiscal Year, a profit and loss statement, balance sheet and statement of cash flow certified by an independent certified public accountant who is actively engaged in the practice of his profession and who is acceptable to Landlord (which statement shall also be certified by an officer, partner or member of Tenant or Manager).

(f)        Tenant shall also make a diligent and commercially reasonable effort to deliver to Landlord at Landlord’s expense at any time and from time to time, upon not less than ten (10) Business Days’ notice from Landlord, any financial statements or other financial reporting information relating to the Facility and required to be filed by Landlord with the SEC or any other governmental authority or required pursuant to any order issued by any Governmental Agencies or arbitrator in any litigation to which Landlord is a party for purposes of compliance therewith, to the extent such information, in the form requested by the SEC or other governmental authority, is in the Tenant’s possession or under its control. Any disputes concerning the contents of such statements or any accounting matter thereunder shall be determined by the approved independent certified public accountant providing such statement.

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17.4         Records Tenant shall keep and maintain at all times in accordance with GAAP (separate and apart from its other books, records and accounts) complete and accurate up-to-date books and records adequate to reflect clearly and correctly the results of operations of the Leased Property, on an accrual basis. Such books and records shall be kept and maintained at the Leased Property or Tenant’s principal office in Aurora, Colorado or, upon notice to Landlord, at the principal office of the Manager of the Leased Property in Brentwood, Tennessee. Landlord or its representatives shall have, at all reasonable times during normal business hours, reasonable access, on reasonable advance notice, to examine and copy the books and records pertaining to the Leased Property and all reserve and escrow accounts established pursuant to the terms of this Lease. Such books and records shall be available for at least four (4) years after the applicable Fiscal Year for Landlord’s inspection, copying, review and audit at Landlord’s expense during reasonable business hours and upon reasonable notice.

17.5         General Operations Budget In addition to the Reserve Estimate, Tenant shall furnish to Landlord, on or before November 1 of each Fiscal Year, a proposed annual budget, the form and contents of which shall be subject to Landlord’s approval, which shall not be unreasonably withheld or delayed, setting forth projected income and costs and expenses projected to be incurred by Tenant in managing, leasing, maintaining and operating the Facility during the following Fiscal Year. If Landlord does not provide Tenant with Notice of Landlord’s disapproval of the proposed annual budget with ten (10) Business Days after its receipt by Landlord, the proposed annual budget shall be deemed approved by Landlord. If Landlord timely provides such Notice to Tenant, Tenant may submit a revised proposed annual budget to Landlord pursuant to the provisions of this Section 17.5, and if consensus cannot be reached between the parties as to the annual budget within sixty (60) days of Tenant’s initial submission of a proposed annual budget to Landlord pursuant to the first sentence of this Section 17.5, either party shall have the right to refer the dispute to the Expert to determine, pursuant to Section 21.17 below, whether Landlord unreasonably withheld or delayed its approval of the proposed annual budget, and such resolution shall be final and binding on Landlord and Tenant. To the extent reasonable possible, such Notice from Landlord shall identify disapproved items on a line item basis and shall state Landlord’s reasons for such disapproval. If the Expert determines that Landlord unreasonably withheld or delayed such approval, the proposed annual budget shall be deemed approved by Landlord. Tenant shall obtain the written consent of Landlord before entering into or, authorizing Manager to enter into any contract, lease or agreement in excess of One Hundred Thousand Dollars ($100,000) per year or three (3) years in duration, except those specifically set forth in an annual budget that has been approved or that is deemed approved pursuant to this paragraph.

If there is a delay in the finalization of the proposed annual budget, Tenant shall operate under the expired annual budget, adjusted by the GDP Deflator, until a new budget has been approved pursuant to this Section 17.5.

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17.6         Landlord Meetings. At Landlord’s reasonable request, Tenant shall make the Tenant’s property management team and the executive officers of Tenant available to meet with Landlord from time to time to discuss the Reserve Estimate, the annual budgets (and variances therefrom) and any other items related to the operation of the Facility, which Landlord wishes to discuss. Tenant agrees to give good faith consideration to any suggestions or requests that Landlord may have.

17.7         Reserved.

17.8         Other Reports. Tenant shall also comply with the additional reporting requirements detailed in Exhibit “J” attached hereto, as such Exhibit may be amended from time to time at Landlord’s request with Tenant’s consent. Tenant shall provide all reports required detailed in Exhibit “J” attached hereto within the timeframes described in such exhibit.

Article 18.
LANDLORD’S RIGHT TO INSPECT

Landlord, Mortgagee and their agents shall have the right to enter upon the Leased Property or any portion thereof at any reasonable time to inspect the same, including but not limited to, the operation, sanitation, safety, maintenance and use of the same, or any portions of the same and to assure itself that Tenant is in full compliance with its obligations under this Agreement (but Landlord and Mortgagee shall not thereby assume any responsibility for the performance of any of Tenant’s obligations hereunder, nor any liability arising from the improper performance thereof). In making any such inspections, neither Landlord nor Mortgagee shall unduly interrupt or interfere with the conduct of Tenant’s business.

Article 19.
SALE OF FACILITY; FACILITY MORTGAGES;
FUTURE TITLE ENCUMBRANCES

19.1         Sale, Assignment or Transfer of Facility. Without limiting Landlord’s rights pursuant to Section 2.5 hereof, Landlord shall not sell, assign, transfer or otherwise dispose of the Leased Property, unless such purchaser, assignee or transferee agrees in writing to assume and be bound by all of Landlord’s obligations under this Agreement, and Landlord promptly provides Tenant with a copy of such written agreement.

19.2         Facility Mortgages. Upon Notice from Landlord to the Tenant and the Manager, Landlord may from time to time, encumber Landlord’s interest in the Leased Property with a mortgage or mortgages and security interests or collateral assignment by Landlord to any third party or parties of any of Landlord’s rights under this Agreement or the rents, issues or profits therefrom as security for any liability or indebtedness, direct, indirect or contingent, of Landlord to such third party or parties, and any future amendments, supplements, modifications, extensions, renewals, consolidations and replacements thereof or thereto (such mortgage, mortgages, security interests, assignments, amendments, supplements, modifications, extensions, renewals, consolidations and replacements being a “Facility Mortgage”); provided, however, that any Facility Mortgage shall be non-recourse to the Tenant and the Manager.

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19.3         Future Title Encumbrances. Title Encumbrances which are entered into, or become encumbrances on the Facility and/or the Leased Property, after the Commencement Date shall be referred to in this Agreement as “Future Title Encumbrances.” Landlord agrees that it will give Tenant and Manager, if applicable, Notice of its intention to execute any Future Title Encumbrances.

19.4         Subordination. This Agreement, Tenant’s interest hereunder and Tenant’s leasehold interest in and to the Leased Property are hereby agreed by Tenant to be and are hereby made junior, inferior, subordinate and subject in right, title, interest, lien, encumbrance, priority and all other respects to any Facility Mortgage. The foregoing subordination provisions of this Section shall be automatic and self-operative without the necessity of the execution of any further instrument or agreement of subordination on the part of Tenant. Tenant acknowledges and agrees that notwithstanding the foregoing automatic subordination, if Landlord or Mortgagee shall request that Tenant execute and deliver any further instrument or agreement of subordination (which instrument or agreement shall be in form and content reasonably acceptable to Tenant) of this Agreement or Tenant’s interest hereunder or Tenant’s leasehold interest in the Leased Property to any such Facility Mortgage, in confirmation or furtherance of or in addition to the foregoing subordination provisions of this Section, Tenant shall promptly execute and deliver the same to the requesting party. Upon request by Tenant, Landlord shall, at no expense to Tenant, provide Tenant with a Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) from any Mortgagee, which such SNDA shall be commercially reasonable in both form and content. Further, Tenant agrees that it will, from time to time, execute such documentation (which documentation shall be commercially reasonable in form and content) as may be requested by Landlord and any Mortgagee (a) to assist Landlord and such Mortgagee in establishing or perfecting any security interest in Landlord’s interest in the Reserve and the funds therein; and (b) to facilitate or allow Landlord to encumber the Leased Property as herein contemplated. If, within thirty (30) days following Tenant’s receipt of a written request by Landlord or the holder or proposed holder of any such Facility Mortgage, Tenant shall fail or refuse or shall have not executed any such further instrument or agreement of subordination (which instrument or agreement shall be commercially reasonable in form and content), for whatever reason, Tenant shall be in breach and default of its obligation to do so and of this Agreement and Landlord shall be entitled thereupon to exercise any and all remedies available to Landlord pursuant to this Agreement or otherwise provided by law.

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19.5         Attornment. Tenant shall and hereby agrees to attorn, and be bound under all of the terms, provisions, covenants and conditions of this Agreement, to any successor of the interest of Landlord under this Agreement for the balance of the Term of this Agreement remaining at the time of the succession of such interest to such successor. In particular, in the event that any proceedings are brought for the foreclosure of any Facility Mortgage, Tenant shall attorn to the purchaser at any such foreclosure sale and recognize such purchaser as Landlord under this Agreement. Tenant agrees that neither the purchaser at any such foreclosure sale nor the foreclosing Mortgagee or holder of any such Facility Mortgage shall have any liability for any act or omission of Landlord, be subject to any offsets or defenses which Tenant may have as claims against Landlord, or be bound by any advance rents which may have been paid by Tenant to Landlord for more than the current period in which such rents come due.

19.6         Rights of Mortgagees and Assignees. Tenant shall comply with the terms of any Facility Mortgage, provided Landlord has given Tenant notice of the applicable provisions thereof. At the time of giving any notice of default to Landlord, Tenant shall mail or deliver to any Mortgagee of whom Tenant has notice, a copy of any such notice. No notice of default or termination of this Agreement by Tenant shall be effective until each such Mortgagee shall have been furnished a copy of such notice by Tenant. In the event Landlord fails to cure any default by it under this Agreement, the Mortgagee shall have, at its option, a period of thirty (30) days after expiration of any cure period of Landlord within which to remedy such default of Landlord or to cause such default to be remedied. In the event that the Mortgagee elects to cure any such default by Landlord, then Tenant shall accept such performance on the part of such Mortgagee as though the same had been performed by Landlord, and for such purpose Tenant hereby authorizes any Mortgagee to enter upon the Leased Property to the extent necessary to exercise any of Landlord’s rights, powers and duties under this Agreement. If, in the event of any default by Landlord which is reasonably capable of being cured by a Mortgagee, the Mortgagee promptly commences and diligently pursues to cure the default, then Tenant will not terminate this Agreement or cease to perform any of its obligations under this Agreement so long as the Mortgagee is, with due diligence, engaged in the curing of such default.

19.7         Deed in Lieu of Foreclosure. Any Mortgagee, foreclosing lender and/or purchaser at a foreclosure sale or transferee that receives a deed in lieu of foreclosure shall be released from any and all liability and/or obligations under this Lease with respect to the Leased Property arising or accruing prior to the date of the conveyance of the Leased Property. Notwithstanding anything to the contrary contained in this Lease, any liability of a Mortgagee and/or its assigns to the Landlord shall be limited to the value of such Mortgagee’s interest in the Leased Property.

Article 20.
ADDITIONAL COVENANTS OF TENANT

20.1         Conduct of Business. Tenant shall not engage in any business other than the leasing and operation of the Leased Property for the Permitted Use and activities incidental thereto, including without limitation the delivery of services to the Facility residents under the Service Licenses or otherwise, and shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect and in good standing its corporate, limited partnership, limited liability company or other entity status and existence and its rights and licenses necessary to conduct such business. Promptly upon receipt of same, Tenant shall provide Landlord with copies of all such licenses, and notices of loss of any such licenses, or of any limits imposed upon admissions to the Facility.

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20.2         Additional Covenants of Tenant. In addition to the other covenants and representations of Tenant herein and in this Agreement, Tenant hereby covenants, acknowledges and agrees that Tenant shall:

(a)        Except as authorized in this Section 20.2, not guaranty any obligation of any Person;

(b)        Pay or cause to be paid all lawful claims for labor and rents with respect to the Leased Property;

(c)        Pay or cause to be paid all trade payables;

(d)        Not declare, order, pay or make, directly or indirectly, any Distribution or any payments to any members or Affiliated Persons as to Tenant (excluding any payments by Tenant to Manager under the Management Agreement, but including any other payments in the ordinary course of business, and any payments pursuant to any other management agreements with any such Affiliate, or set apart any sum of property therefor, or agree to do so, if, at the time of such proposed action or immediately after giving effect thereto, any Event of Default shall exist;

(e)        Except as otherwise permitted by this Agreement, not sell, lease (as lessor or sublessor), transfer or otherwise dispose of or abandon, all or any material portion of its assets or business to any Person, or sell, lease, transfer or otherwise dispose of or abandon any of Tenant’s Personal Property, provided, however, Tenant may dispose of portions of Tenant’s or former commercial lease tenant’s Personal Property or the personal property of any former tenants of the Leased Property which have become inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary.

(f)        Subject to the availability of funds in the Reserve therefor, provide and maintain throughout the Term, all P&E Replacements as shall be necessary in order to operate the Leased Property in compliance with applicable legal requirements and insurance requirements and otherwise in accordance with customarily practice in the industry for the Permitted Use. If, from and after the Commencement Date, Tenant enters into an agreement permitting it to use any items of tangible personal property (other than motor vehicles) on, or in connection with the Leased Property which belong to anyone other than Tenant, Tenant shall require the agreement permitting such use to provide that Landlord or its designee may assume Tenant’s rights and obligations under such agreement upon the termination of this Agreement and any assumption of management or operation of the Leased Property by Landlord or its designee.

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(g)        Deliver to Landlord within thirty (30) days after receipt of or after modification thereof, copies of all licenses authorizing Tenant and/or Manager to operate the Leased Property for its Permitted Use.

(h)        At Landlord’s written request, which may not be given by Landlord more than once each Fiscal Year, undertake or cause the Manager to undertake a risk management audit and report regarding the operation of the Facility for its Permitted Use, the cost of which shall be a Property Expense, and provide Landlord with a copy of the report and any other results of the audit.

(i)        Give prompt notice to Landlord of any litigation or any administrative proceeding involving Tenant, Landlord or the Leased Property of which Tenant has notice or actual knowledge and which involves a potential uninsured liability equal to or greater than $50,000.00 or which, in Tenant’s reasonable opinion, may otherwise result in any material adverse change in the business, operations, property, prospects, results of operation or conditions, financial or otherwise, of Tenant or the Facility.

(j)        Not, except as approved in writing by Landlord, either directly or indirectly, for itself, or through, or on behalf of, or in connection with any Person, and shall use diligent efforts to cause the Manager not to, divert or attempt to divert any business or customer of the Leased Property to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the good will associated with the Landlord or the Leased Property.

(k)        Except for liabilities incurred in the ordinary course of business, not create, incur, assume or guarantee, or permit to exist or become or remain liable directly or indirectly upon, any Indebtedness except Indebtedness of Tenant to Landlord or deferred fees to the Manager as provided in the Management Agreement.

20.3         Compliance with Management Agreement. Tenant and Manager have entered into that certain Management Agreement attached hereto as Exhibit “K”. Tenant shall comply with all material terms and provisions of the Management Agreement (or any replacement thereof) to be complied with by Tenant, subject to Tenant’s right to pursue all available remedies, at law and in equity, with respect to any alleged default by Tenant in the performance of its duties and obligations under the Management Agreement, or otherwise contest, in good faith and with due diligence, any such alleged default by Tenant. Unless required by Applicable Laws, Tenant shall not enter into any modifications or amendments of the Management Agreement, nor, except as otherwise expressly set forth in this Agreement, terminate the same prior to the expiration thereof, without Landlord’s prior written consent; nor shall Tenant enter into any replacement of the Management Agreement or elect not to extend the term of the Management Agreement without Landlord’s prior written consent. In addition, in no event will the term of any Management Agreement extend beyond the Term hereof, as extended pursuant to Section 2.4. In addition to the obligations contained herein, Tenant agrees to promptly deliver or cause the Manager to promptly deliver to Landlord (a) copies of all notices provided by the Manager to Tenant under the terms of the Management Agreement concerning notices of default, notices of changes or modifications to the Leased Property and the like; (b) evidence reasonably acceptable to Landlord that Tenant has paid to Manager all sums due from Tenant to Manager under the Management Agreement; and (c) copies of the proposed Annual Operating Budget, the Marketing Budget, the Capital Budget, the monthly financial report, the Annual Financial Report, and any other written reports delivered to Tenant by Manager. Except as expressly required by the Management Agreement or expressly authorized by this Agreement, Tenant further agrees that Tenant shall not approve any Reserve Expenditure which has not been included in the Approved Reserve Estimate. The terms of Section 21.20 shall not be applicable to this Section 20.3.

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20.4         Collateral Assignment of Management Agreement.  Tenant shall enter into a collateral assignment of the Management Agreement with Landlord assigning Tenant’s interest in the Management Agreement to Landlord in substantially in the form attached hereto as Exhibit “L”.

20.5         Collateral Assignment of Leased Intangible Property  Tenant shall enter into a collateral assignment of Leased Intangible Property with Landlord in substantially in the form attached hereto as Exhibit “M”.

20.6         Pledge of Assets.   Tenant shall enter into a Pledge Agreement with Landlord in substantially the form attached hereto as Exhibit “N”.

20.7         Collateral Assignment of Revenues.   Tenant shall enter into a Collateral Assignment of Revenues from the home health and rehab businesses owned by the Affiliated Persons of the Tenant and operating at the Leased Property in substantially the form attached hereto as Exhibit “O”.

Article 21.
MISCELLANEOUS

21.1         Limitation on Payment of Rent.  All agreements between Landlord and Tenant herein are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of Rent, or otherwise, shall the Rent or any other amounts payable to Landlord under this Agreement exceed the maximum permissible under Applicable Laws, the benefit of which may be asserted by Tenant as a defense, and if, from any circumstance whatsoever, fulfillment of any provision of this Agreement, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, or if from any circumstances Landlord should ever receive as fulfillment of such provision such an excessive amount, then, ipso facto, the amount which would be excessive shall be applied to the reduction of the installment(s) of Minimum Rent next due and not to the payment of such excessive amount. This provision shall control every other provision of this Agreement and any other agreements between Landlord and Tenant.

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21.2         No Waiver.  No release, discharge or waiver of any provision hereof shall be enforceable against or binding upon Landlord or Tenant unless in writing and executed by Landlord or Tenant, as the case may be. Neither the failure of Landlord or Tenant to insist upon a strict performance of any of the terms, provisions, covenants, agreements and conditions hereof, nor the acceptance of any Rent by Landlord with knowledge of a breach of this Agreement by Tenant in the performance of its obligations hereunder, or the following of any practice or custom at variance with the terms hereof, shall be deemed or constitute a waiver of any rights or remedies that Landlord or Tenant may have or a waiver of any subsequent breach or default in any of such terms, provisions, covenants, agreements and conditions or the waiver of the right to demand exact compliance with the terms hereof.

21.3         Remedies Cumulative.  Except as otherwise expressly provided by this Agreement, to the maximum extent permitted by law, each legal, equitable or contractual right, power and remedy of either party, now or hereafter provided either in this Agreement or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by such party of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by such party of any or all of such other rights, powers and remedies.

21.4         Severability.  Any clause, sentence, paragraph, section or provision of this Agreement held by a court of competent jurisdiction to be invalid, illegal or ineffective shall not impair, invalidate or nullify the remainder of this Agreement, but rather the effect thereof shall be confined to the clause, sentence, paragraph, section or provision so held to be invalid, illegal or ineffective, and this Agreement shall be construed as if such invalid, illegal or ineffective provisions had never been contained therein.

21.5         Acceptance of Surrender.  No surrender to Landlord of this Agreement or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

21.6         No Merger of Title.  It is expressly acknowledged and agreed that it is the intent of the parties that there shall be no merger of this Agreement or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, this Agreement or the leasehold estate created hereby and the fee estate or ground landlord’s interest in the Leased Property.

21.7         Tenant’s Representations.  In addition to any other representation or warranty set forth herein and as an inducement to Landlord to enter into this Agreement, Tenant hereby represents and warrants to Landlord as follows:

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(a)          Tenant is duly organized and validly existing and in good standing under the laws of the State of its formation. Tenant has all requisite power and authority under the laws of the State of its formation and the laws of the State of Colorado and its partnership or operating agreement, articles of incorporation, by-laws, or other charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Tenant is duly authorized to transact business in any jurisdiction in which the nature of the business conducted by it requires such qualification.

(b)          Tenant has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by Tenant, prior to the date hereof, such document shall constitute the valid and binding obligation and agreement of Tenant, enforceable against Tenant in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors and except to the extent that the availability of equitable relief may be subject to the discretion of the court before which any proceeding may be brought.

(c)          There are no judgments presently outstanding and unsatisfied against Tenant or any of its properties, and neither Tenant nor any of its properties are involved in any material litigation at law or in equity or any proceeding before any court, or by or before any governmental or administrative agency, which litigation or proceeding could materially adversely affect Tenant, and no such material litigation or proceeding is, to the knowledge of Tenant, threatened against Tenant and to the knowledge of Tenant no investigation looking toward such a proceeding has begun or is contemplated.

(d)          Tenant acknowledges that Tenant’s failure or repeated delays in making prompt payment in accordance with the terms of any agreement, leases, invoices or statements for purchase or lease of P&E, Inventories or other goods or services will be detrimental to the reputation of Landlord and Tenant. Accordingly, Tenant agrees that Tenant shall make all reasonable efforts to cause Manager to pay when due all undisputed amounts owed by Tenant in connection with the operation of the Leased Property.

(e)          All employees of Tenant are solely employees of Tenant or an Affiliated Person of Tenant and not Landlord. Tenant is not Landlord’s agent for any purpose in regard to Tenant’s employees or otherwise. Further, Tenant expressly acknowledges and agrees that Landlord does not exercise any direction or control over the employment policies or employment decisions of Tenant.

(f)          Tenant has not (i) made any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the laws of the United States or the jurisdiction in which made, (ii) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on its books, or (iii) made any payments to any person with the intention or understanding that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment. Tenant shall not take any such actions during the Term of this Agreement.

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(g)          Tenant’s equity is directly and (if applicable) indirectly owned as shown on Exhibit “E”, and its current officers are listed on said Exhibit “E”. Tenant shall submit to Landlord within ninety (90) days after the end of each Fiscal Year during the Term of this Agreement in which any change has occurred, an updated list of all officers, directors, shareholders, partners, and/or members of Tenant, as applicable to Tenant’s formation and structure, and the respective interests in Tenant held by each of such Persons as of the end of each Fiscal Year.

21.8      Quiet Enjoyment.  Landlord covenants and agrees that so long as Tenant shall timely pay all rents due to Landlord from Tenant hereunder and keep, observe and perform all covenants, promises and agreements on Tenant’s part to be kept, observed and performed hereunder, Tenant shall and may peacefully and quietly have, hold and occupy the Leased Property free of any interference from Landlord or any Person claiming by, through or under Landlord; subject, however, and nevertheless to the terms, provisions and conditions of this Agreement, the Permitted Encumbrances and documents affecting title to the Leased Property approved in writing by Tenant.

21.9      Recordation of Memorandum of Lease.  At either party’s option, a short form memorandum of this Agreement, in the form attached hereto as Exhibit “C” shall be recorded or filed among the appropriate land records of the county in which the Leased Property is located, and Tenant shall pay all recording costs associated therewith. In the event of a discrepancy between the provisions of this Agreement and such short form memorandum thereof, the provisions of this Agreement shall prevail.

21.10     Notices.

(a)          Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

(b)          All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

(c)          All such notices shall be addressed,

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if to Landlord to:	Sentio STAV Landlord, LLC c/o Sentio Healthcare Properties, Inc. 189 South Orange Avenue Suite 1700 Orlando, FL 32801-3260 Attn: John Mark Ramsey Attn: Scott Larche

with a copy, which does not constitute notice, to:	Michael A. Okaty Foley & Lardner LLP 111 North Orange Avenue Suite 1800 Orlando, Florida 32801
if to Tenant to:	ERB OPCO SAV, LLC c/o EvergreenSLP, LLC P.O. Box 2107 Brentwood, TN 37024 Attn: Brian Dowd Attn: Chris Coates

with a copy, which does not constitute notice, to:	John A. Rogers Jr. Herrick, Feinstein LLP 2 Park Avenue New York, New York 10016

(d)          By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

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21.11         Construction; Non-recourse.  Anything contained in this Agreement to the contrary notwithstanding, all claims against, and liabilities of, Tenant or Landlord arising prior to any date of termination or expiration of this Agreement with respect to the Leased Property shall survive such termination or expiration. Each term or provision of this Agreement to be performed by Tenant shall be construed as an independent covenant and condition. Time is of the essence with respect to the performance by either party of its obligations under this Agreement, including, without limitation, obligations for the payment of money. Except as otherwise set forth in this Agreement, any obligations arising prior to the expiration or sooner termination of this Agreement of Tenant (including without limitation, any monetary, repair and indemnification obligations) and Landlord shall survive the expiration or sooner termination of this Agreement. In addition, to the maximum extent permitted by applicable law, no shareholders, members, beneficial owners, direct or indirect, officers, directors, trustees, employees or agents of Landlord or Tenant shall have any personal liability with respect to the payment or performance of the obligations or liabilities of Landlord or Tenant hereunder. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

21.12         Counterparts; Headings.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but which, when taken together, shall constitute but one instrument and shall become effective as of the date hereof when copies hereof, which, when taken together, bear the signatures of each of the parties hereto shall have been signed. Captions and headings in this Agreement are for purposes of reference only and shall in no way define, limit or describe the scope or intent of, or otherwise affect, the provisions of this Agreement.

21.13         Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State in which the Leased Property is located.

21.14         Right to Make Agreement.  Each party warrants, with respect to itself, that neither the execution and delivery of this Agreement, nor the compliance with the terms and provisions hereof, shall violate any provision of any law, or any judgment, writ, injunction, order or decree of any court or Governmental Authority; nor result in or constitute a breach or default under or the creation of any lien, charge or encumbrance upon any of its property or assets under, any indenture, mortgage, deed of trust, contract, other commitment or restriction to which it is a party or by which it is bound; nor require any consent, vote or approval which has not been given or taken, or at the time of the transaction involved shall not have been given or taken. Each party covenants that it has and will continue to have throughout the term of this Agreement and any extensions thereof, the full right to enter into this Agreement and perform its obligations hereunder.

21.15         Brokerage.  Landlord and Tenant hereby represent and warrant to each other that they have not engaged, employed or utilized the services of any business or real estate brokers, salesmen, agents or finders in the initiation, negotiation or consummation of the business and real estate transaction reflected in this Agreement. On the basis of such representation and warranty, each party shall and hereby agrees to indemnify and save and hold the other party harmless from and against the payment of any commissions or fees to or claims for commissions or fees by any real estate or business broker, salesman, agent or finder resulting from or arising out of any actions taken or agreements made by them with respect to the business and real estate transaction reflected in this Agreement.

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21.16      No Partnership or Joint Venture.  Landlord shall not, by virtue of this Agreement, in any way or for any purpose, be deemed to be a partner of Tenant in the conduct of Tenant’s business upon, within or from the Leased Property or otherwise, or a joint venturer or a member of a joint enterprise with Tenant.

21.17      Expert Decisions.  Where this Agreement calls for a matter to be referred to arbitration or an Expert for determination, the following provisions shall apply:

21.17.1.          Unless specifically stated to the contrary, the use of the Expert shall be the exclusive remedy of the parties and neither party shall attempt to adjudicate any dispute in any other forum. The decision of the Expert shall be final and binding on the parties and shall not be capable of challenge, whether by arbitration, in court or otherwise;

21.17.2.          Each party shall be entitled to make written submissions to the Expert, and if a party makes any submission it shall also provide a copy to the other party and the other party shall have the right to comment on such submission. The parties shall make available to the Expert all books and records relating to the issue in dispute and shall render to the Expert any assistance requested of the parties. The costs of the Expert and the proceedings shall be treated as Property Expense(s);

21.17.3.          The Expert shall make its decision with respect to the matter referred for determination by applying the standards applicable to first-class senior living facilities in accordance with the industry standards (including compliance with the requirements of any quality assurance program) and determining whether the matter at issue is necessary to satisfy such standards; and

21.17.4.          The terms of engagement of the Expert shall include an obligation on the part of the Expert to: (i) notify the parties in writing of his or her decision within forty-five (45) days from the date on which the Expert has been selected (or such other period as the parties may agree or as set forth herein); and (ii) establish a timetable for the making of submissions and replies.

21.18      Entire Agreement.  This Agreement contains the entire agreement between the parties and, except as otherwise provided herein, can only be changed, modified, amended or terminated by an instrument in writing executed by the parties. It is mutually acknowledged and agreed by Landlord and Tenant that there are no verbal agreements, representations, warranties or other understandings affecting the same; and that Tenant hereby waives, as a material part of the consideration hereof, all claims against Landlord for rescission, damages or any other form of relief by reason of any alleged covenant, warranty, representation, agreement or understanding not contained in this Agreement. This Agreement shall not be modified or amended without the prior written consent of Lender.

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21.19         Approval of Landlord.  Whenever Tenant is required under this Agreement to do anything to meet the satisfaction or judgment of Landlord, the reasonable satisfaction or judgment of Landlord shall be deemed sufficient. The foregoing provision of this Section shall not apply in any instance where the provisions of this Agreement expressly state that the provisions of this Section do not apply or where the provisions of this Agreement expressly state that such consent, approval or satisfaction are subject to the sole and absolute discretion or judgment of Landlord, and in each such instance Landlord’s approval or consent may be unreasonably withheld or unreasonable satisfaction or judgments may be exercised by Landlord.

21.20         Successors and Assigns.  The agreements, terms, provisions, covenants and conditions contained in this Agreement shall be binding upon and inure to the benefit of Landlord and Tenant and, to the extent permitted herein, their respective successors and assigns.

21.21         Waiver of Jury Trial.  TENANT AND LANDLORD HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAWS, THE RIGHT EITHER OF THEM OR THEIR HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS OR ASSIGNS MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION PROCEEDINGS OR COUNTERCLAIM, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT TO LANDLORD’S ACCEPTING THIS AGREEMENT.

21.22         Treatment of Lease.  Landlord and Tenant each agree to treat this Agreement as a true lease for tax purposes and as an operating lease for generally accepted accounting principles.

21.23         Transfer of Licenses and Contracts.  Upon the expiration or sooner termination of this Agreement, and at Landlord’s sole cost, Tenant shall make a diligent and commercially reasonable effort, but subject to applicable law, to transfer and assign to Landlord or its designee or assist Landlord or its designee in obtaining transfer or assignment of all Leased Intangible Property, including without limitation and together with all Resident Agreements, Permitted Commercial Subleases any of Tenant’s other contracts, licenses, permits, development rights, trade names (except for trade names as included within the Tenant’s Personal Property), telephone exchange numbers identified with the Leased Property, approvals and certificates and all other of Tenant’s intangible rights, benefits and privileges of any kind or character with respect to the Leased Property, useful or required for the then operation of the Leased Property, excluding Tenant’s Personal Property. If requested by Landlord and to the extent permitted by law the Tenant shall provide a collateral assignment of such licenses and other intangible rights as further security for Tenant’s obligations hereunder. Notwithstanding the foregoing, Tenant shall be under no obligation to transfer any utility contracts or arrangements which may be terminated by Tenant effective upon the expiration or sooner termination of this Agreement. Landlord shall be responsible for arranging for new service accounts for utilities in the name of Landlord or its designee to be effective upon the expiration or sooner termination of this Agreement.

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21.24     Tenant’s Personal Property.  Upon the expiration or sooner termination of the Term of this Agreement, Landlord may, in its sole and absolute discretion, elect to either (i) give Tenant Notice that Tenant shall be required, within ten (10) Business Days after such expiration or termination, to remove all of Tenant’s Personal Property from the Leased Property, or (ii) pay Tenant’s book value of such Tenant’s Personal Property (not including, however, trade names listed as part of Tenant’s Personal Property, which shall remain the sole property of Tenant) whereupon title to such Tenant’s Personal Property will be deemed to have been transferred to Landlord. Failure of Landlord to make such election shall be deemed an election to proceed in accordance with clause (ii) preceding.

21.25     Landlord’s Representations.  Landlord hereby represents and warrants to Tenant as follows:

(a)          Landlord is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware. Landlord has all requisite power and authority under the laws of the State of Delaware and its charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(b)          Landlord has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery hereof, this Agreement shall constitute the valid and binding agreement of Landlord.

[SIGNATURES FOLLOW ON NEXT PAGE]

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IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date above first written.

Signed, sealed and delivered in the presence of the following witnesses:	SENTIO STAV LANDLORD, LLC, a Delaware limited liability company

	By:	/s/ John Mark Ramsey
	Name:	John Mark Ramsey
	Title:	Authorized Signatory
Signature of Witness

Printed Name of Witness

Signature of Witness

Printed Name of Witness

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Signed, sealed and delivered in the presence of the following witnesses:	ERB OPCO SAV, LLC

	By:	/s/ Brian E. Dowd
	Printed Name:	Brian E. Dowd
Signature of Witness	Title:	Chief Financial Officer

Printed Name of Witness

Signature of Witness

Printed Name of Witness

80

EXHIBIT “A”

THE LAND

Street Address:                   13801 E. Yale Ave,

Aurora, Colorado

Legal Description:

Lot 1,

Block 1,

Southeast Crossing Subdivision Filing No. 7,

County of Arapahoe,

State of Colorado.

APN:                                  1975-30-3-27-001

A-1

EXHIBIT “B”

TENANT ESTOPPEL CERTIFICATE

THIS TENANT’S ESTOPPEL CERTIFICATE (“Certificate”) is given this __day of ___, 20___ by [________________________________], whose address is _______________________ ____________________________, as Tenant (“Tenant”) in favor of ______________________, a _________________, with principal office and place of business at ______________________ _______________________ (“Beneficiary”).

RECITALS:

A.           Pursuant to the terms and conditions of that certain Lease Agreement (“Lease”) dated ________, ___________________________(“Landlord”) leased to Tenant certain real property in Aurora, Colorado (“Leased Property”), which Leased Property are more particularly described in the Lease.

B.           Pursuant to the terms and conditions of the Lease, the Beneficiary has requested that the Tenant execute and deliver this Certificate with respect to the Lease.

NOW, THEREFORE, in consideration of the above Leased Property, the Tenant hereby makes the following statements for the benefit of the Assignee:

1.          The copy of the Lease attached hereto and made a part hereof as Exhibit “A” is a true, correct and complete copy of the Lease, which Lease is in full force and effect as of the date hereof, and except as set forth in an addendum attached hereto, has not been modified or amended.

2.          The Lease sets forth the entire agreement between the Landlord and the Tenant relating to the leasing of the Leased Property, and except as attached hereto as an addendum, there are no other agreements, written or oral, relating to the leasing of the Leased Property.

3.          Except as set forth in an addendum attached hereto, to the best of Tenant’s knowledge, there exists no uncured or outstanding defaults or events of default under the Lease, or events which, with the passage of time, and the giving of notice, or both, would be a default or event of default under the Lease.

4.          Except as set forth in an addendum attached hereto, no notice of termination has been given by Landlord and received by Tenant or given by Tenant with respect to the Lease.

5.          All payments due the Landlord under the Lease through and including the date hereof have been made, including the monthly installment of Minimum Rent (the Lease) for the period of ______________to ________________in the amount of $___________.

B-1

6.          As of the date hereof, the annual Minimum Rent under the Lease is $__________.

7.          Except as set forth in an addendum attached hereto, to the best of Tenant’s knowledge, there are no disputes between the Landlord and the Tenant with respect to any rental due under the Lease or with respect to any provision of the Lease.

8.          Notwithstanding any provisions of the Lease to the contrary, the Tenant hereby consents to the collateral assignment of the Lease by the Landlord to the Beneficiary, and agrees that no terms and conditions of the Lease shall be altered, amended or changed as a result of such assignment.

9.          The Tenant hereby agrees that from and after the date hereof copies of all notices which Tenant is required to deliver to the Landlord under the Lease with respect to defaults, events of default or failure to perform by the Landlord under the Lease, shall be delivered to Beneficiary at the following address:

10.         The Tenant represents and warrants that except as set forth in an addendum attached hereto, (a) all improvements constructed on the Leased Property have been approved and accepted by Tenant, (b) all utility sources and utility companies which service the Leased Property have been approved and accepted by Tenant and utility service is available to the Leased Property, (c) Tenant is in occupancy of the Leased Property pursuant to the Lease, and (d) to the best of Tenant’s knowledge, Tenant has no offsets, counterclaims or defenses with respect to its obligations under the Lease.

11.         The Tenant understands and acknowledges that Beneficiary is relying upon the representations set forth in this Certificate, and may rely thereon in connection with the collateral assignment of the Lease to Beneficiary.

IN TESTIMONY WHEREOF, witness the signature of the Tenant as of the day and year first set forth above.

[	]

By:
Name:
Title:

B-2

STATE OF

COUNTY OF

The foregoing instrument was acknowledged before me this ______ day of ____________, 2014, by ___________________________, as ______________________ of [_____________________] as on behalf of ___________________. Such person (notary must check applicable box):

☐ is/are personally known to me.

☐ produced a current [______] driver’s license as identification.

☐ produced ________________________________________ as identification.

(NOTARY SEAL)

Notary Public Signature
(Name typed, printed or stamped)
Notary Public, State of
Commission No.:
My Commission Expires:

B-3

EXHIBIT “C”

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE, entered into as of this ____ day of _________, 20___, by SENTIO STAV LANDLORD, LLC, a Delaware limited liability company, whose address is ____________________________, as Landlord, and [___________________________], whose address is __________________________ ________________________, as Tenant.

WITNESETH:

THAT, Landlord and Tenant have heretofore entered into a certain Lease Agreement dated ____________, 20___ (the “Lease”) covering certain Leased Property consisting of, among other things, certain real property located in Aurora, Colorado, more particularly described on Exhibit “A” attached hereto upon which there is constructed and located certain improvements (together the “Leased Property”), and

WHEREAS, it is the desire of both Landlord and Tenant to memorialize the Lease and set forth certain pertinent data with respect thereto,

NOW THEREFORE, with respect to the Lease, Landlord and Tenant hereby acknowledge and agree as follows:

1.          Demise. The Leased Property have been and are hereby demised, let and leased by Landlord to Tenant, and taken and accepted by Tenant from Landlord, all pursuant to and in accordance with the Lease.

2.          Term. The initial Term of the Lease is from __________, 2014, until __________, 2024. Tenant has the right, privilege and option to renew and extend the initial Term of the Lease for up to one (1) additional period of five (5) years, subject to the provisions and conditions of the Lease

3.          Possession. Landlord has delivered possession of the Leased Property to Tenant and Tenant has accepted delivery and taken possession of the Leased Property from Landlord in the “as is” condition of the Leased Property on the Commencement Date.

4.          Liens on Landlord’s Interest Prohibited. By the terms of the Lease, Landlord’s interest in the Leased Property may not be subjected to liens of any nature by reason of Tenant’s construction, alteration, repair, restoration, replacement or reconstruction of any improvements on or in the Leased Property, including those arising in connection with or as an incident to the renovation of the improvements located on the Leased Property, or by reason of any other act or omission of Tenant (or of any person claiming by, through or under Tenant) including, but not limited to, construction, mechanics’ and materialmen’s liens. Accordingly, all persons dealing with Tenant are hereby placed on notice that such persons shall not look to Landlord or to Landlord’s credit or assets (including Landlord’s interest in the Leased Property) for payment or satisfaction of any obligations incurred in connection with the construction, alteration, repair, restoration, renovation, replacement or reconstruction thereof by or on behalf of Tenant. Tenant has no power, right or authority to subject Landlord’s interest in the Leased Property to any construction, mechanic’s or materialmen’s lien or claim of lien.

C-1

5.          Subordination and Attornment. The Lease specifically provides that the Lease and Tenant’s leasehold interest in and to the Leased Property are junior, inferior, subordinate and subject in all respects to any mortgage or mortgages now or hereafter in force and effect upon or encumbering the Leased Property or any portion thereof, and that Tenant shall, and has agreed to, attorn to any successor of the interest of Landlord under the Lease, including the purchaser at any foreclosure sale occasioned by the foreclosure of any such mortgage or mortgages, for the balance of the Term of the Lease remaining at the time of the succession of such interest to such successor.

6.          Inconsistent Provisions. The provisions of this Memorandum constitute only a general description of the content of the Lease with respect to matters set forth herein. Accordingly, third parties are advised that the provisions of the Lease itself shall be controlling with respect to all matters set forth herein. In the event of any discrepancy between the provisions of the Lease and this Memorandum, the provisions of the Lease shall take precedence and prevail over the provisions of this Memorandum.

7.          Termination of Lease. All rights of Tenant shall terminate upon the expiration or earlier termination of the Lease, which may be evidenced by a written notice of such expiration or termination recorded or filed by Landlord among the appropriate land records of the County in which the Leased Property is located.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

C-2

IN WITNESS WHEREOF, Landlord and Tenant have caused this Memorandum of Lease to be duly executed on or as of the day and year first above written.

Signed, sealed and delivered in the	“LANDLORD”
presence of the following witnesses:
SENTIO STAV LANDLORD, LLC, a Delaware limited liability company

Signature of Witness

Printed Name of Witness	By:
Printed Name:
Title:
Signature of Witness

Printed Name of Witness

(CORPORATE SEAL)

STATE OF
COUNTY OF

The foregoing instrument was acknowledged before me this ______ day of ____________, 2014, by ___________________________, as ______________________ of SENTIO STAV LANDLORD, LLC, a Delaware limited liability company as on behalf of said entity. Such person (notary must check applicable box):

☐ is/are personally known to me.

☐ produced a current [________] driver’s license as identification.

☐ produced ________________________________________ as identification.

(NOTARY SEAL)

Notary Public Signature
(Name typed, printed or stamped)
Notary Public, State of
Commission No.:

My Commission Expires:

C-3

Signed, sealed and delivered in the presence of the following witnesses:	“TENANT”

[_____________________________]

Signature of Witness	By:
Printed Name:
Printed Name of Witness	Title:

Signature of Witness

Printed Name of Witness
(CORPORATE SEAL)

STATE OF
COUNTY OF

 The foregoing instrument was acknowledged before me this ______ day of ____________, 2014, by ___________________________, as ______________________ of [______________________] as on behalf of said entity. Such person (notary must check applicable box):

☐ is/are personally known to me.

☐ produced a current [_____________] driver’s license as identification.

☐ produced ________________________________________ as identification.

(NOTARY SEAL)

Notary Public Signature
(Name typed, printed or stamped)
Notary Public, State of
Commission No.:
My Commission Expires:

C-4

EXHIBIT “D”

Single Purpose Entity Requirements

Tenant or its assignee shall throughout the Term hereof do all things necessary to continue to be and remain a Single Purpose Entity (including without limitation, if Tenant is a partnership, insuring that each General Partner of Tenant, continues as a Single Purpose Entity and shall not amend its Articles of Organization or Operating Agreement (or if Tenant is a corporation, Tenant shall not amend its Articles of Incorporation or Bylaws, or if Tenant is a partnership, Tenant shall prevent any general partner from amending such general partner’s Articles of Organization or Bylaws or other formation documents) so as to cause Tenant or its assignee to cease to be a Single Purpose Entity. For purposes hereof, Single Purpose Entity shall mean a Person, other than an individual, which (a) is formed, organized or reorganized solely for the purpose of holding, directly, and operating the leasehold interest in the Leased Property and businesses ancillary thereto, (b) does not engage in any business unrelated to the Leased Property and the operation and management thereof, (c) has not and will not have any assets other than those related to its interest in the Leased Property and the performance of services or the conduct of business contemplated by this Lease Agreement and has not and will not have any indebtedness other than incurred in the ordinary course of business and paid pursuant to the terms of financing applicable to such trade payables and indebtedness expressly authorized in Section 20.2(k) of the Agreement, (d) maintains its own separate books and records and its own accounts, in each case which are separate and apart from the books and records of any other Person, (e) holds itself out as being a Person separate and apart from any other Person, (f) does not and will not commingle its funds or assets with those of any other Person, (g) conducts its own business in its own name, (h) maintains separate financial statements, (i) pays its own liabilities out of its own funds, (j) observes all limited liability company formalities, partnership formalities or corporate formalities, as applicable, (k) maintains an arm’s-length relationship with its Affiliated Persons, (l) pays the salaries of its own employees and maintains a sufficient number of employees in light of its contemplated business operation, (m) does not guarantee or otherwise obligate itself with respect to the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except as required or expressly authorized under the Agreement, (n) does not acquire obligations or securities of its partners, members or shareholders, (o) allocates fairly and reasonably shared expenses, including without limitation, any overhead for shared office space, (if any), (p) uses separate stationary, invoices and checks, (q) except as required or expressly authorized under the Agreement, does not and will not pledge its assets for the benefit of any Person other than Landlord or make any loans or advances to any other Person, (r) does and will correct any known misunderstanding regarding its separate identity, and (s) maintains adequate capital in light of its contemplated business operations. In addition, if such Person is a limited liability company, (i) the managing member shall be a corporation or limited liability company (or if a partnership, shall have as its sole general partner a corporation or limited liability company) that is a Single Purpose Entity whose organization documents shall comply with the standards and requirements for a Single Purpose Entity set by the Rating Agencies as of the date hereof applicable to such managing members, (ii) its Articles of Organization, Certificate of Formation and/or Operating Agreement, as applicable, shall provide that such entity will dissolve only upon the bankruptcy of the managing member, (iii) if such Person has more than one managing member, at least one member shall be a corporation or limited liability company that qualifies as a Single Purpose Entity and the Organization Documents shall provide that such Person shall continue (and not dissolve) for so long as a solvent managing member exists and (iv) such corporate member or limited liability company shall conform to the requirements hereof for Persons that are corporations or limited liability company. In addition, if such Person is a partnership, (a) all general partners of such Person shall be Single Purpose Entities whose organizational documents shall comply with the standards and requirements for a Single Purpose Entity set by the Rating Agencies as of the date hereof applicable to such general partners, (b) if such Person has more than one general partner, then the organization documents shall provide that such Person shall continue (and not dissolve) for so long as a solvent general partner exists. In addition, if such Person is a corporation, then at all times, (i) such Person shall have at least one Independent Director, and (ii) Board of Directors of such Person may not take any action relating to such Person’s bankruptcy, dissolution or status as a Single Purpose Entity without the unanimous affirmative vote of 100% of the members of the Board of Directors unless all of the directors, including the Independent Director shall have participated in such vote. In addition, such Person which is formed or organized solely for the purpose of holding, directly, the leasehold interest in the Leased Property (i) without the unanimous consent of all of the partners, directors or members, as applicable, has not and will not with respect to itself or any other single purpose entity that owns an interest in the Leased Property in which it has a direct or indirect legal or beneficial interest (a) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or other similar official for itself for all or any portion of its properties, or (b) take any action which might cause it to become insolvent, (ii) has held and will hold its assets in its own name, (iii) has and will maintain its financial statements, accounting records and other entity documents separate and apart from any other Person, and (iv) has not and will not identify its partners, members or shareholders or any of its affiliates of any of them as a division or part of it.

In addition to the foregoing, and consistent with the Single Purpose Entity requirements hereof, Tenant covenants and agrees that throughout the Term hereof, Tenant shall not voluntarily file or consent to the filing of a petition for bankruptcy, insolvency, reorganization, assignment for the benefit of creditors or similar proceedings under any federal or state bankruptcy, insolvency, reorganization or other similar law or otherwise seek any relief under any laws relating to the relief of debts or the protection of debtors generally, without the unanimous consent of its manager(s), and if Tenant is a partnership without the unanimous consent of its general partners (including the unanimous consent of the directors of the corporate general partners or shareholders as the case may be).

D-1

EXHIBIT “E”

Tenant Equity Ownership

E-1

EXHIBIT “F”

Property Expenses

The term “Property Expenses” shall mean for the requisite period the sum of the following items:

1.          the cost of operating the Leased Property incurred in accordance with this Agreement, including without limitation, compensation, fringe benefits, payroll taxes and other costs relating to employees of the Manager (the foregoing costs shall not include salaries and other employee costs of executive personnel of Tenant and/or the Manager who do not work at the Leased Property on a regular basis; except that the foregoing costs shall include the allocable portion of the salary and other employee costs of any accounting or other personnel (other than regional vice presidents or regional sales people) assigned to a “cluster” of seniors housing and/or assisted living and/or skilled nursing and/or similar use facilities which includes the Leased Property, to the extent provided for in the annual budget approved pursuant to Section 17.5 of the Agreement);

2.          departmental expenses incurred at departments within the Leased Property; administrative and general expenses; the cost of marketing incurred by the Leased Property; advertising and business promotion incurred by the Leased Property; heat, light, and power; software license fees and computer line charges at the Leased Property; all payments required under Section 4.5 of the Agreement (except that any amount paid by Tenant to the holder of any Facility Mortgage to pay principal or interest on the indebtedness secured by such Facility Mortgage shall be credited against the Rent and shall not be treated as a Property Expense);

3.          the cost of Inventories and P&E consumed in the operation of the Leased Property;

4.          a reasonable reserve for uncollectible accounts receivable as determined by the Tenant and/or Manager;

5.          to the extent provided for in the annual budget approved pursuant to Section 17.5 of the Agreement, all costs and fees of independent professionals or other third parties who are retained by Tenant and/or Manager to perform services required or permitted hereunder;

6.          to the extent provided for in the annual budget approved pursuant to Section 17.5 of the Agreement, all costs and fees of technical consultants and operational experts who are retained or employed by Tenant or Manager and/or their Affiliated Persons for specialized services (including, without limitation, quality assurance inspectors) and the cost of attendance by employees of the Leased Property at training and manpower development programs sponsored by Tenant and/or Manager;

7.          Additional Charges as referenced in Section 3.3 of the Agreement;

F-1

8.          Sales tax on Additional Charges that have not been collected by the Manager, to the extent there is a legal obligation to collect and remit such taxes under Applicable Laws.

9.          Payments made into the Reserve pursuant to Section 5.2 of the Agreement;

10.         The Management Fee (as described in the Management Agreement) paid to Manager, and management fees paid to any other approved manager and such other costs and expenses incurred by Manager or any approved manager as are specifically provided for elsewhere in the Management Agreement or under any approved management agreement or are otherwise reasonably necessary for the proper and efficient operating of the Leased Property, provided, however, it shall not include any Incentive Fees or incentive fill-up fees paid to the Manager pursuant to the terms of the Management Agreement;

11.         Costs and expenses incurred by the Expert in performing its duties under Section 21.17 of this Agreement.

12.         Any reimbursements or expenses of the Manager paid or payable by Tenant under the Management Agreement, including travel expenses.

13.         All other costs and expenses treated as Property Expense under this Agreement or as Facility Expenses under the Management Agreement, or included in the annual budget that was approved pursuant to Section 17.5 of this Agreement.

14.         The term “Property Expenses” shall not include (a) debt service payments pursuant to any Facility Mortgage, (b) except as otherwise provided in the Agreement, payments for Tenant’s Personal Property, (c) the Minimum Rent payable under the Agreement, (d) any other indebtedness of Tenant, (e) any employee claim which is not covered by insurance and where the basis of such employee claim is conduct by Tenant or its manager which is (i) a substantial violation of the standards of responsible labor relations as generally practiced by prudent owners or operators of operations similar to the Facility in the state in which the Facility is situated, and (ii) not the isolated act of individual employees, but rather is a direct result of corporate policies of Tenant or any manager or (f) any and all costs related to the Excluded Businesses. Any dispute between Landlord and Tenant as to whether or not certain conduct by Tenant or Manager is not in accordance with the aforesaid standards shall be resolved by the Expert pursuant to Section 21.17 of the Agreement. Neither revenues from the Facility, nor any disbursement from the Reserve shall be used by Tenant to pay the amounts not constituting Property Expenses under clauses 13(b), (c), (d), (e) or (f) above.

Notwithstanding the foregoing definition of “Property Expenses,” the financial and other informational reports and statements to be provided pursuant to the Lease may be provided by Tenant consistent with Tenant’s standard information reporting practices, provided that any omitted or varying item under such practices is identified and separately scheduled as adjustments if necessary to determine any financial or economic amount relevant to the Lease or if otherwise requested in writing by Landlord.

F-2

EXHIBIT “G”

Initial Landlord P&E

G-1

EXHIBIT “H”

Initial Tenant Personal Property

NONE

EXHIBIT “I”

LANDLORD ORGANIZATIONAL CHART

EXHIBIT “J”

OTHER REPORTING REQUIREMENTS

In addition to other reports and notices required by the Lease, and without limiting or amending any provision of the Lease requiring similar information to be provided by Tenant, Tenant shall provide the following reports and information to Landlord as indicated:

A.	Debt and Commitment Reporting Requirements.

1.           Quarterly evidence of covenant compliance for all loans/commitments — to be delivered as soon as available but in no event later than 45 days after quarter end.

2.           Quarterly schedule of all loans including interest rate, principal amounts, maturity dates and lender name — to be delivered as soon as available but in no event later than 45 days after quarter end.

3.           Annual Debt Maturity Schedule — to be delivered as soon as available but in no event later than 90 days after fiscal year end Other Documents.

B.	Other Documents.

1.           Evidence of annual (or other periodic renewal in compliance with Applicable Laws) renewal of required Permits and approvals necessary to operate the Facility for its Permitted Use.

2.           Copies of all Management correspondence as well as adjustments made by management and those made at the advice of an Independent Auditor all to be delivered as within five (5) Business Days of Tenant’s receipt.

3.           Semi-annual updates upon request of Landlord to the “Operator Profile” developed and provided by Landlord.

4.           To the extent not otherwise provided under the Lease, copies of all State and Federal Health Survey Reports for the Facility within five (5) Business Days of Tenant’s receipt.

5.           Monthly (delivered with ten (10) Business Days of the close of the applicable Accounting Period) management reports showing the number of inquiries, rental applications received, deposits and entrance fees received, and an accounting of all security deposits for the applicable Accounting Period.

               C.           Documents to be Delivered in the Event of Default. Upon the occurrence of an Event of Default, the Tenant shall provide the reports and information immediately upon the occurrence of such Event of Default:

1.          Security deposit report (including all resident names and date of move-in) with a monthly update.

2.          Report accounting for all resident trust funds, including trust fund deposit bank accounts.

3.          Schedule and copies of any equipment, leases and financings.

4.          Schedule of all utility providers and utility deposits.

5.          List of all rent concessions.

6.          Copy of each private pay resident’s occupancy agreement and each Facility’s form of agreement.

7.          Schedule of employee vacation and sick days.

8.          Employee policies and procedures handbook, including employee benefits.

Exhibit “K”

Management Agreement

Exhibit “L”

Collateral Assignment of Management Agreement

Exhibit “M”

Collateral Assignment of Leased Intangible Property

Exhibit “N”

Pledge of Assets

Exhibit “O”

Collateral Assignment of Revenues

Exhibit “P”

Initial Entrance Fee Units

None.

Exhibit “Q”

Limited Guaranty

Exhibit “R”

EXCLUDED BUSINESS RENTAL TERMS

Square Feet: 2,424 square feet

Lease Term: 5 year lease term

Option: One 5 year option at 3% over last year’s rent

Rent: Year 1 Rent: $15.00 p/sf, gross per year, increasing each year by 3%

Tenant Improvements: No tenant improvements – funded by tenant

Tenant shall receive one month free rent during each year of the Lease

SCHEDULE 2.5

Termination Fee

Accounting Year	Amount
1	$1,150,000
2	$1,100,000
3	$1,050,000
4	$1,000,000
5	$875,000
6	$1,500,000
7	$1,250,000
8	$1,000,000
9	$750,000
10	$500,000

SCHEDULE 9.1

None.